     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998

                                                      REGISTRATION NO. 333-51819
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                ATLAS AIR, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             4731                            84-1207329
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                               538 COMMONS DRIVE
                             GOLDEN, COLORADO 80401
                                 (303) 526-5050
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                               RICHARD H. SHUYLER
                 EXECUTIVE VICE PRESIDENT -- STRATEGIC PLANNING
                                 AND TREASURER
                                ATLAS AIR, INC.
                               538 COMMONS DRIVE
                             GOLDEN, COLORADO 80401
                                 (303) 526-5050
      (Name, Address, including Zip Code, and Telephone Number, including
                        Area Code, of Agent for Service)

                                with a copy to:

                            STEPHEN A. GREENE, ESQ.
                            CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                                ATLAS AIR, INC.

           OFFER TO EXCHANGE PASS THROUGH CERTIFICATES SERIES 1998-1,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
      FOR ANY AND ALL OUTSTANDING PASS THROUGH CERTIFICATES, SERIES 1998-1

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON AUGUST 1, 1998, UNLESS EXTENDED.

     Pass Through Certificates, Series 1998-1 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal principal amount of outstanding Pass Through Certificates, Series 1998-1 (the "Old Certificates"), of which $538,915,000 aggregate principal amount is outstanding as of the date hereof. The New Certificates and the Old Certificates are collectively referred to herein as the "Certificates."

     Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be August 1, 1998 (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date") will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by Atlas Air, Inc. ("Atlas" or the "Company") and to the terms of the Registration Rights Agreement (as defined herein). Old Certificates may be tendered only in integral multiples of $1,000. See "The Exchange Offer."

     The New Certificates will be entitled to the benefits of the same Pass Through Trust Agreements (as defined herein) which govern the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates do not contain terms with respect to the interest rate step-up provisions and the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of New Certificates."

     Each Certificate represents a fractional undivided interest in one of the three Atlas Air 1998-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust" and the "Class C Trust", collectively, the "Trusts") formed pursuant to three separate pass through trust agreements (the "Pass Through Trust Agreements") between Atlas and Wilmington Trust Company (the "Trustee"), as trustee under each Trust. Pursuant to an Intercreditor Agreement (as defined herein), (i) the Certificates of the Class B Trust are subordinated in right of payment to the Certificates of the Class A Trust, and (ii) the Certificates of the Class C Trust are subordinated in right of payment to the Certificates of the Class B Trust.
                                                        (continued on next page)
                            ------------------------

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS.
                            ------------------------

PASS THROUGH                                       FINAL EXPECTED
CERTIFICATES   PRINCIPAL AMOUNT   INTEREST RATE   DISTRIBUTION DATE
------------   ----------------   -------------   -----------------
 1998-1A         $300,254,000         7.38%        January 2, 2018
 1998-1B          115,481,000         7.68         January 2, 2014
 1998-1C          123,180,000         8.01         January 2, 2010
                 ------------
                 $538,915,000
                 ============

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS JUNE 24, 1998

(continued from cover page)

     The Trusts have been established for the purpose of acquiring equipment notes (the "Equipment Notes") expected to be issued in connection with the financing of all or a portion of the purchase price of five Boeing 747-400F freighter aircraft (collectively, the "Aircraft"), which are currently scheduled for delivery during the period July 1998 through December 1998, with the final delivery for purposes of purchase by the Trusts no later than June 30, 1999 (or later under certain circumstances) (the "Delivery Period"). See "Risk
Factors -- Risk Factors Relating to the Company and the Air Cargo
Industry -- Availability of 747-400 Aircraft Financing; Delivery Delays." The Equipment Notes will be issued, at the Company's option, either (i) on a non-recourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with separate leveraged lease transactions (collectively, the "Leased Aircraft") or (ii) on a recourse basis by Atlas in connection with separate secured loan transactions, in which case the applicable Aircraft will be owned by Atlas (collectively, the "Owned Aircraft").

     The cash proceeds of the offering of Old Certificates by each Trust were paid to First Security Bank, N.A. ("First Security"), as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement for the benefit of the holders of Certificates issued by such Trust (each, an "Escrow Agreement"). The Escrow Agent has deposited such cash proceeds (each, a "Deposit") with ABN AMRO Bank N.V., acting through its Chicago branch (the "Depositary"), in accordance with the Deposit Agreement relating to such Trust (each, a "Deposit Agreement"). Pursuant to each Deposit Agreement, the Depositary will pay for distribution to the holders of Certificates issued by each Trust on each semiannual distribution date an amount equal to interest accrued on such Certificates during the applicable interest period at the rate per annum applicable to such Certificates. Upon each delivery of an Aircraft, the Trustee for the Class A Trust, the Class B Trust and the Class C Trust will cause to be withdrawn from the Deposits relating to such Trust funds sufficient to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft.

     If an Aircraft is not delivered on the scheduled (or rescheduled) delivery date, the portion of the Deposits relating to such Aircraft, together with accrued interest thereon, shall be withdrawn and distributed to the Certificateholders upon not less than 15 days' notice, unless, subject to certain conditions, Atlas elects to extend such delivery date to a date not later than June 30, 1999 (or later under certain circumstances). If any funds remain as Deposits relating to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft (the "Delivery Period Termination Date"), such funds will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest thereon, to the Certificateholders (as defined herein) of such Trust after at least 15 days' prior notice. If such remaining Deposits with respect to all of the Trusts exceed $10 million (the "Par Redemption Amount"), such distribution will include a premium payable by Atlas equal to the Deposit Make-Whole Premium (as defined herein) with respect to the remaining Deposits applicable to such Trust in excess of such Trust's proportionate share of the Par Redemption Amount. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Equipment Notes to be acquired by the Class C Trust are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Certificates issued by the Class C Trust as compared to the other Certificates. In addition, notwithstanding the Par Redemption Amount limitation, if any Aircraft is not delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by Atlas' fault or negligence and no Substitute Aircraft (as defined herein) is provided in lieu of such Aircraft, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver in an amount equal to the maximum principal amount of Equipment Notes that could have been issued and acquired by such Trust with respect to such Aircraft in accordance with the Mandatory Economic Terms (as defined herein) and such unused Deposits shall not be included in the calculation of the Par Redemption Amount.

     The Equipment Notes in respect of each Aircraft will be issued in three series (the "Series A Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes"). In addition, Atlas may elect to issue a fourth series of Equipment Notes (the "Series D Equipment Notes") in connection with the financing of Owned Aircraft. Series D Equipment Notes will not be purchased by any of the Trusts and will be funded from other sources. The Class A Trust, the Class B Trust and the Class C Trust will purchase the series of Equipment Notes issued with respect to each Aircraft that has an interest rate equal to the interest rate applicable to the Certificates to be issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected distribution date applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, by an assignment of the lease relating thereto, including the right to receive rentals payable with respect to such Leased Aircraft by Atlas. Although neither the Certificates nor the Equipment Notes issued with respect to the Leased Aircraft will be direct obligations of, or guaranteed by, Atlas, the amounts unconditionally payable by Atlas for lease of the Leased Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes issued with respect to the Leased Aircraft. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Atlas.

     All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust, payable on January 2 and July 2 of each year (each, a "Regular Distribution Date"), commencing on the first such date to occur after initial issuance thereof. The Deposits relating to each Trust will accrue interest at the applicable rate per annum for the Certificates issued by such Trust, payable on January 2 and July 2 of each year, commencing on July 2, 1998, until the Deposits have been fully withdrawn. The scheduled payments of interest on the Equipment Notes and on the Deposits with respect to each Trust, taken together, will be sufficient to pay an amount equal to accrued interest on the outstanding Certificates issued by such Trust at the rate per annum applicable thereto. Such interest will be distributed to Certificateholders of such Trust on each such date, subject, in the case of interest payments made pursuant to the Equipment Notes, to the Intercreditor Agreement. See "Description of the Equipment Notes -- General" and " -- Principal and Interest Payments."

     Scheduled principal payments on the Equipment Notes held in each Trust will be passed through to the Certificateholders of each such Trust on January 2 and July 2 in certain years, commencing on January 2, 1999. Such payments will be made, subject to certain adjustments, in accordance with the principal repayment schedule set forth below under "Description of the New Certificates -- Pool Factors," in each case subject to the Intercreditor Agreement.

     On the earlier of (i) the first Business Day (as defined herein) after June 30, 1999 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event (as defined herein) (such Business Day, the "Transfer Date"), each of the Trusts established at the time of the original issuance of the Certificates (the "Original Trusts") will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms (each, a "Successor Trust"). The institution acting as Trustee of each of the Original Trusts (each, an "Original Trustee") will also act as Trustee of the corresponding Successor Trust (each, a "New Trustee"), and each New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall apply to the Original Trusts until the effectiveness of such transfer, assignment and assumption and, thereafter shall apply to the Successor Trusts.

     Each Class of New Certificates will be represented by a single, permanent global Certificate in fully registered form and will be deposited with the Trustee as custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in the permanent global Certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989) (the "Exxon Capital Letter"), Morgan Stanley & Co.

Incorporated, SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (the "Shearman & Sterling Letter") (collectively, the "Exchange Offer No-Action Letters"), the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates and, with respect to holders of New Certificates of the Class C Trust, such holders will not transfer such New Certificates in an aggregate principal amount of less than $100,000. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. In addition by tendering the Old Certificates of the Class C Trust in exchange for New Certificates of the Class C Trust, such holder will represent to the Company that it will not transfer such New Certificates in an aggregate principal amount of less than $100,000. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer or with respect to a holder of New Certificates of the Class C Trust, transfer such New Certificates in an aggregate principal amount of less than $100,000, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.

     The Company will not receive any proceeds from this offering. The Company has agreed to pay the expenses of the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

     Prior to this Exchange Offer, there has been no public market for the Old Certificates or New Certificates. If such a market were to develop, the New Certificates could trade at prices that may be higher or lower than their principal amount. Neither Atlas nor any Trust has applied or intends to apply for listing of the New Certificates on any national securities exchange or for quotation of the New Certificates through the National Association of Securities Dealers Automated Quotation System. One or more of Morgan Stanley & Co. Incorporated, BT Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Goldman, Sachs & Co. (collectively, the "Initial Purchasers") have previously made a market in the Old Certificates and Atlas has been advised that one or more of the Initial Purchasers presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers is obligated, however, to make a market in the Old Certificates or the New Certificates and any such market making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market prices and liquidity of the New Certificates may be adversely affected. See "Risk Factors -- Risks Relating to the New Certificates -- Absence of a Public Market for the Certificates."

                           FORWARD-LOOKING STATEMENTS

     To the extent that any of the statements contained herein relating to the Company's expectations, assumptions and other Company matters are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with: worldwide business and economic conditions; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; normalized aircraft operating costs and reliability; management of growth; the continued productivity of its workforce; dependence on key personnel; and regulatory matters.

                        AVAILABLE INFORMATION FOR ATLAS

     Atlas is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Such reports and other information concerning Atlas may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1228, Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, Atlas' common stock is traded on the New York Stock Exchange and reports, proxy statements and other information concerning Atlas may be inspected and copied at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-Q for the three months ended March 31, 1998 are hereby incorporated in this Prospectus by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request, a copy of any and all of the documents incorporated in this Prospectus by reference, other than exhibits to such documents not incorporated by reference therein. Requests for such copies should be directed to Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401 Attention: Chief Financial Officer (telephone (303) 526-5050).

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Risk Factors................................................    1
The Exchange Offer..........................................    9
Selected Financial and Operating Data.......................   16
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   18
Business....................................................   31
Management..................................................   41
Summary of Terms of the New Certificates....................   43
Description of the New Certificates.........................   43
Description of the Deposit Agreements.......................   59
Description of the Escrow Agreements........................   61
Description of the Liquidity Facilities.....................   61
Description of the Intercreditor Agreement..................   66
Description of the Aircraft and the Appraisals..............   70
Description of the Equipment Notes..........................   72
Certain U.S. Federal Income Tax Consequences................   87
Certain Delaware Taxes......................................   91
ERISA Considerations........................................   92
Legal Matters...............................................   94
Experts.....................................................   94
Index to Consolidated Financial Statements..................  F-1

                                  RISK FACTORS

     Unless the context otherwise requires, references to the "Company" or "Atlas" shall mean Atlas Air, Inc., a Delaware corporation, and its subsidiaries. In addition, references made in this Prospectus to "747-400 aircraft" means the Boeing 747-400F freighter aircraft.

     HOLDERS OF OLD CERTIFICATES SHOULD CAREFULLY REVIEW THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND SHOULD PARTICULARLY CONSIDER THE FOLLOWING MATTERS. THE RISK FACTORS SET FORTH BELOW (OTHER THAN "-- RISK FACTORS RELATING TO THE CERTIFICATES -- CONSEQUENCES OF FAILURE TO EXCHANGE") ARE GENERALLY APPLICABLE TO THE OLD CERTIFICATES AS WELL AS THE NEW CERTIFICATES.

RISK FACTORS RELATING TO THE COMPANY AND THE AIR CARGO INDUSTRY

  Availability of 747-400 Aircraft Financing; Delivery Delays

     On June 9, 1997, the Company entered into an agreement with The Boeing Company ("Boeing") to purchase 10 new 747-400 freighter aircraft to be powered by engines acquired from General Electric Company ("GE"), with options to purchase up to 10 additional 747-400 aircraft (the "Boeing Purchase Agreement"). The aggregate value of the 10 747-400 aircraft, four installed engines per aircraft and five spare engines, based on list prices, is approximately $1.7 billion. In February 1998, the Company completed an offering of $538.9 million of enhanced equipment trust certificates that are the subject of this Exchange Offer, the proceeds of which were deposited with the Escrow Agent to be used to finance a portion of the acquisition cost of the first five of the 10 747-400 aircraft scheduled to be delivered during the period July 1998 through December 1998. While the Company currently anticipates that it will be able to obtain the necessary financing on a timely basis to pay the total purchase price for the remaining 747-400 aircraft to be acquired, there can be no assurance that the Company will be able to obtain sufficient financing or, if such financing is available, that it will be available on commercially reasonable terms. A recent decision of the United States District Court for the District of Colorado (in which state the Company's headquarters are located) raises questions concerning the ability of lenders and lessors under certain types of aircraft equipment financing arrangements to exercise special remedies under bankruptcy law against a bankrupt air carrier, which decision if not reversed or modified could increase the cost of the Company's future aircraft financing arrangements. If the Company is unable to obtain sufficient financing, the Company could be required to modify its expansion plans, incur higher than anticipated financing costs or incur various penalty payments under the Boeing Purchase Agreement, which could have a material adverse effect on the Company. Due to production problems at Boeing, some of the 1998 delivery positions of the 747-400 aircraft may be delayed up to 60 days. While Boeing has agreed to compensate the Company for delays in delivery of the 747-400 aircraft pursuant to the Boeing Purchase Agreement, any further delays could adversely impact the Company's ability to initiate service with prospective customers in a timely fashion.

  Competition

     The market for air cargo services is highly competitive. A number of airlines currently provide services for themselves and for others, similar to the services offered by the Company, and new airlines may be formed that would also compete with the Company. Such airlines may have substantially greater financial resources than the Company. The Company believes that the most important bases for competition in the air cargo business are the range, payload and cubic capacities of the aircraft and the price, flexibility, quality and reliability of the cargo transportation service. The Company provides reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that the Company supply aircraft, crew, maintenance and insurance (the "ACMI Contracts"). The ability of the Company to achieve its strategic plan depends upon its success in convincing major international airlines that outsourcing some portion of their air cargo business remains more cost-effective than undertaking cargo operations with their own incremental capacity and resources and the ability of the Company to obtain higher ACMI Contract rates in connection with the 747-400 aircraft compared to those currently obtained in connection with existing 747-200 aircraft.

  Dependence on Significant Customers; Geographic Concentration

     In 1997, China Airlines Ltd. ("China Airlines"), Fast Air Carrier, S.A. ("Fast Air") and Lufthansa Cargo AG ("Lufthansa") accounted for approximately 34%, 11% and 8%, respectively, of the Company's total operating revenues. The Company believes that its relationships with its customers are mutually satisfactory, as evidenced by the fact that in the last three years it has renewed twelve ACMI Contracts with customers including China Airlines and KLM Royal Dutch Airlines ("KLM"), and entered into nine new ACMI Contracts with its existing customers. However, there can be no assurance that any of these agreements will be renewed upon their expiration. The scheduled termination dates for the current ACMI Contracts range from 1998 to 2002. See
"Business -- ACMI Contracts." The failure to renew any of these agreements, or the renewal of any of these agreements on terms less favorable to the Company, could have a material adverse effect on the Company. Additionally, the Company has concentrated a significant percentage of its resources in routes between the United States and Asia and the Pacific Rim and between Europe and Asia and the Pacific Rim. Any economic decline or any military or political disturbance in these areas of the world might prevent or interfere with the Company's ability to provide service to its Asian and Pacific Rim destinations and could have a material adverse effect on the Company. The Company has not experienced any adverse impact on its business resulting from the current turmoil in the Asian financial markets; however, there can be no assurance that continuation of the turmoil in the Asian financial markets could not have an adverse impact on air cargo market growth generally, which could adversely affect the Company's ability to obtain new ACMI Contracts or to renew existing ACMI Contracts.

  Operations Dependent upon Limited Fleet

     The Boeing 747-200 aircraft in the existing fleet are typically dedicated by the Company to the service of one or more ACMI Contracts. Although the Company typically utilizes spare aircraft, in the event one or more of the Company's aircraft were to be lost or out of service for an extended period of time, the Company may have difficulty fulfilling its obligations under one or more of its ACMI Contracts. While the Company believes that its insurance coverage is sufficient to cover the replacement cost of an aircraft, there can be no assurance that suitable replacement aircraft could be located or that, if located, the Company could contract for the services of such an aircraft without undertaking substantial costs therefor. While the Company carries aircraft hull physical damage and third party liability insurance, any extended interruption of the Company's operations due to the loss of an aircraft could have a material adverse effect on the Company.

  Utilization of Future Aircraft

     The Company has not yet obtained a long-term ACMI Contract to be serviced by the one Boeing 747-200 aircraft owned but not yet fully modified from passenger to freighter configuration or for the 747-400 aircraft scheduled to be delivered commencing in July 1998. See "-- Availability of 747-400 Aircraft Financing; Delivery Delays." Although the Company intends to have a new long-term ACMI Contract in place for the aircraft not yet converted from passenger to freighter configuration by the time it is placed in service, to the extent arrangements for such a contract have not been made at such time, the Company would seek other revenue opportunities for such aircraft which it believes are generally available, although there can be no assurance that such opportunities will be available at such time. The failure to generate adequate revenue from new aircraft pending the entering into of ACMI Contracts, or the failure to secure ACMI Contracts for such aircraft as well as the aircraft currently in service in the Company's fleet, could have a material adverse effect on the Company. See "Business -- Aircraft."

  Aging Aircraft

     The Company's fleet currently consists of 18 Boeing 747-200 aircraft and one passenger aircraft currently undergoing conversion to freighter configuration, all of which were manufactured between 1974 and 1986. Manufacturer Service Bulletins ("Service Bulletins") and the Federal Aviation Administration's ("FAA") Airworthiness Directives ("Directives") issued under its "Aging Aircraft" program cause Boeing 747-200 aircraft operators to be subject to extensive aircraft examinations and require Boeing 747-200 aircraft to undergo structural inspections and modifications to address problems of corrosion and structural fatigue at specified times. For instance, in November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Eleven of the Company's Boeing 747-200 aircraft will have to be brought into compliance with such Directives within the next three years at an estimated aggregate cost of approximately $5.5 million. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. It is possible that additional Service Bulletins or Directives applicable to the types of aircraft or engines included in the Company's fleet could be issued in the future. The cost of compliance with Directives and of following Service Bulletins cannot currently be estimated, but could be substantial.

  Employee Relations

     The Company believes it operates with lower incremental personnel costs than many established international airlines and cargo carriers, principally due to the flexibility and high productivity of its workforce, arising in part as a result of the Company's emphasis on providing financial incentives to its personnel that are focused on the Company's financial performance rather than on base wages. The Company's employees are not currently subject to a collective bargaining agreement; however, many airline industry employees are subject to such agreements and the Company's employees have been solicited from time to time by union representatives seeking to organize them, the most recent solicitation having resulted in the Atlas pilots rejecting representation by the Air Line Pilots Association ("ALPA") on January 27, 1998. There can be no assurance that the Company's employees will not become subject to a collective bargaining agreement and the extent to which, if any, such collective bargaining agreement may adversely impact the Company's operations or cost structure.

  Regulatory Matters

     Under the Federal Aviation Act of 1958, as amended and recodified (the "Aviation Act"), the Department of Transportation ("DOT") and the FAA exercise regulatory authority over the Company. The Company has obtained the necessary authority to conduct flight operations, including a Certificate of Public Convenience and Necessity from the DOT and an Air Carrier Operating Certificate from the FAA; however, the continuation of such authority is subject to continued compliance by the Company with applicable statutes, rules and regulations pertaining to the airline industry, including any new rules and regulations that may be adopted in the future. All air carriers are subject to the strict scrutiny and inspection by FAA officials and to the imposition of new regulatory requirements that can negatively affect their operations. DOT and FAA approval is required for each of the Company's long-term ACMI Contracts. In addition, FAA approval is required for each of the Company's short-term seasonal ACMI Contracts. In order to provide service to foreign points, the Company must also obtain permission for such operations from the applicable foreign governments and certain airport authorities. See "Business -- Governmental Regulation." In addition, DOT regulates the transportation of hazardous materials by air cargo carriers. Although customers are required to label shipments that contain hazardous materials, customers may not inform the Company when their cargo includes hazardous materials. Although the Company has never had such an incident, the transportation of unmanifested hazardous materials could result in fines, penalties, banning hazardous materials from Company aircraft for a period of time, possible damage to the Company's aircraft or other liability.

  Control by Principal Stockholder

     Michael A. Chowdry, the founder, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, beneficially owns approximately 59.1% of the outstanding common stock of the Company. As a result, Mr. Chowdry will be able to direct and control the policies of the Company, including the election of directors, and mergers, sales of assets and other such transactions.

  Dependence upon Key Management Personnel

     The Company believes that its success in acquiring ACMI Contracts and managing its operations will depend substantially upon the continued services of certain of the present executive officers of the Company. The loss of the services of any of such persons could have a material adverse effect on the Company. The Company has employment agreements with such officers, which are generally terminable at any time by either party.

  Seasonality of Customers' Cargo Operations

     The cargo operations of the Company's airline customers are seasonal in nature, with peak activity traditionally in the second half of the year, and with a significant decline occurring in the first quarter. As a result, the Company's revenues typically decline in the first quarter of the year as its minimum contractual aircraft utilization level temporarily decreases. The Company's ACMI Contracts typically allow the Company's customers to cancel a maximum of 5% of the guaranteed hours of aircraft utilization over the course of a year. The Company's customers most often exercise such cancellation options early in the first quarter of the year, when the demand for air cargo capacity has been historically low or following the seasonal holiday peak in the latter part of the fourth quarter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISK FACTORS RELATING TO THE NEW CERTIFICATES

  Consequences of Failure to Exchange

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

  Appraisals and Realizable Value of Aircraft

     Appraisals in respect of the Aircraft (without physical inspection thereof) have been prepared by Aircraft Information Services, Inc. ("AISI"), Aviation Solutions, Inc. ("AvS") and Morton Beyer & Agnew ("MBA", and together with AISI and AvS referred to as the "Appraisers"). According to the appraisals of the three firms, the Aircraft had an aggregate appraised value of $863,180,000, $769,890,000 and $790,395,000, respectively, dated as of January 23, 1998,
December 5, 1997, and January 14, 1998, respectively. See "Description of the Aircraft and the Appraisals." The appraised value of each Aircraft and, accordingly, the initial aggregate Aircraft value as referred to herein, is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers and projected as of the scheduled delivery month of such Aircraft. Such aggregate appraised values also assume depreciation of approximately 2% of the initial appraised value for Aircraft delivered more than one year prior to the scheduled Delivery Period Termination Date (although no assurance can be given as to the actual market value rate of depreciation, which may differ from 2% during such period). Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals of the Appraisers. However, an appraisal is only an estimate of value and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Pass Through Trust Agreement and the applicable Indenture would be sufficient to satisfy in full payments due on the Certificates.

  Priority of Distributions; Subordination

     Certain provisions of the Intercreditor Agreement, which provides for the subordination of the Class B Certificates to the Class A Certificates and the subordination of the Class C Certificates to the Class B Certificates, and if Class D Certificates have been issued, the subordination of the Class D Certificates to the Class C Certificates, may result in the holders of the subordinated Classes of Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note or a Triggering Event, even if all of the Equipment Notes eventually are paid in full.

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent (as defined herein) and the Liquidity Providers (as defined herein) are parties, on each Distribution Date, so long as no Triggering Event shall have occurred, all payments in respect of Equipment Notes received by the Subordination Agent will be distributed in the following order: (1) to the Liquidity Providers to the extent required to pay certain Liquidity Obligations;
(2) to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; (5) if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates; and (6) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder, (3) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; (5) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; and (6) if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates.

     Accordingly, the priority of distributions after a payment default under any Equipment Note or a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining New Certificates because such New Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of New Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     Payments in respect of the Deposits are not subject to the subordination provisions of the Intercreditor Agreement.

  Control over Collateral; Sale of Collateral

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Providers have agreed that, with respect to any Indenture at any given time, the Loan Trustee (as defined herein) will be directed (a) in taking, or refraining from taking, any action thereunder, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder as long as no Indenture Default (as defined herein) has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies under such Indenture (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing under such Indenture, by the Controlling Party (as defined herein). See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility (as defined herein) shall have been drawn (for any reason other than a Downgrade Drawing (as defined herein) or a Non-Extension Drawing (as defined herein)) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity

Providers with at least a majority of the unreimbursed Liquidity Obligations will have the right to elect to become the Controlling Party with respect to such Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates, to exercise their voting rights as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment
Notes -- Remedies."

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions described in the last sentence of this paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Owner Trustee (as defined herein), any Owner Participant (as defined herein) or any Trustee. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Atlas, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price (as defined herein) for such Aircraft or such Equipment Notes, and (b) with respect to each Aircraft, the amount and payment dates of rentals payable by Atlas under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Atlas under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes issued under such Indenture as the discount rate.

     The Equipment Notes will not be cross-collateralized (except in certain cases, if any, where the related Owner Participant and Atlas shall agree to cross-collateralization) and, consequently, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.

  Owner Participant; Revisions to Agreements

     Atlas plans to seek commitments of one or more companies to act as the Owner Participant with respect to leveraged leases for the Aircraft. Atlas may select one or more Owner Participants for some or all of the Aircraft or finance such Aircraft as Owned Aircraft rather than Leased Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement (as defined herein), the Lease and the Leased Aircraft Indenture (as defined herein) that are contemplated by the Note Purchase Agreement (as defined herein), so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this Prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Atlas is obligated (i) to certify to the Trustee that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency (as defined herein) that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes."

     Each Owner Participant will have the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

  Ratings of the Certificates

     It was a condition to the issuance of the Old Certificates that the Class A Certificates be rated A3 by Moody's Investors Services, Inc. ("Moody's"), AA- by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's"), and AA- by Fitch IBCA, Inc. ("Fitch") (each of

Moody's, Standard & Poor's and Fitch being referred to herein as a "Rating Agency"), the Class B Certificates be rated Baa3 by Moody's, A- by Standard & Poor's and A- by Fitch and the Class C Certificates be rated Ba3 by Moody's, BBB- by Standard & Poor's and BBB- by Fitch. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Atlas, the Depositary or a Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates and of the Class C Certificates to the Class B Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the property of a Trust (the "Trust Property") and escrow receipts initially representing undivided interests in certain rights to $538,915,000 of Deposits (the "Escrow Receipts"). Amounts deposited under the Escrow Agreements are not property of Atlas and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

     Atlas' ability to pay any premium due upon distribution of Deposits not used to acquire Equipment Notes during the Delivery Period has not been rated by either of the Rating Agencies.

  Unused Deposits

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to Boeing's right to postpone deliveries under its agreement with Atlas. Boeing has recently announced that it is experiencing delays in deliveries of Aircraft, and the current delivery schedule for the Aircraft described in this Prospectus reflects adjustments made by Boeing as a result of such delays. See "Description of the Aircraft and Appraisals -- Deliveries of Aircraft." Atlas cannot predict whether further adjustments in such schedule will be required. Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. In addition, Atlas' obligations under the predelivery deposit facility are secured by Atlas' purchase agreement with Boeing relating to the Aircraft. Accordingly, if Atlas should breach its obligations secured thereby, the secured parties could exercise remedies and prevent delivery of Aircraft to Atlas. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust. In addition, if such remaining Deposits with respect to all of the Trusts exceed the Par Redemption Amount, such distribution will include a premium payable by Atlas equal to the Deposit Make-Whole Premium with respect to the remaining Deposits related to such Trust in excess of such Trust's proportionate share of the Par Redemption Amount. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C Certificates as compared to the other Certificates. In addition, notwithstanding the Par Redemption Amount limitation, if any Aircraft is not delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by Atlas' fault or negligence and no Substitute Aircraft is provided in lieu of such Aircraft, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver in an amount equal to the maximum principal amount of Equipment Notes that could have been issued and acquired by such Trust with respect to such Aircraft in accordance with the Mandatory Economic

Terms and such unused Deposits shall not be included in the calculation of the Par Redemption Amount. See "Description of the Deposit Agreements -- Unused Deposits; Prepayment of Deposits."

  Absence of a Public Market for the Certificates

     Prior to the Exchange Offer, there has been no public market for the Certificates and neither Atlas nor any Trust has applied or intends to apply for listing of the Certificates on any securities exchange or for quotation of the Certificates on the National Association of Security Dealers Automated Quotation System or otherwise. Atlas has been advised by the Initial Purchasers that each of them have made a market in the Old Certificates and intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. None of the Initial Purchasers are obligated, however, to make a market in the Old Certificates or the New Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of each Initial Purchaser. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

  General

     In connection with the issuance of the Old Certificates pursuant to a purchase agreement dated as of January 26, 1998, between the Company and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, the Company is obligated to use its best efforts (i) to file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates (except that the New Certificates would not contain terms with respect to transfer restrictions or interest rate increases) within 120 calendar days after February 9, 1998, the date the Old Certificates were issued (the "Issue Date") and (ii) to cause the Registration Statement to become effective within 60 days after filing of the Registration Statement. The Company will keep the Exchange Offer open for a period of not less than 30 calendar days after the date notice of the Exchange Offer is mailed to the holders of the Certificates. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of June 24, 1998. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent (as defined herein). The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates and with respect to holders of New Certificates of the Class C Trust, such holders will not transfer such New Certificates in an aggregate principal amount of less than $100,000. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that: (i) it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. In addition, by tendering the Old Certificates of the Class C Trust in exchange for New Certificates of the Class C Trust, such holder will represent to the Company that it will not transfer such New Certificates in an aggregate principal amount of less than $100,000. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer or with respect to a holder of New Certificates of the Class C Trust, transfer such New Certificates in an aggregate principal amount of less than $100,000, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.

     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit Atlas to effect the Exchange Offer, if the Registration Statement is not declared effective within 60 calendar days after the filing thereof with the Commission under certain circumstances or the Exchange Offer is not consummated within 30 days after the effectiveness of the Registration Statement under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Atlas will, in lieu of effecting the registration of the New Certificates pursuant to the Registration Statement and at no cost to the holders of Old Certificates, (a) as promptly as practicable, file with the Commission a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates,
(b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issue Date and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each a "Registration Event") occurs on or prior to the 180th calendar day following the Issue Date, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates shall be increased by 0.50% effective from and including August 9, 1998, to but excluding the date on which a Registration Event occurs. In the event that the Shelf Registration Statement ceases to be effective at any time, during the period the Company is required to keep such Shelf Registration Statement effective, for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to
do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk
Factors -- Risk Factors Relating to the New Certificates -- Consequences of Failure to Exchange."

  Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean August 1, 1998 (30 calendar days following the commencement of the Exchange Offer), unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by August 9, 1998, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See "-- General."

     In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

     The Company reserves the right (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

     The New Certificates will accrue interest at the applicable per annum rate for such Trust set forth on the cover page of this Prospectus, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. Interest on the New Certificates is payable on January 2 and July 2 of each year commencing upon the consummation of the Exchange Offer, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES

SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owners name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In, addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted validly tendered for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of

Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for, any Old Certificates and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, the Company determines that it is not permitted to effect the Exchange Offer, and the Company has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from affiliates of the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

         By Mail, Overnight Delivery:                             By Hand:
           Wilmington Trust Company                       Wilmington Trust Company
           1100 North Market Street                 1105 North Market Street, 1st Floor
       Wilmington, Delaware 19890-0001                   Wilmington, Delaware 19890
    Attention: Corporate Trust Operations          Attention: Corporate Trust Operations

                            Facsimile Transmission:
                                 (302) 651-1079

                             Confirm by Telephone:
                                 (302) 651-1562
                           Corporate Trust Operations

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                     SELECTED FINANCIAL AND OPERATING DATA

     The selected financial data presented below have been derived from the consolidated financial statements of the Company. The data for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 were derived from the Company's audited consolidated financial statements and related notes, and other financial information included herein. The data for the three months ended March 31, 1998 and 1997 were derived from the Company's unaudited consolidated financial statements, which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the information set forth herein. The results of operations for the interim periods presented are not indicative of the results that may be expected for the full year.

                                                                                              THREE MONTHS
                                                YEAR ENDED DECEMBER 31,                      ENDED MARCH 31,
                               ---------------------------------------------------------   -------------------
                                 1993        1994        1995        1996        1997        1997       1998
                               ---------   ---------   ---------   ---------   ---------   --------   --------
                               (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)        (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total operating revenues.....  $ 41,263    $102,979    $171,267    $315,659    $401,041    $ 82,049   $ 79,634
Operating expenses:
  Flight crew salaries and
    benefits.................     4,243       8,887      14,584      25,020      30,153       6,817      6,757
  Other flight-related
    expenses.................     7,844       9,270      12,361      27,404      28,784       6,366      6,519
  Maintenance................     8,052      24,517      42,574      84,305     123,820      23,328     20,521
  Aircraft and engine
    rentals..................     1,758      14,044      22,902      27,341      31,644       7,776      1,241
  Fuel and ground handling...     4,575       9,747       5,027      10,554      10,816       3,166      2,002
  Depreciation and
    amortization.............     5,647       7,451      14,793      25,515      42,945       9,477     12,230
  Other......................     8,698      15,169      16,352      27,457      49,777       7,977      8,821
  Write-off of capital
    investment and other.....        --          --          --          --      27,100          --         --
                               --------    --------    --------    --------    --------    --------   --------
Total operating expenses.....    40,817      89,085     128,593     227,596     345,039      64,907     58,091
                               --------    --------    --------    --------    --------    --------   --------
Operating income.............       446      13,894      42,674      88,063      56,002      17,142     21,543
Other income (expense):
  Interest income............       244         490       2,025       7,102       7,365       1,909      1,661
  Interest expense...........   (10,101)    (10,784)    (18,460)    (35,577)    (52,834)    (11,157)   (14,775)
                               --------    --------    --------    --------    --------    --------   --------
Total other income
  (expense)..................    (9,857)    (10,294)    (16,435)    (28,475)    (45,469)     (9,248)   (13,114)
                               --------    --------    --------    --------    --------    --------   --------
Income (loss) before income
  taxes......................    (9,411)      3,600      26,239      59,588      10,533       7,894      8,429
Income tax benefit
  (expense)..................     1,388         (14)     (8,408)    (21,750)     (3,844)     (2,881)    (3,119)
                               --------    --------    --------    --------    --------    --------   --------
Income (loss) before
  extraordinary item.........    (8,023)      3,586      17,831      37,838       6,689       5,013      5,310
Extraordinary item: Gain from
  extinguishment of debt, net
  of applicable taxes of
  $9,622(1)..................        --          --          --          --      16,740          --         --
                               --------    --------    --------    --------    --------    --------   --------
Net income (loss)............  $ (8,023)   $  3,586    $ 17,831    $ 37,838    $ 23,429    $  5,013   $  5,310
                               ========    ========    ========    ========    ========    ========   ========
OTHER DATA:
EBITDA(2)....................  $  6,093    $ 21,345    $ 57,467    $113,578    $127,608    $ 26,886   $ 33,921
Ratio of EBITDA to interest
  expense(2).................      0.60x       1.98x       3.11x       3.19x       2.42x       2.41x      2.30x
Ratio of earnings to fixed
  charges(3).................        --(4)     1.21x       1.86x       2.11x       1.30x       1.53x      1.00x
OPERATING DATA:
Total block hours flown(5)...     7,907      19,049      33,265      59,445      75,254      15,443     15,388
Revenue per block hour.......  $  5,219    $  5,406    $  5,149    $  5,310    $  5,329    $  5,313   $  5,175
EBITDA per block hour(2).....  $    771    $  1,121    $  1,728    $  1,911    $  1,696    $  1,740   $  2,204
Average aircraft
  operated(6)................       2.1         5.2         7.7        14.7        19.5        17.2       17.0
Total aircraft (at end of
  period)....................         3           6          10          17          17          18         17

                                                            DECEMBER 31,
                                       ------------------------------------------------------    MARCH 31,
                                         1993       1994       1995       1996        1997         1998
                                       --------   --------   --------   --------   ----------   -----------
                                                                  (IN THOUSANDS)                (UNAUDITED)
BALANCE SHEET DATA:
Cash, cash equivalents and short-term
  investments........................  $  6,198   $ 10,524   $ 96,990   $124,663   $  152,969   $   90,339
Net property and equipment...........   114,255    131,237    319,751    584,270    1,063,210    1,176,812
Total assets.........................   125,005    162,731    447,323    773,707    1,297,415    1,359,702
Total debt(7)........................   130,690    163,615    351,261    484,429      776,075      775,216
Deferred aircraft obligations........        --         --         --         --      163,167      225,936
Stockholders' equity (deficit).......   (19,339)   (15,753)    68,715    215,785      238,829      245,215

---------------

(1) In May 1997, the Company recognized an extraordinary gain, net of applicable taxes of $9,622, as a result of the extinguishment of a portion of the Company's debt.

(2) EBITDA represents income (loss) before income taxes, depreciation and amortization, and total other income (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997. EBITDA is not a recognized measure of performance under GAAP and should not be considered in isolation or as an alternative to, or more meaningful than, operating income or operating cash flows prepared in accordance with GAAP as an indicator of the Company's operating performance or liquidity. The Company believes that EBITDA may provide additional information about the Company's ability to meet its future requirements for debt service, capital expenditures and working capital. When evaluating EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in EBITDA, (ii) whether EBITDA has remained at positive levels historically and
    (iii) how EBITDA compares to levels of interest expense. Other companies may define EBITDA differently, and as a result, such measures may not be comparable to the Company's EBITDA.

(3) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997, and fixed charges (excluding capitalized interest for the period). Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by the Company to represent the interest portion of such payments).

(4) Earnings were insufficient to cover fixed charges by $9,411 for the year ended December 31, 1993.

(5) Total block hours flown for an aircraft represents the elapsed time from the moment the aircraft first moves at the point of origin to the time it comes to rest at its destination.

(6) Average aircraft operated represents the total number of aircraft operated during each day of a given period divided by the number of days in such period.

(7) The Certificates are not direct obligations of, or guaranteed by, the Company and therefore will not be included in the Company's consolidated financial statements. If, at delivery of an aircraft to which the Certificates relate, the Company does not enter into a leveraged lease transaction in connection with any such aircraft, the Company will take ownership of such aircraft and the corresponding Certificates will revert to a direct obligation of the Company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The cargo operations of the Company's airline customers are seasonal in nature, with peak activity occurring traditionally in the second half of the year, and with a significant decline occurring in the first quarter. This decline in cargo activity is largely due to the decrease in shipping that occurs following the December and January holiday seasons associated with the celebration of Christmas and the Chinese New Year. Certain of the Company's customers have, in the past, elected to use that period of the year to exercise their contractual options to cancel a limited number (generally not more than 5% per year) of guaranteed hours with the Company, and are expected to continue to do so in the future. As a result, the Company's revenues typically decline in the first quarter of the year as its contractual aircraft utilization level temporarily decreases. The Company seeks to schedule, to the extent possible, its major aircraft maintenance activities during this period to take advantage of any unutilized aircraft time.

     The aircraft acquisitions, lease arrangements and modification schedule are described in Note 6 of the Company's December 31, 1997 Consolidated Financial Statements. The timing of when an aircraft enters the Company's fleet can affect not only annual performance, but can make quarterly results vary, thereby affecting the comparability of operations from period to period.

     The tables below set forth selected financial and operating data for the first quarter of 1998 and the four quarters of the years ended December 31, 1997, 1996 and 1995 (dollars in thousands).

                                                                  1998
                                                                --------
                                                                  1ST
                                                                QUARTER
                                                                --------
Total operating revenues....................................    $ 79,634
Operating expenses..........................................      58,091
Operating income............................................      21,543
Other income (expense)......................................     (13,114)
Net income..................................................       5,310
Block hours.................................................      15,388
Average aircraft operated...................................        17.0
Operating margin............................................        27.1%

                                                                  1997
                                        ---------------------------------------------------------
                                                        4TH         3RD         2ND         1ST
                                        CUMULATIVE    QUARTER     QUARTER     QUARTER     QUARTER
                                        ----------    --------    --------    --------    -------
Total operating revenues..............   $401,041     $120,893    $104,197    $ 93,902    $82,049
Operating expenses....................    345,039       93,112      82,464     104,556     64,907
Operating income (loss)...............     56,002       27,781      21,733     (10,654)    17,142
Other income (expense)................    (45,469)     (13,383)    (11,930)    (10,908)    (9,248)
Net income............................     23,429        9,143       6,225       3,048      5,013
Block hours...........................     75,254       22,333      19,937      17,541     15,443
Average aircraft operated.............       19.5         20.9        20.4        19.5       17.2
Operating margin (deficit)............       14.0%        23.0%       20.9%      (11.4)%     20.9%

                                                                  1996
                                        ---------------------------------------------------------
                                                        4TH         3RD         2ND         1ST
                                        CUMULATIVE    QUARTER     QUARTER     QUARTER     QUARTER
                                        ----------    --------    --------    --------    -------
Total operating revenues..............   $315,659     $104,715    $ 79,681    $ 72,614    $58,649
Operating expenses....................    227,596       74,775      59,635      49,947     43,239
Operating income......................     88,063       29,940      20,046      22,667     15,410
Other income (expense)................    (28,475)      (8,569)     (7,207)     (6,982)    (5,717)
Net income............................     37,838       13,397       8,201      10,037      6,203
Block hours...........................     59,445       18,803      15,444      14,073     11,125
Average aircraft operated.............       14.7         18.4        15.4        14.0       10.8
Operating margin......................       27.9%        28.6%       25.2%       31.2%      26.3%

                                                                  1995
                                        ---------------------------------------------------------
                                                        4TH         3RD         2ND         1ST
                                        CUMULATIVE    QUARTER     QUARTER     QUARTER     QUARTER
                                        ----------    --------    --------    --------    -------
Total operating revenues..............   $171,267     $ 56,142    $ 47,769    $ 38,418    $28,938
Operating expenses....................    128,593       39,982      34,844      28,370     25,397
Operating income......................     42,674       16,160      12,925      10,048      3,541
Other income (expense)................    (16,435)      (4,014)     (4,805)     (4,287)    (3,330)
Net income............................     17,831        8,352       5,568       3,861         50
Block hours...........................     33,265       10,809       9,076       7,568      5,812
Average aircraft operated.............        7.7          9.4         8.2         6.9        6.1
Operating margin......................       24.9%        28.8%       27.1%       26.2%      12.2%

  Three Months Ended March 31, 1998 Compared to Three Months Ended March 31,
1997

     Operating Revenues and Results of Operations. Total operating revenues for the quarter ended March 31, 1998 decreased to $79.6 million from $82.0 million for the same period in 1997, or approximately 3%. The average number of aircraft in the Company's fleet during the first quarter of 1998 was 17.0 compared to
17.2 during the same period in 1997. Total block hours for the first quarter of 1998 were 15,388 compared to 15,443 for the same period in 1997, a decrease of less than 1%, principally reflecting the comparability in the size of the Company's fleet period over period. Revenue per block hour decreased by approximately 3% to $5,175 for the first quarter of 1998 compared to $5,313 for the first quarter of 1997. This was substantially due to the decrease in the volume of scheduled service operations period over period, for which the rate per block hour is higher due to additional operating costs borne by the Company under such arrangements. Scheduled service operations are performed on an ad hoc basis and are dependent upon excess availability of the Company's aircraft and customer demand.

     The Company's operating results improved by 26% from a $17.1 million operating profit for the first quarter of 1997 to an operating profit of $21.5 million for the first quarter of 1998. Results of operations were favorably impacted by lower maintenance costs due to the return of the five aircraft ( the "FedEx Aircraft") which the Company had leased from Federal Express Corporation ("FedEx") upon lease termination at the beginning of 1998. The FedEx Aircraft experienced significantly higher maintenance costs compared to the other aircraft in the Company's fleet. In addition, operating results improved due to the increase in the percentage of owned aircraft compared to leased aircraft in the Company's fleet period over period. Net income of $5.0 million for the first quarter of 1997 increased to a net income of $5.3 million for the first quarter of 1998.

     Operating Expenses. The Company's principal operating expenses include flight crew salaries and benefits; other flight-related expenses; maintenance; aircraft and engine rentals; fuel costs and ground handling; depreciation and amortization; and other expenses.

     Flight crew salaries and benefits include all such expenses for the Company's pilot work force. Flight crew salaries and benefits of $6.8 million in the first quarter of 1998 was comparable to the same period of 1997, due to the comparability in the number of aircraft in the Company's fleet and aircraft block hours. On a block hour basis, this expense declined by less than 1% to $439 per hour for the first quarter of 1998 from $441 per hour for the same period in 1997.

     Other flight-related expenses include hull and liability insurance on the Company's fleet of Boeing 747 aircraft, crew travel and meal expenses, initial and recurring crew training costs and other expenses necessary to conduct its flight operations.

     Other flight-related expenses increased slightly to $6.5 million in the first quarter of 1998 from $6.4 million in 1997, or approximately 2%, primarily due to the comparable fleet size. On a block hour basis, other flight-related expenses increased by approximately 3% to $424 per hour for the first quarter of 1998 from $412 per hour for the same period in 1997.

     Maintenance expenses include all expenses related to the upkeep of the aircraft, including maintenance, labor, parts, supplies and maintenance reserves. The costs of C Checks and engine overhauls not otherwise covered by maintenance reserves are capitalized as they are incurred and amortized over the life of the maintenance event. In addition, in January 1995 the Company contracted with KLM for a significant part of its regular maintenance operations and support on a fixed cost per flight hour basis. Effective October 1996, certain additional aircraft engines were accepted into the GE engine maintenance program, also on a fixed cost per flight hour basis, pursuant to a 10 year maintenance agreement.

     Maintenance expense decreased to $20.5 million in the first quarter of 1998 from $23.3 million in the same period of 1997, or approximately 12%, primarily due to the return of the FedEx Aircraft upon lease termination at the beginning of the first quarter of 1998. In addition, there were approximately $1.2 million of maintenance charges recorded in the first quarter of the year-earlier period associated with the return of two leased aircraft to the lessors. Excluding the one-time charges in the year-earlier period, on a block hour basis, maintenance expense decreased by 7% in the first quarter of 1998 compared to the first quarter of 1997.

     Aircraft and engine rentals include the cost of leasing aircraft and spare engines, as well as the cost of short-term engine leases required to replace engines removed from the Company's aircraft for either scheduled or unscheduled maintenance and any related short-term replacement aircraft lease costs.

     Aircraft and engine rentals were $1.2 million in the first quarter of 1998 compared to $7.8 million in the same period of 1997, or a decrease of approximately 84%. During the first quarter of 1998, the Company leased one aircraft as compared to the first quarter of 1997 in which the Company leased five aircraft. In addition, the Company did not incur any cost for engine rentals in the first quarter of 1998 due to the increase in spare engines over the year-earlier period.

     Because of the nature of the Company's ACMI contracts with its airline customers, under which the Company is responsible only for the ownership cost and maintenance of the aircraft and for supplying aircraft crews and insurance, the Company's airline customers bear all other operating expenses, including fuel and fuel servicing; marketing costs associated with obtaining cargo; airport cargo handling; landing fees; ground handling; aircraft push-back and de-icing services; and specific cargo and mail insurance. As a result, the Company incurs fuel and ground handling expenses only when it operates on its own behalf, either in scheduled services, for ad hoc charters or for ferry flights. Fuel expenses for the Company's non-ACMI contract services include both the direct cost of aircraft fuel as well as the cost of delivering fuel into the aircraft. Ground handling expenses for non-ACMI contract service include the costs associated with servicing the Company's aircraft at the various airports to which it operates as well as other direct flight related costs.

     Fuel and ground handling costs decreased by 37% to $2.0 million for the first quarter of 1998 from $3.2 million for the first quarter of 1997. This was primarily due to a 38% decrease in scheduled service, charter and other non-ACMI block hours to 379 block hours in the first quarter of 1998 from 614 block hours in the year-earlier period.

     Depreciation and amortization expense includes depreciation on aircraft, spare parts and ground equipment, and the amortization of capitalized major aircraft maintenance and engine overhauls.

     Depreciation and amortization expense increased to $12.2 million in the first quarter of 1998 from $9.5 million in the same period of 1997, or approximately 29%. This increase reflects the increase in owned aircraft and engines for the first quarter of 1998 over the same period in 1997.

     Other operating expenses include salaries, wages and benefits for all employees other than pilots; accounting and legal expenses; supplies; travel and meal expenses, excluding those of the aircraft crews; commissions; and other miscellaneous operating costs.

     Other operating expenses increased to $8.8 million in the first quarter of 1998 from $8.0 million in the same period of 1997, or approximately 11%, reflecting the increase in the Company's operations. On a block hour basis, these expenses increased to $573 per hour in the first quarter of 1998 from $517 per hour in the same period of 1997, or 11%. This increase in cost was due primarily to additional personnel and other resources necessary to properly manage the Company's increased operations and to prepare for the introduction of the 747-400 aircraft into the Company's fleet in the second half of 1998.

     Other Income (Expense). Other income (expense) consists of interest income and interest expense. Interest income decreased to $1.7 million in the first quarter of 1998 from $1.9 million in the same period of

1997, primarily due to the use of the Company's cash and cash equivalents and short-term investments for the purchase of aircraft and general corporate purposes. Interest expense increased to $14.8 million in the first quarter of 1998 from $11.2 million in the same period of 1997, or approximately 32%, resulting from the increase in financed flight equipment between these periods.

     Income Taxes. Pursuant to the provisions of the Financial Accounting Standards Board's (the "FASB") Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes," the Company has recorded a tax provision based on tax rates in effect during the period. Accordingly, the Company accrued taxes at the rate of 37.0% during the first quarter of 1998 and 36.5% during the first quarter of 1997. Due to significant capital costs, which are depreciated at an accelerated rate for tax purposes, a significant portion of the Company's tax provision in the first quarters of 1998 and 1997 is deferred.

  1997 Compared to 1996

     Operating Revenues and Results of Operations. Total operating revenues for the year ended December 31, 1997 increased to $401.0 million compared to $315.7 million for 1996, an increase of approximately 27%. The average number of aircraft in the Company's fleet during 1997 was 19.5 compared to 14.7 during 1996. Total block hours for 1997 were 75,254 compared to 59,445 for 1996, an increase of approximately 27%, principally reflecting the increase in the size of the Company's fleet. Revenue per block hour increased by approximately .4% to $5,329 for 1997 compared to $5,310 for 1996. The Company's operating results decreased from an $88.1 million operating profit in 1996 to a $56.0 million operating profit in 1997, primarily due to the largely non-cash charge to earnings of $27.1 million in the second quarter of 1997. The after-tax effect of this second quarter charge was substantially offset by the after-tax effect of the extraordinary gain on early extinguishment of debt in the same quarter of 1997. Net income of $37.8 million for 1996 declined to a net income of $23.4 million for 1997, primarily due to the increase in interest expense associated with the increase in aircraft in service year over year and the higher maintenance costs with respect to the aircraft sub-leased from FedEx.

     Operating levels increased during the second quarter of 1997 as a result of placing in service two additional aircraft upon completion of their respective cargo modifications by Boeing, one in March 1997 and one in May 1997. In addition, the Company placed in service the fifth FedEx aircraft in April 1997. In August 1997 and at the end of September 1997, the Company took delivery of the fifth and sixth Thai Aircraft (as defined herein), respectively, upon completion by Boeing of its modification to cargo configuration. At the end of 1997, the Company removed from revenue service the five aircraft sub-leased from FedEx in preparation for the return of these aircraft to FedEx in the first quarter of 1998, as provided for in the sub-leases.

     The Company's operating levels increased moderately during 1997 as a result of these aircraft acquisitions. Block hours increased from 15,443 in the first quarter of 1997 to 22,333 in the fourth quarter of 1997, reflecting the growth in the average fleet size from 17.2 aircraft to 20.9 aircraft for the two periods. Total operating revenue increased from $82.0 million in the first quarter to $120.9 million in the fourth quarter, representing slightly higher block hour rates for the fourth quarter compared to those of the first quarter of 1997, primarily due to the seasonality of the business of the Company's customers. The Company achieved $27.8 million operating income and $9.1 million net income in the fourth quarter of 1997, compared to $17.1 million operating income and $5.0 million net income in the first quarter of 1997.

     In the second quarter of 1997, the Company recorded a largely non-cash charge of $27.1 million to operating income. This charge included the write-off of the Company's remaining balance sheet investment in the five aircraft sub-leased from FedEx, as well as the establishment of certain reserves associated with costs necessary to return the aircraft in the first quarter of 1998 and other non-recurring items. Excluding this charge, operating income was $83.1 million for 1997 compared to $88.1 million for 1996, or a decrease of approximately 6%. There were an average of 4.4 aircraft sub-leased from FedEx operating in 1997 compared to an average of 1.7 aircraft sub-leased from FedEx operating in 1996. Maintenance costs with respect to the FedEx aircraft were substantially higher than for the rest of the Company's fleet. In addition, the Company incurred $1.2 million of costs in the first quarter of 1997 related to the return of two leased aircraft to their respective lessors. In the second quarter of 1997, the realization of an after-tax extraordinary gain of $16.7 million, resulting from the receipt of a prepayment incentive credit associated with the refinancing of approximately $228 million of indebtedness during the second quarter, for the most part offset the $17.2 million after-tax impact of the non-recurring charge discussed above.

     Operating Expenses. Flight crew salaries and benefits include all such expenses for the Company's pilot work force. Flight crew salaries and benefits increased to $30.2 million in 1997 compared to $25.0 million in 1996, due to increases in the number of aircraft in the Company's fleet and aircraft block hours. While actual expense increased by approximately 21% during 1997, on a block hour basis this expense declined by approximately 5% to $401 per block hour for 1997 from $421 per block hour for 1996. This reduction was due to increased efficiency in staffing levels and scheduling resulting from the increased level of operations.

     Other flight-related expenses increased to $28.8 million in 1997 compared to $27.4 million in 1996, or approximately 5%. The impact of the larger fleet size for 1997 compared to the prior year was partially offset by a reduction in the Company's aircraft hull and liability insurance rates based on its increased size and favorable operating history. As a result of this and other operating efficiencies, on a block hour basis, other flight-related expenses declined by approximately 17% to $383 per block hour for 1997 compared to $461 per block hour for 1996.

     Maintenance expense increased to $123.8 million in 1997 from $84.3 million in 1996, or approximately 47%, partially due to the increase in the Company's average fleet size and partially due to the higher maintenance costs with respect to the aircraft sub-leased from FedEx. On a block hour basis, maintenance expense increased year over year by approximately 16%, primarily due to higher maintenance costs associated with the aircraft sub-leased from FedEx.

     Aircraft and engine rentals were $31.6 million in 1997 compared to $27.3 million in 1996, or an increase of approximately 16%, of which approximately $2.6 million was due to higher lease rates in 1997 compared to 1996 and $3.1 million was due to an additional .5 aircraft leased in 1997 over 1996. This increase was partially offset by a $1.4 million decrease in engine rentals year over year, due to additional spare engines purchased by the Company in 1997.

     Fuel and ground handling costs increased to $10.8 million for 1997 compared to $10.6 million for 1996, or an increase of approximately 3%. This was due to higher fuel prices in 1997 compared to 1996, partially offset by the relative decrease in scheduled service, charter and other non-ACMI block hours to 1,787 block hours in 1997 from 2,042 block hours in 1996.

     Depreciation and amortization expense increased to $42.9 million in 1997 from $25.5 million in 1996, or approximately 68%. This increase reflected an increase of approximately 50% in owned aircraft, an approximate two-fold increase in owned spare engines and an increase of approximately 100% in spare parts for 1997 over 1996. In addition, Other Revenues include $1.5 million of depreciation for 1997, associated with the net lease of two owned aircraft which were in passenger configuration.

     Other operating expenses increased to $49.8 million in 1997 from $27.5 million in 1996, or approximately 81%, reflecting the increase in the Company's operations. On a block hour basis, these expenses increased to $661 per block hour in 1997 from $462 per block hour in 1996, or approximately 43%. This increase in cost was due primarily to additional personnel and other resources necessary to properly manage the Company's increased operations and to prepare for the introduction of the 747-400 aircraft.

     Other Income (Expense). Interest income for 1997 was $7.4 million compared to $7.1 million for 1996, due to achieving higher interest rates in 1997 compared to 1996 on a slightly lower short-term investment level in 1997 compared to 1996. Interest expense increased to $52.8 million in 1997 from $35.6 million in 1996, or approximately 49%, primarily resulting from an increase of approximately 50% in financed flight equipment between these periods.

     Income Taxes. Pursuant to the provisions of SFAS No. 109 "Accounting for Income Taxes," the Company has recorded a tax provision based on tax rates in effect during the period. Accordingly, the Company accrued taxes at the rate of 36.5% during 1997 and 1996. Due to significant capital costs, which are depreciated at an accelerated rate for tax purposes, a majority of the Company's tax provision in these periods is deferred.

  1996 Compared to 1995

     Operating Revenues and Results of Operations. Total operating revenues for the year ended December 31, 1996 increased to $315.7 million compared to $171.3 million for 1995, an increase of approximately 84%. The average number of aircraft in the Company's fleet during 1996 was 14.7, compared to 7.7 during 1995. Total block hours for 1996 were 59,445 compared to 33,265 for 1995, an increase of approximately 79%. Revenue per block hour increased by 3% to $5,310 for 1996 compared to $5,149 for the year-earlier period reflecting a slight increase in the level of charter and scheduled service hours. While charter and scheduled service activity provides a higher revenue rate per block hour, costs are also higher due to fuel and ground handling costs which the Company must bear. The Company's operating results improved from a $42.7 million operating profit for 1995 to an operating profit of $88.1 million for 1996, or approximately 106%. Net income of $17.8 million for 1995 improved to a net income of $37.8 million for 1996, or approximately 112%.

     Operating levels increased during the first quarter of 1996 as a result of placing in service four additional aircraft. In January 1996, the Company placed in service one aircraft upon completion of its cargo modification by Hong Kong Aircraft Engineering Company. Two additional aircraft were re-delivered to the Company upon completion of their modification by Boeing in March 1996. Finally, at the close of the first quarter, the Company took delivery of the first aircraft sub-leased from FedEx. During the third quarter of 1996, the Company placed in service the next three aircraft sub-leased from FedEx. At the end of the third quarter the Company took delivery of a Boeing 747-200 passenger aircraft acquired from Thai Airways International Public Company Limited ("Thai Airways") upon completion by Boeing of its modification to cargo configuration. In the fourth quarter of 1996, a second Boeing 747-200 passenger aircraft acquired from Thai Airways was placed in service upon its delivery by Boeing subsequent to modification to cargo configuration. At the end of 1996, two leased aircraft were taken out of service for required maintenance prior to re-delivery to the lessors.

     The Company's operating levels increased significantly during 1996 as a result of these aircraft acquisitions. Block hours increased from 11,125 in the first quarter of 1996 to 18,803 in the fourth quarter of 1996, relative to the growth in average fleet size from 10.8 aircraft to 18.4 aircraft for the two periods. Total operating revenue increased from $58.6 million in the first quarter to $104.7 million in the fourth quarter, representing slightly higher block hour rates for the fourth quarter compared to those of the first quarter of 1996, primarily due to the seasonality of the business of the Company's customers. The Company achieved $29.9 million operating income and $13.4 million net income in the fourth quarter of 1996, compared to $15.4 million operating income and $6.2 million net income in the first quarter of 1996.

     The Company's operating levels increased substantially during 1995 also as a result of aircraft acquisitions. Block hours rose from 5,812 hours in the first quarter of 1995 to 10,809 in the fourth quarter, as the average number of aircraft in the Company's fleet grew from 6.1 aircraft to 9.4 aircraft over the corresponding period. Total operating revenue increased from $28.9 million in the first quarter of 1995 to $56.1 million in the fourth quarter, with the Company's operating income increasing from $3.5 million to $16.2 million and its net income improving from $0.1 million to $8.4 million over that same period. For the year 1995, total block hours were 33,265 and the average fleet size was
7.7 aircraft. Total operating revenue was $171.3 million, operating income was $42.7 million and net income was $17.8 million.

     Operating Expenses. Expenses for flight crew salaries and benefits increased to $25.0 million in 1996 from $14.6 million in 1995, primarily as a result of the increase in the Company's fleet of Boeing 747 aircraft from an average of 7.7 aircraft in 1995 to 14.7 aircraft in 1996, while aircraft block hours increased from 33,265 to 59,445, or 79%, over such period. On a block hour basis, this expense declined to $421 per hour for 1996 from $438 per hour for 1995, or approximately 4%, due to increased staffing and scheduling efficiencies associated with increased operations.

     Other flight-related expenses rose to $27.4 million in 1996 from $12.4 million in 1995, or approximately 120%, primarily due to fleet expansion and higher travel costs associated with operational difficulties related to the aircraft sub-leased from FedEx. On a per block hour basis, other flight-related expenses increased from $372 per block hour in 1995 to $461 per block hour in 1996, or approximately 24%.

     Maintenance expense increased to $84.3 million in 1996 from $42.6 million in 1995, or approximately 98%, due to the increase in average fleet size and certain increased costs associated with introducing the aircraft sub-leased from FedEx into the Company's fleet and higher ongoing maintenance costs. The aircraft sub-leased from FedEx are not covered by the Company's maintenance contracts with KLM and GE described above. On a block hour basis, maintenance expense increased by 11%, primarily due to parts support requirements associated with scheduled and unscheduled maintenance events, and due to the maintenance costs for the aircraft sub-leased from FedEx discussed above.

     Aircraft and engine rentals were $27.3 million in 1996 compared to $22.9 million in 1995, representing an increase of 19%. Lease costs in 1996 for the aircraft sub-leased from FedEx represented $9.7 million of this increase, offset by a $2.4 million decrease in sub-service rentals in 1996 compared to 1995. In addition, the lease costs for one aircraft in 1995 exceeded the lease costs in 1996 by $1.6 million, due to the Company's purchase of the aircraft in the second quarter of 1996. Engine rentals decreased by $1.8 million in 1996 to $1.8 million, due to the purchase of eight spare engines which reduced the Company's need for leased engines.

     Fuel and ground handling costs increased to $10.6 million in 1996 from $5.0 million in 1995, or approximately 110%. This increase was primarily due to an increase in block hours for scheduled service, charters, ferry and other from 1,070 in 1995 to 2,042 in 1996, or approximately 91%. In addition, the airline industry experienced a rise in fuel costs over the period.

     Depreciation and amortization expense increased to $25.5 million in 1996 from $14.8 million in 1995, reflecting the increase in the number of owned aircraft in the Company's fleet. On a per block hour basis, this expense decreased from $445 per block hour in 1995 to $429 per block hour in 1996, or approximately 4%. The proportion of owned aircraft to leased aircraft was relatively the same for 1996 as it was for 1995.

     Other operating expenses increased to $27.5 million in 1996 from $16.4 million in 1995, or approximately 68%. On a block hour basis, other operating expenses decreased from $492 per block hour in 1995 to $462 per block hour in 1996, or approximately 6%, reflecting a lower rate of growth in the Company's overhead as compared to its operational growth.

     Other Income (Expense). Interest income increased to $7.1 million for 1996 from $2.0 million in 1995. This increase was primarily due to the investment of $99.6 million of funds received from the secondary public offering ("SPO") in May 1996, as well as funds retained from the Company's initial public offering ("IPO") in August 1995. Interest expense increased to $35.6 million in 1996 from $18.5 million in 1995, resulting from the increase in financed flight equipment between these periods.

     Income Taxes. Pursuant to the provisions of SFAS No. 109, "Accounting for Income Taxes," the Company has recorded a tax provision based on tax rates in effect during the period. Accordingly, the Company accrued taxes at the rate of 36.5% in 1996 and 32.0% in 1995. Due to significant capital costs, which are depreciated at an accelerated rate for tax purposes, a majority of the Company's tax provision in 1996 and 1995 is deferred.

LIQUIDITY AND CAPITAL RESOURCES

     At March 31, 1998, the Company had cash and cash equivalents of approximately $62.0 million, short-term investments of approximately $28.4 million and working capital of approximately $6.2 million. During the first quarter of 1998, cash and cash equivalents increased approximately $20.6 million, principally reflecting cash provided from operations of $22.0 million, proceeds from equipment financings of $6.8 million, net proceeds from the maturity and purchase of short-term investments of $83.3 million and proceeds from the exercise of stock options of $1.0 million, partially offset by investments in flight and other equipment of $63.2 million, principal reductions of indebtedness of $7.7 million and deferred lease costs associated with the financing of the 747-400 freighter aircraft of $21.6 million.

     At December 31, 1997, the Company had cash and cash equivalents of approximately $41.3 million, short-term investments of approximately $111.6 million and working capital of approximately $80.4 million. During 1997, cash and cash equivalents increased approximately $31.5 million, principally reflecting cash provided from operations of $87.7 million, proceeds from equipment financings of $815.8 million and net proceeds from the sale and purchase of short-term investments of $3.2 million, partially offset by the net sale and purchase of investments in flight and other equipment of $364.0 million, principal reductions of indebtedness of $494.1 million, debt issuance costs of $16.6 million and net treasury stock purchases of $0.4 million.

     At December 31, 1996, the Company had cash and cash equivalents of approximately $9.8 million, short-term investments of approximately $114.9 million and working capital of approximately $98.7 million. During 1996, cash and cash equivalents decreased $87.2 million, principally reflecting investments in flight and other equipment of $289.7 million, the net purchase of $114.9 million of short-term investments, debt issuance costs of $6.0 million, principal reductions of indebtedness of $21.6 million and net treasury stock purchases of $0.5 million, partially offset by cash provided from operations of $84.4 million, proceeds from equipment financings of $154.8 million, net common stock issuances of $106.3 million, including the $99.6 million received from the SPO in the second quarter of 1996.

     In May 1996, the Company entered into a $175 million revolving credit facility (the "Aircraft Credit Facility") with Goldman Sachs Credit Partners L.P. ("Goldman Sachs"), as Syndication Agent, and Bankers Trust Company ("BTCo"), as Administrative Agent. This revolving loan facility provides for the acquisition and conversion of flight equipment. The Aircraft Credit Facility was subsequently amended and restated in conjunction with certain refinancings. The Aircraft Credit Facility provides for a $250 million revolving credit facility as of September 5, 1997 with a two-year revolving period and a subsequent three-year term loan period in the event that permanent financing has not been obtained for any flight equipment financed under the facility. At the time of each borrowing, the Company must select either a Base Rate Loan (prime rate, plus 1.5% through May 8, 1998, thereafter plus 2.0%) or a Eurodollar Rate Loan (Eurodollar rate, plus 2.5% through May 8, 1998, thereafter plus 3.0%). The Eurodollar Rate Loan was selected by the Company for substantially all borrowings in 1996 and 1997. The weighted average interest rate on borrowings outstanding under the Aircraft Credit Facility was 8.2% at March 31, 1998. Each borrowing is secured by a first priority security interest in the collateral flight equipment of that borrowing. Certain tests must be met before each purchase of aircraft and related drawdown on the facility. To date, the Company has met these tests. If in the future, the Company cannot meet all the tests because of the difficult sequencing of aircraft acquisition, aircraft conversion and customer contracts, the Company believes that other financing sources would be available to the Company or that it would acquire aircraft using its internal cash or seek a waiver of any necessary conditions. As of March 31, 1998, the Company had $88.3 million outstanding under the Aircraft Credit Facility. Covenants with respect to the Aircraft Credit Facility require specific levels of insurance, as well as contain requirements regarding possession, maintenance, and lease or transfer of the flight equipment. Certain covenants applicable to the Company include, among other restrictions, limitations on indebtedness, liens, investments, contingent obligations, restricted junior payments, capital expenditures and leases. The Company was in compliance with all of its covenants at March 31, 1998.

     In March 1997, the Company refinanced one of its aircraft with Nationsbanc Leasing Corporation ("Nationsbanc"). This aircraft was previously financed through the Aircraft Credit Facility. As such, this refinancing increased the availability of funds under the Aircraft Credit Facility by approximately $25 million. The Nationsbanc financing is a seven year term loan (extendible under certain circumstances to ten years) which provides for a fixed interest rate of 9.2%. The loan is secured by a first priority security interest in this aircraft.

     In April 1997, the Company purchased the fifth and sixth aircraft from Thai Airways. These aircraft were placed into service in the third quarter of 1997 subsequent to undergoing modification to cargo configuration by Boeing. These aircraft were initially financed under the Aircraft Credit Facility and were subsequently refinanced as part of the AFL II Term Loan Facility (as defined herein).

     In May 1997, the Company acquired from Citicorp Investor Lease, Inc. ("Citicorp") one 747-200 passenger aircraft for a purchase price of $25 million, including two spare engines. In connection with the purchase of the aircraft from Citicorp, the Company agreed to assume Citicorp's lessor interest in the lease of such aircraft to Philippine Airlines ("PAL") for the remainder of the lease term. This aircraft is financed under the Aircraft Credit Facility.

     In May 1997, the Company formed a wholly-owned subsidiary, Atlas Freighter Leasing, Inc. ("AFL"), for the purpose of entering into the $185 million AFL Term Loan Facility (the "AFL Term Loan Facility") to refinance six Boeing 747-200 aircraft previously financed through Internationale Nederlanden Aviation Lease B.V. ("ING Bank"). Concurrent with entering into the AFL Term Loan Facility, the proceeds of the AFL Term Loan Facility were used to repay all existing principal and interest due under the ING Bank debt. Interest is based on the Eurodollar rate, plus 2.5% for the first three years and 3.0% thereafter, and is payable quarterly. The interest rate on borrowings outstanding under the AFL Term Loan Facility was 8.2% at March 31, 1998. Quarterly scheduled principal payments of $2.5 million commenced in February 1998 and increase to $5.7 million in August 1998 with a final payment of $50.0 million in May 2004. The AFL Term Loan Facility is secured by a first priority interest in the six subject aircraft and is restrictive with respect to limitations on indebtedness, liens, investments, contingent obligations, restricted junior payments, capital expenditures, amendments of material agreements, leases, transactions with shareholders and affiliates and the conduct of business. AFL was in compliance with all of its covenants as of March 31, 1998.

     In June 1997, the Company entered into the Boeing Purchase Agreement to purchase 10 new 747-400 freighter aircraft to be powered by GE engines. These 10 firmly ordered 747-400 freighter aircraft are currently scheduled to be delivered as follows: five in 1998, four in 1999 and one in 2000. Due to production problems at Boeing, some of the 1998 delivery positions of the 747-400 aircraft have been delayed up to 60 days. While Boeing will compensate the Company for defined delays in delivery of the 747-400 aircraft, any further delays may adversely impact the Company's ability to initiate service with prospective customers in a timely fashion. The Boeing Purchase Agreement also provides the Company with options to purchase up to 10 additional 747-400 freighter aircraft for delivery from 2000 through 2002. As a result of the Company being the largest purchaser of 747-400 freighter aircraft to date, it was able to negotiate from Boeing and GE a significant discount off the aggregate list price of $1.7 billion for the 10 747-400 freighter aircraft, four installed engines per aircraft and five spare engines. In addition, the Company also obtained certain ancillary products and services at advantageous prices. The Boeing Purchase Agreement requires that the Company pay pre-delivery deposits ("Pre-Delivery Deposits") to Boeing prior to the delivery date of each 747-400 freighter aircraft in order to secure delivery of the 747-400 freighter aircraft and to defray a portion of the manufacturing costs. The Company expects the maximum total amount of Pre-Delivery Deposits at any time outstanding will be approximately $162.3 million, approximately $155.7 million of which was paid as of May 31, 1998. For the remainder of 1998 and for the year 1999, the Company expects to pay $46.5 million and $11.8 million, respectively, in accordance with the Pre-Delivery Deposits schedule. In addition, the Boeing Purchase Agreement provides for a deferral of a portion of the Pre-Delivery Deposits (Deferred Aircraft Obligations) for which the Company accrues and pays interest quarterly at 6-month LIBOR, plus 2.0%. As of May 31, 1998, there was $279.1 million of Deferred Aircraft Obligations outstanding and the combined interest rate was 7.8%.

     In August 1997, the Company completed the offering of its unsecured 10 3/4% Senior Notes due 2005 ("Senior Notes"). The proceeds from the offering of the Senior Notes were used to, among other things, repay short-term indebtedness incurred by the Company to make Pre-Delivery Deposits to Boeing for the purchase of 10 new freighter aircraft and for additional Pre-Delivery Deposits as they become due. Interest on the Senior Notes began to accrue from their date of original issuance and is payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 1998, at the rate of 10 3/4% per annum. The Senior Notes are redeemable, in whole or in part, at the option of the Company, on or after August 1, 2001, at established redemption prices, plus accrued interest to the date of redemption. In addition, at any time on or prior to August 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Senior Notes originally issued with the net cash proceeds of one or more public equity offerings, at a redemption price equal to 110.75% of the principal amount thereof plus accrued interest to the date of redemption; provided that at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after any such redemption. The Senior Notes are general unsecured obligations of the Company which rank pari passu in right of payment to any existing and future unsecured senior indebtedness of the Company. The Senior Notes are effectively subordinated, however, to all secured indebtedness of the Company and to all indebtedness of the Company's subsidiaries. Covenants with respect to the Senior Notes contain certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, create restrictions on the ability of a subsidiary to pay dividends or make certain payments, sell or issue preferred stock of subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Company was in compliance with all of its covenants as of March 31, 1998.

     In September 1997, the Company formed another wholly-owned subsidiary, Atlas Freighter Leasing II, Inc. ("AFL II") for the purpose of entering into the $185 million AFL II Term Loan Facility (the "AFL II Term Loan Facility") to refinance four of the aircraft previously financed under the Aircraft Credit Facility, plus nine spare engines, in order to provide the Company with greater financial flexibility in anticipation of the financing requirements for the future acquisition of additional freighter aircraft. Interest is based on the Eurodollar rate, plus 2.3%, less a pricing reduction, if any, in effect from time to time, and is payable quarterly. The interest rate on borrowings outstanding under the AFL II Term Loan Facility was 7.9% at March 31, 1998. Quarterly scheduled principal payments of $2.5 million commenced in February 1998 and increase to $5.7 million in August 1998 with a final payment of $50.0 million in May 2004. The AFL II Term Loan Facility is secured by a first priority interest in the four subject aircraft, plus nine spare engines, and is restrictive with respect to limitations on indebtedness, liens, investments, contingent obligations, restricted junior payments, capital expenditures, amendments of material agreements, leases, transactions with shareholders and affiliates and the conduct of business. AFL II was in compliance with all of its covenants as of March 31, 1998.

     In October 1997, Atlas Flightlease, Inc. ("AFI"), a wholly owned subsidiary of the Company, secured a 2-year LIBOR based financing with Bankers Trust Company for approximately 80% of the purchase price of a 1988 Canadair Challenger passenger aircraft (the "Challenger"). AFI purchased the Challenger from MAC Flightlease, Inc. ("MAC Flightlease"), an entity wholly-owned by the wife of the Company's Chairman, President and CEO (see Note 7 to the Consolidated Financial Statements), in the third quarter of 1997. In December 1997, AFI refinanced the Challenger for approximately 100% of its purchase price with Nationsbanc under a 5-year loan which was guaranteed by the Company. Interest is based on the Eurodollar rate, plus 2.4%, and is payable quarterly with concurrent scheduled payments of principal. The interest rate on borrowings outstanding under the Nationsbanc debt was 8.3% at March 31, 1998. The loan is secured by a first priority security interest in the Challenger. Covenants with respect to this financing require specific levels of insurance, as well as contain requirements regarding use, maintenance, configuration, liens and disposition of the Challenger, among other things. AFI was in compliance with all of its covenants as of March 31, 1998.

     In January and February 1998, pursuant to an early lease termination agreement negotiated in November 1997, the Company delivered to Boeing for modification to cargo configuration the aircraft acquired from Marine Midland Bank in December 1996 and the aircraft acquired from Citicorp Investor Lease, Inc. in May 1997. The first aircraft was re-delivered to the Company at the end of April 1998 and the second aircraft is expected to be re-delivered to the Company early in the third quarter of 1998. The financing for the modification to cargo configuration is secured under the Aircraft Credit Facility, for which the Company borrowed a total of $3.3 million during the first quarter of 1998 with respect to these aircraft. At the end of April 1998, the Company borrowed an additional $13.8 million associated with the final payment for the modification of the first aircraft upon its re-delivery to the Company.

     In February 1998, the Company completed an offering of $538.9 million of Pass Through Certificates (i.e. the Old Certificates which are subject to the Exchange Offer), also known as enhanced equipment trust certificates. The Old Certificates are not direct obligations of, or guaranteed by, the Company and therefore are not included in the Company's consolidated financial statements. The cash proceeds from the transaction were deposited with an escrow agent and will be used to finance (through either leveraged leases or secured debt financings) the debt portion of the acquisition cost of five of the 10 new 747-400 freighter aircraft from Boeing scheduled to be delivered to the Company during the period July 1998 through December 1998. In connection therewith, the Company intends to seek certain owner participants who will commit lease equity financing to be used in leveraged leases of such aircraft. In November and December 1997, the Company entered into three Treasury Note hedges, approximating $300 million of principal, for the purpose of minimizing the risk associated with the fluctuations in interest rates, which are the basis for the pricing of the Old Certificates which were priced in January 1998. The effect of the hedge resulted in a deferred cost of $6.3 million, which will be amortized over the expected twenty-year life associated with this financing. There can be no assurance that the Company will be able to obtain sufficient financing to fund the purchase of the remaining five 747-400 freighter aircraft, or if such financing is available, that it will be available on a commercially reasonable basis. If it is unable to do so, the Company could be required to modify its expansion plans or to incur higher than anticipated financing costs, which could have a material adverse effect on the Company.

     In April 1998, the Company consummated the offering of $175 million of unsecured 9 1/4% Senior Notes due 2008 (the "9 1/4% Senior Notes"). The proceeds of the offering will be used to repay $80 million of the Aircraft Credit Facility and for general corporate purposes, which may include the partial funding of the redemption of the Company's outstanding 12 1/4% Pass Through Certificates due 2002, which are subject to redemption at the option of the Company on or after December 1, 1998. Interest on the 9 1/4% Senior Notes is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1998. The 9 1/4% Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2003, initially at 104.625% of their principal amount, plus accrued interest, declining ratably to 100% of their principal amount, plus accrued interest, on or after April 15, 2006. In addition, at any time prior to April 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of the 9 1/4% Senior Notes originally issued with the net cash proceeds of one or more public equity offerings at 109.25% of their principal amount, plus accrued interest; provided that after any such redemption at least $113.75 million aggregate principal amount of 9 1/4% Senior Notes remains outstanding. The 9 1/4% Senior Notes will be unsubordinated indebtedness of the Company, ranking pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. The 9 1/4% Senior Notes are effectively subordinated, however, to all secured indebtedness of the Company and all existing and future liabilities of the Company's subsidiaries. Covenants with respect to the 9 1/4% Senior Notes contain certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, create restrictions on the ability of a subsidiary to pay dividends or make certain payments, sell or issue preferred stock of subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

     In May 1998, the Company agreed to purchase a Boeing Business Jet ("BBJ") from Boeing for approximately $30 million. As of May 31, 1998, the Company had paid approximately $9.0 million in Pre-Delivery Deposits and there was approximately $7.0 million of Deferred Aircraft Obligations outstanding. This aircraft will be used to transport Company executives on business trips throughout the world. The Company intends to sell the Challenger business jet (currently owned by a subsidiary of the Company and recently appraised at approximately $15 million), upon delivery of the BBJ in January 1999 and the Company's Chief Executive Officer has agreed to purchase a 50% interest and to share operating costs of the BBJ. Therefore, after sale of the Challenger and with a 50% interest in the BBJ, the Company expects its financial exposure to this new aircraft to be equivalent to its existing Challenger aircraft.

     The Company recently entered into a sublease and ramp use agreement with American Airlines, Inc. for 145,000 square feet of hangar, office and parking space at Miami International Airport in support of the Company's increased operations. The lease is for a period in excess of four years and commences July 1, 1998, at a monthly rate of approximately $105,000, subject to an annual escalation factor. Additionally, effective August 1, 1998 the Company will lease an additional 5,000 square feet at its existing facility located at John F.

Kennedy International Airport ("JFK") and the monthly rate will increase from approximately $55,000 to approximately $70,000.

     Due to the contractual nature of the Company's business, the Company's management does not consider its operations to be highly working capital-intensive in nature. Because most of the non-ACMI costs normally associated with operations are borne by and directly paid for by the Company's customers, the Company does not incur significant costs in advance of the receipt of corresponding revenues. Moreover, ACMI costs, which are the responsibility of the Company, are generally incurred on a regular, periodic basis ranging from flight hours to months. These costs are largely matched by revenue receipts, as the Company's contracts require regular payments from its customers, based upon current flight activity, generally every two to four weeks. As a result, the Company has not in the past had a requirement for a working capital facility. The Company is exploring the possibility of entering into an unsecured line of credit for general working capital purposes.

     Under the FAA's Directives issued under its Aging Aircraft program, the Company is subject to extensive aircraft examinations and may be required to undertake structural modifications to address the problem of corrosion and structural fatigue. In November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Eleven of the Company's Boeing 747-200 aircraft will have to be brought into compliance with such Directives within the next three years at an estimated cost of approximately $5.5 million. As part of the FAA's overall aging aircraft program, it has issued Directives requiring certain additional aircraft modifications to be accomplished prior to the aircraft reaching 20,000 cycles. The average cycle time for the 18 aircraft in service is approximately 12,000 cycles and the average cycles operated per year is approximately 800 cycles. The Company estimates that the modification costs per aircraft will range between $2 million and $3 million. Between now and the year 2000, only one aircraft is expected to reach the 20,000 cycle limit and nine additional aircraft will require modification prior to 2009. The remaining eight aircraft in service have already undergone such modifications. The one aircraft undergoing modification to freighter configuration will receive the Nacelle Strut Modification as part of the freighter conversion. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. It is possible that additional Directives applicable to the types of aircraft or engines included in the Company's fleet could be issued in the future, the cost of which could be substantial. Upon acquisition of an aircraft, the Company determines whether or not the aircraft is in compliance with Airworthiness Directives and tries to anticipate all future compliance requirements. The necessary work to bring the aircraft into compliance is then scheduled at the time of conversion of the aircraft to freighter configuration, in order to minimize unscheduled maintenance events.

     The Company has initiated a review of its internal information systems for any Year 2000 transition problems through a company-wide effort, assisted by Year 2000 experienced consultants, to address internal Year 2000 system issues, and jointly with industry trade groups, to address issues related to key business partners which are common to other air carriers. The Company has not completed the development of the remediation approach for all affected areas. As a result, the Company cannot estimate what the total cost will be to implement remediation efforts for all critical operational systems. However, due to the Company's relatively young systems, the Company's advanced client server and data base architecture, and the Company's partial reliance on vendor representations regarding Year 2000 compliant third-party systems, the Company is confident that such remediation efforts will not be material. The Company expects to complete the assessment and development stages of this plan by mid-1998, at which time it expects to be able to make a reasonable cost estimate. Implementation of all remediation efforts is scheduled to be completed in early 1999.

     The Company has started an ongoing program to review the status of key supplier Year 2000 compliance efforts. While the Company believes it is taking all appropriate steps to assure Year 2000 compliance, it is dependent on key business partner compliance to some extent. The Year 2000 problem is pervasive and complex, as virtually every computer operation will be affected in some way. Consequently, no assurance can be given that Year 2000 compliance can be achieved without costs that might affect future financial results or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

     The Company is finalizing negotiations for the refinancing of one aircraft in the amount of approximately $45 million, currently financed under the Aircraft Credit Facility. There is no assurance that this refinancing will be completed.

     From time to time the Company engages in discussions with third parties regarding possible acquisitions of aircraft that could expand the Company's operations. The Company is in discussions with third parties for the possible acquisition of additional aircraft for delivery in 1998 and beyond.

     The Company believes that cash on hand, the cash flow generated from its operations and the proceeds from the May 1996 public offering of its Common Stock, the August 1997 placement of the Senior Notes and the April 1998 placement of the Old Notes, coupled with availability under the Aircraft Credit Facility and the proceeds of the EETCs, will be sufficient to meet its normal ongoing liquidity needs, at least through 1998.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the FASB issued SFAS No. 128 "Earnings per Share," effective for financial statements for both interim and annual periods ending after December 15, 1997. The purpose of SFAS No. 128 is to simplify the computation of earnings per share ("EPS") and to make the U.S. standard for computing EPS more compatible with the EPS standards of other countries and with that of the International Accounting Standards Committee. SFAS No. 128 requires the dual presentation of basic earnings per share ("basic EPS"), which replaces primary earnings per share, and diluted earnings per share ("diluted EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed similar to basic EPS except that the weighted-average number of common shares outstanding during the period is adjusted for the incremental shares attributed to outstanding options to purchase common stock.

     In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS No. 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income includes net income plus other comprehensive income (other revenues, expenses, gains, and losses that under generally accepted accounting principles bypass net income). The Company does not expect other comprehensive income to be material. The effective date for the application of SFAS No. 130 for both interim and annual periods is for fiscal years beginning after December 15, 1997 with earlier application permitted.

FORWARD-LOOKING STATEMENTS

     To the extent that any of the statements contained herein relating to the Company's expectations, assumptions and other Company matters are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with: worldwide business and economic conditions; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; normalized aircraft operating costs and reliability; management of growth; the continued productivity of its workforce; dependence on key personnel; and regulatory matters.

                                    BUSINESS

THE COMPANY

     Atlas is the world's largest air cargo outsourcer, with an all Boeing fleet of 747 freighter aircraft. The Company provides reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that the Company supply aircraft, crew, maintenance and insurance. The Company's customers currently include China Airlines, KLM, Lufthansa, British Airways World Cargo ("British Airways"), Scandinavian Airlines System ("SAS"), The International Airline of the United Arab Emirates ("Emirates"), Thai Airways, Fast Air, Lineas Aereas Suramericanas, S.A. ("LAS") and Linee Aeree Italiane S.p.A. ("Alitalia"). The Company is able to provide efficient, cost effective service to its customers primarily as a result of its productive work force, the outsourcing of a significant part of its regular maintenance work on a fixed-cost basis and the advantageous cost economies realized in the operation of its fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations. For the year ended December 31, 1997, the Company had total operating revenues and EBITDA of approximately $401.0 million and $127.6 million, respectively.

     The Company's fleet currently consists of 18 Boeing 747-200 freighter aircraft in service and one 747-200 passenger aircraft undergoing conversion to freighter configuration. The 747-200 passenger aircraft undergoing conversion to freighter configuration is expected to be placed in service early in the third quarter of 1998. On June 9, 1997, the Company entered into an agreement with Boeing to purchase 10 new 747-400 freighter aircraft to be powered by engines acquired from GE, with options to purchase up to 10 additional 747-400 aircraft. The 747-400 aircraft has significantly longer range, greater payload capability, lower maintenance costs and increased fuel efficiency compared to the Boeing 747-200 freighter aircraft. The Company expects to place the 747-400 aircraft in service with both existing and prospective customers, who the Company believes should be willing to pay higher ACMI Contract rates to achieve operating benefits derived from the unique performance capabilities of the 747-400 aircraft.

     The Company attributes its leading market position and continued opportunities for growth to the following competitive strengths:

     - Long-Term Customer Contracts Which Provide Revenue Stability. The Company's ACMI Contracts with its customers, which accounted for 96% of the Company's total operating revenues in 1997, generally provide for its customers to guarantee monthly minimum aircraft utilization levels at fixed hourly rates and are typically in force for periods of three to five years, subject in certain limited cases to early termination provisions. These ACMI Contracts typically require that the Company supply aircraft, crew, maintenance and insurance and that its customers bear all other operating expenses, including fuel and fuel servicing; marketing costs associated with obtaining cargo; airport cargo handling; landing fees; ground handling, aircraft push-back and de-icing services; and specific cargo and mail insurance. The Company's customers are also responsible under these contracts for utilizing the cargo capacity of each of the contracted aircraft. The ACMI Contracts, therefore, minimize for the Company the load factor, yield risk and fuel cost risk traditionally associated with the air cargo business and provide the Company with a minimum annual revenue base and more predictable profit margins. The Company also periodically engages in ad hoc charter or scheduled air service depending on availability of aircraft for these uses. In addition, the Company differentiates itself from other air cargo companies by not directly or indirectly competing with its customers by offering its services to freight forwarders or shippers who do business with the Company's customers.

     - Low Cost Structure. The Company has established itself as a low cost, efficient and reliable provider of air cargo transportation primarily due to the outsourcing of many of its own required services, the advantageous economies of scale realized from the operation of a standardized fleet of long-haul Boeing 747-200 aircraft, and its productive work force. The uniformity of the 747-200 aircraft fleet allows for standardization in maintenance and crew training, resulting in substantial cost savings in these areas. In particular, Atlas has advantageous, long-term contracts on a fixed-cost per flight hour basis with leading maintenance providers such as GE and KLM for a significant portion of its on-going aircraft and engine maintenance requirements. As a result of these efficiencies, the Company's high service standards and increased airline industry pressure to reduce costs, the Company's airline customers have determined that outsourcing portions of their air cargo business to the Company can be significantly less costly and offer greater operational flexibility than expanding their cargo operations by purchasing additional aircraft and adding other resources such as personnel and systems. The new 747-400 aircraft are expected to have even greater operational capabilities than the Boeing 747-200 aircraft and will allow the Company to continue to maintain its low cost structure. The new aircraft's higher level of operational reliability and warrantied condition will result in lower maintenance costs during the early years of operation, typically for at least five years. In addition, the acquisition of the 10 747-400 freighter aircraft will make Atlas the largest operator of this aircraft type to date and will enable the Company to achieve economies of scale from the standardization in maintenance and crew training.

     - Expanding Business Base. The growth in demand for air cargo services, combined with the lower rate of growth in passenger-airline cargo capacity and the continuing pressure on the airline industry to reduce operating costs, is expected to provide the Company with the opportunity to expand its air cargo outsourcing services. The primary business focus of most of the Company's customers is on the transportation of passengers, not air cargo. Nevertheless, most passenger airlines have air cargo customers that require quick and dependable air cargo service between hubs serviced by these carriers. To the extent that airlines have cargo capacity on their scheduled flights, which are generally scheduled for the convenience of passengers rather than for the needs of air cargo customers, air cargo service can be provided by them to meet such demand. However, there is a growing trend in the passenger-airline business toward replacing existing widebody passenger aircraft and combination passenger/cargo aircraft with smaller, more efficient (for passenger operations) twin-engine aircraft which have limited cargo space. The Company's customers have therefore found that outsourcing to meet their additional cargo transportation needs rather than allocating significant resources and expanding their fleet of freighter aircraft to effectively service their air cargo customers provides a cost-effective alternative for them to maintain and expand that portion of their business.

     - Increasing Cargo Market Share. The Company has successfully increased its customer base from a single customer in 1992 to nine customers in 1998. In addition, the Company has operated under short-term, seasonal ACMI Contracts with FedEx, Kitty Hawk Air Cargo, Inc. ("Kitty Hawk") and United Parcel Service ("UPS") and anticipates providing other short-term, seasonal service. This increased market share is a result of the Company's ability to provide a cost-effective service which has gained acceptance within the industry due to the Company's successful market development efforts. The addition of the 747-400 aircraft will provide the Company with the opportunity to increase its market share to new and existing customers who have a need for the greater payload, extended range and operational reliability of the 747-400, but for whom the purchase of a limited number of 747-400 freighter aircraft would not be cost-effective. In addition, the 747-400 aircraft will give the Company a competitive advantage with new customers who choose to utilize only new or relatively new aircraft or are restricted by local regulations limiting the operation of older aircraft.

     - Dramatic Industry Growth. While the air cargo industry is highly competitive, the Company believes that current industry trends are favorable to the continued growth of its business. According to reports prepared by Boeing, the world air cargo market is expected to more than triple over the next 20 years. Such reports indicate that the world air cargo market has grown at an average rate of 7.2% per year from 1986 to 1997. The average annual percentage growth through 2017 is expected to average 6.5%, with international air cargo market growth outpacing U.S. domestic growth. The Company believes this growth has been fueled, in part, by economic growth, the relaxation of international trade barriers (as indicated by the passage of the NAFTA and GATT treaties), reductions in the price of shipping by air, manufacturers' search for low-cost labor in developing countries, and the increasingly time-sensitive nature of product-delivery schedules due to shorter product life-cycles and "just-in-time" inventory management. In addition to growth in the global air cargo market, the Company expects to benefit from growth in the export-driven economies of the countries in the Pacific Rim, where the

       Company has focused a significant amount of its flight operations. According to Boeing reports, eastbound and westbound Trans-Pacific cargo volumes grew at an average annual rate of 6.9% and 14.3%, respectively, between 1986 and 1996, and are projected to grow at an average annual rate of 8.0% and 8.1%, respectively, between 1996 and 2016. Similarly, northbound and southbound air cargo volumes between North America and South America increased at an average annual rate of 9.4% and 8.8%, respectively, between 1986 and 1996, and are projected to grow at an average annual rate of 6.5% and 6.7%, respectively, from 1996 to 2016. Additionally, eastbound and westbound North Atlantic air cargo volumes increased at an average annual rate of 8.4% and 5.9%, respectively, between 1986 and 1996 and are projected to grow at average annual rates of 6.7% and 7.2%, respectively, from 1996 to 2016. The Company believes that, as a U.S. certificated "flag" carrier, it is well positioned to benefit from the progressive expansion of international trade and the consequential growth in global air cargo markets, particularly in Asia, South America and Europe, where the Company has concentrated a significant portion of its resources. The Company has not experienced any adverse impact on its business as a result of the recent turmoil in the Asian financial markets, although there can be no assurances that there will not be any future impact.

747-400 AIRCRAFT ACQUISITION

     In June 1997, the Company entered into the Boeing Purchase Agreement to purchase 10 new 747-400 freighter aircraft to be powered by GE engines. The 747-400 freighter aircraft are currently scheduled to be delivered as follows: five in 1998, four in 1999 and one in 2000. Due to production problems at Boeing, the Company believes that each of the 1998 delivery positions of the 747-400 aircraft may be delayed up to 60 days. While Boeing will compensate the Company for defined delays in delivery of the 747-400 aircraft, any such delays may adversely impact the Company's ability to initiate service with prospective customers in a timely fashion. The Boeing Purchase Agreement also provides the Company with options to purchase up to 10 additional 747-400 freighter aircraft for delivery from 1999 through 2002. As a result of the Company being the largest purchaser of 747-400 freighter aircraft to date, it was able to negotiate from Boeing and GE a significant discount off the aggregate list price of $1.7 billion for the 10 747-400 freighter aircraft, four installed engines per aircraft and five spare engines. In addition, the Company also obtained certain ancillary products and services at advantageous prices.

ACMI CONTRACTS

     The Company's ACMI Contracts with its customers, which accounted for 96% of the Company's operating revenues in 1997, typically provide for its customers to guarantee monthly minimum aircraft utilization levels at fixed hourly rates and are typically in force for periods of three to five years, subject in certain limited cases to early termination provisions. These contracts typically require that the Company supply aircraft, crew, maintenance and insurance and that its customers bear all other operating expenses, including fuel and fuel servicing; marketing costs associated with obtaining cargo; airport cargo handling; landing fees; ground handling, aircraft push-back and de-icing services; and specific cargo and mail insurance. These contracts, therefore, minimize for the Company the load factor and yield risk traditionally associated with the air cargo business. The ACMI Contracts typically require minimum air freight capacity to be provided to its customers by the Company. All of the Company's revenues, and virtually all of its costs, are in U.S. dollars, thus avoiding currency risks normally associated with doing business primarily overseas.

     The Company is currently operating under 17 ACMI Contracts: six with China Airlines, two each with Fast Air and LAS and one each with Alitalia, British Airways, Emirates, KLM, Lufthansa, SAS and Thai Airways. In most cases, one aircraft is dedicated under each contract. China Airlines, Fast Air and Lufthansa accounted for approximately 34%, 11% and 8%, of the Company's total revenues, respectively, for the year ended December 31, 1997. In addition, the Company has also operated short-term, seasonal ACMI Contracts with FedEx, Kitty Hawk and UPS and anticipates doing so in the future from time to time.

     Certain of the Company's ACMI Contracts allow the Company's customers to cancel up to a maximum of approximately 5% of the guaranteed hours of aircraft utilization over the course of a year. The Company's customers most often exercise such cancellation options early in the first quarter or late in the fourth quarter of the year, when the demand for air cargo capacity has been historically lower. The Company has found that such cancellations provide a timely opportunity for the scheduling of maintenance on its aircraft, to the extent possible. See "-- Maintenance." The ACMI Contracts are typically in force for periods of three to five years, subject in certain limited cases to early termination provisions. The Company believes that its relationships with its customers are mutually satisfactory, as evidenced by the fact that within the last three years, it has renewed twelve ACMI Contracts and added nine ACMI Contracts with its existing customers, although there can be no assurance that future such contracts will not be canceled in accordance with their terms.

     All of the ACMI Contracts provide that each of the Company's aircraft be deemed to be at all times under the exclusive operating control, possession and direction of the Company and that, in order to service the routes designated by the contract, the Company obtain the authority from the governments having jurisdiction over the route. See "-- Governmental Regulation." Additionally, if the Company is required to use the customer's "call sign" in identifying itself throughout its route, the customer must also have obtained underlying authority from the governments having jurisdiction over the route. Therefore, the Company's route structure is limited to areas in which it can gain access from the appropriate governments.

OTHER FLIGHT OPERATIONS

     To the extent the Company has available excess aircraft capacity at any time, it will seek to obtain ad hoc charter service contracts, which the Company believes are generally readily available. In addition, in the past the Company has provided service to FedEx, Kitty Hawk and UPS pursuant to short-term, seasonal ACMI Contracts during periods of excess aircraft capacity.

AIRCRAFT

     The Company's utilization of Boeing 747 aircraft provides significant marketing advantages because these aircraft, relative to most other cargo aircraft that are commercially available, have higher maximum payload and cubic capacities, and longer range. The uniformity of the Company's current Boeing 747-200 aircraft fleet allows for standardization in maintenance and crew training, resulting in substantial cost savings in these areas. The new 747-400 aircraft are expected to have greater operational capabilities than the 747-200 aircraft and will allow the Company to continue to maintain its low cost structure despite their higher acquisition cost. The new aircraft's limited maintenance requirements will provide a higher level of operational reliability with lower maintenance costs during the early years of operation, typically for at least five years. In addition, the acquisition of the 10 747-400 freighter aircraft will make Atlas the largest operator of this aircraft type to date and will enable the Company to capitalize on economies of scale from the standardization in maintenance and crew training.

     In January 1998, the Company's leases for five Boeing 747-200 from FedEx expired and the aircraft were returned. The Company expects to make up this loss of capacity through the utilization of one 747-200 aircraft re-delivered to the Company upon its conversion to freighter configuration at the end of April 1998, one 747-200 aircraft in conversion to be re-delivered to the Company early in the third quarter of 1998, and with the delivery of five 747-400 aircraft during the second half of 1998.

     The following table describes, as of May 31, 1998, the Company's existing fleet, aircraft currently undergoing passenger to freighter modification and the 747-400 aircraft subject to the Boeing Purchase Agreement.

                                 FLEET PROFILE

                                                NUMBER       AIRCRAFT                       YEAR OF
                                              OF AIRCRAFT      TYPE      OWNED/LEASED     MANUFACTURE
                                              -----------    --------    ------------     -----------
Existing fleet:.............................      17         747-200         Owned(1)      1974-1986
                                                   1         747-200        Leased(2)           1976
Modification aircraft:......................       1         747-200         Owned(3)           1979
747-400 aircraft on order:..................      10         747-400              (4)      1998-2000

---------------

(1) Two aircraft are powered by Pratt & Whitney ("P&W") engines and 15 are powered by GE engines.

(2) The aircraft is leased from a third party under a lease expiring in March 2010 and is powered by GE engines.

(3) This passenger aircraft is powered by GE engines and is currently undergoing conversion to freighter configuration by Boeing. The aircraft is expected to be placed in service early in the third quarter of 1998.

(4) The Company has agreed to purchase 10 new Boeing 747-400 freighter aircraft, with options to purchase an additional 10 aircraft. The first 10 aircraft are scheduled to be delivered as follows: five in 1998, four in 1999 and one in 2000. See "-- 747-400 Aircraft Acquisition." These aircraft will be powered by GE engines. A portion of the financing for the first five aircraft has been secured through the EETCs. In addition, the Company may arrange for tax-oriented long-term leases on some or all of these aircraft.

     The Company has been successful in obtaining new customers, or additional arrangements with existing customers coincident with the delivery of aircraft into the fleet, or soon thereafter. However, from time to time, the Company accepts delivery of aircraft that have not been committed to a particular ACMI Contract. These aircraft have been utilized temporarily as replacement aircraft during scheduled and unscheduled maintenance of other aircraft, as well as for ad hoc charter arrangements. Although the Company intends to have new ACMI Contracts in place upon delivery of aircraft, including the 747-400 aircraft, there can be no assurance that such arrangements will have been made.

     From time to time, the Company engages in discussions with third parties regarding possible acquisitions of aircraft that could expand the Company's operations. The Company is in discussions with third parties for the possible acquisition of additional aircraft for delivery in 1998 and beyond.

SALES AND MARKETING

     From its offices in Colorado, New York and Miami, the Company services its air cargo customers and solicits ACMI Contract business. The Company's efforts to obtain new ACMI Contract business focus principally on international airlines with established air cargo customers, high operating costs and hub and spoke systems which gather cargo at a particular location and which have the need for long-distance capacity to move such cargo to another distribution point. On occasion, the Company may utilize independent cargo brokers to obtain new ACMI Contracts. The Company markets its services by guaranteeing its customers a reliable, low-cost dedicated aircraft with the capacity to ensure the efficient linkage of such customers' distribution points without the customers having to purchase and maintain additional aircraft, schedule additional flights and add other resources. The Company expects to place the 747-400 aircraft in service with both existing and prospective customers, which the Company believes should be willing to pay higher ACMI Contract rates to achieve operating benefits derived from the unique performance capabilities of the 747-400 aircraft such as its longer range, greater payload and increased fuel efficiency.

MAINTENANCE

     Due to the average age of the Company's Boeing 747-200 fleet, it is likely that the aircraft will require greater maintenance than newer aircraft such as the 747-400 aircraft. See "-- Aircraft." Aircraft maintenance includes, among other things, routine daily maintenance, maintenance every six weeks (an "A Check"), significant maintenance work every 18 months (a "C Check") and major maintenance events every five years or 25,000 flight hours, whichever comes later if the aircraft is over the age of 18 years, or every six years or 25,000 flight hours, whichever comes later for aircraft under the age of 18 years, with a maximum interval in either case of nine years (a "D Check"). The Company attempts to schedule major maintenance on its aircraft in the first quarter of the calendar year, when the demand for air cargo capacity has historically been lower, taking advantage of cancellations of flights by the Company's customers that generally occur most frequently during these periods.

     Pursuant to a maintenance contract with KLM (the "Maintenance Contract") in effect until January 2005, a significant part of the regular maintenance (principally C Checks and engine overhauls, excluding D Checks) of certain of the Company's aircraft and their GE engines is undertaken by KLM, primarily at its maintenance base located at Schiphol International Airport in Amsterdam, The Netherlands. KLM supplies engineering and diagnostic testing for each aircraft and its components in compliance with the FAA and other applicable regulations. The Maintenance Contract provides that KLM, subject to certain terms and conditions, will perform repairs and maintenance of the Company's aircraft on the same basis and order of priority as repairs to its own fleet. Such service is provided to the Company at a cost, for which a large part is a fixed rate per flight hour, subject to a 3.5% annual escalation factor for the first five years. P&W engines are serviced elsewhere, each at a cost based upon the actual time and material necessary for such service. Under the terms of the Maintenance Contract, in the event that the Company wishes to maintain more than 12 of its aircraft under such contract, the terms of the contract are subject to adjustment by KLM. Twelve of the Company's aircraft are currently subject to the Maintenance Contract.

     In June 1996, the Company entered into a ten year engine maintenance agreement with GE for the engine maintenance of up to 15 aircraft powered by CF6-50E2 engines at a fixed rate per flight hour, subject to an annual formula increase. The agreement commenced in the third quarter of 1996 with the acceptance of engines associated with aircraft acquired in the third and fourth quarter of 1996. Effective in the year 2000, the Company has an option to add not less than 40 engines to the program.

     During the initial operating period, the 747-400 aircraft's airframe will be covered under manufacturer's warranties. As a result, the Company does not expect to incur significant maintenance expense in connection with the 747-400 airframe during the warranty period. In addition, the 747-400 airframe limited maintenance requirements will provide a higher operational reliability with lower maintenance costs during the early years of operation, typically for at least five years. The Company will incur expenses associated with routine daily maintenance of both the airframe and the engines. In connection with the GE engine purchase agreement, the Company has also entered into an agreement with GE to provide ongoing maintenance on the 747-400 aircraft engines at a fixed rate per flight hour, subject to an annual formula increase.

     The Company believes that fixed-cost contracts provide the most efficient means of ensuring the continued service of its aircraft fleet and the most reliable way by which to predict its maintenance costs; however, the Company believes it is more cost effective for routine line maintenance and A Checks to be performed on a time and material basis due to the frequency of such maintenance. The Company also has a contract with B.F. Goodrich Co. to perform maintenance on its brakes and for the replacement of tires.

     The Company has an agreement, subject to acceptable rates, terms and conditions, with Alitalia to utilize, or find other parties to utilize, an amount of Alitalia's maintenance services with an aggregate cost of $25 million over a five-year period ending in June 2000.

GOVERNMENTAL REGULATION

     Under the Aviation Act, the DOT and the FAA exercise regulatory authority over the Company. The DOT's jurisdiction extends primarily to economic issues related to the air transportation industry, including, among other things, air carrier certification and fitness, insurance, certain leasing arrangements, the authorization of proposed scheduled and charter operations, tariffs, consumer protection, unfair methods of competition, unjust discrimination and deceptive practices. The FAA's regulatory authority relates primarily to air safety, including aircraft certification and operations, crew licensing/training and maintenance standards.

     To provide air cargo transportation services under long-term contracts with major international airlines, the Company relies primarily on its worldwide charter authorities. The Company requires separate DOT and FAA approval for each long-term ACMI Contract. In addition, FAA approval is required for each of the Company's short-term, seasonal ACMI Contracts.

     In order to engage in its air transportation business, the Company is required to maintain a Certificate of Public Convenience and Necessity (a "CPCN") from the DOT. Prior to issuing a CPCN, the DOT examines a company's managerial competence, financial resources and plans and compliance disposition in order to determine whether a carrier is fit, willing and able to engage in the transportation services it has proposed to undertake, and whether a carrier conforms with the Aviation Act requirement that the transportation services proposed are consistent with the public convenience and necessity. Among other things, a company holding a CPCN must qualify as a United States citizen, which requires that it be organized under the laws of the United States or a State, Territory or Possession thereof; that its Chief Executive Officer and at least two-thirds of its Board of Directors and other managing officers be United States citizens; that not more than 25% of its voting stock be owned or controlled, directly or indirectly, by foreign nationals; and that it not otherwise be subject to foreign control. The DOT may impose conditions or restrictions on such a CPCN.

     The DOT has issued the Company a CPCN to engage in interstate and overseas air transportation of property and mail, and a CPCN to engage in foreign air transportation of property and mail between the U.S. and Taiwan. Both CPCNs are subject to standard terms, conditions and limitations. By virtue of holding those CPCNs, the Company possesses worldwide charter authorities. It also holds limited-term DOT exemption authority to engage in scheduled air transportation of property and mail between certain points in the U.S. and Hong Kong.

     International air services are generally governed by a network of bilateral civil air transport agreements in which rights are exchanged between governments, which then select and designate air carriers authorized to exercise such rights. Insofar as scheduled service is involved, bilateral agreements may prohibit services to certain countries. For countries in which service is authorized, these bilateral agreements specify the city-pair markets that may be served; may restrict the number of carriers that may be designated; may provide for prior approval by one or both governments of the prices the carriers may charge; may limit frequencies or the amount of capacity to be offered in the market; and, in various other ways, may impose limitations on the operations of air carriers. To obtain authority under a bilateral agreement, it is often necessary to compete against other carriers in a DOT proceeding. At the conclusion of the proceeding, the DOT awards all route authorizations. The provisions of bilateral agreements pertaining to charter services vary considerably from country to country. Some agreements limit the number of charter flights that carriers of each country may operate. The Company is subject to various international bilateral air services agreements between the U.S. and the countries to which the Company provides service. The Company also operates on behalf of foreign flag air carriers between various foreign points without serving the U.S. These services are subject to the bilateral agreements of the respective governments. Furthermore, these services require FAA approval but not DOT approval. The Company must obtain permission from the applicable foreign governments to provide service to foreign points.

     The Company has obtained an operating certificate issued by the FAA pursuant to Part 121 of the Federal Aviation Regulations. The FAA has jurisdiction over the regulation of flight operations generally, including the licensing of pilots and maintenance personnel; the establishment of minimum standards for training and retraining; maintenance of technical standards for flight, communications and ground equipment; security programs; and other matters affecting air safety. In addition, the FAA mandates certain recordkeeping procedures. The Company must obtain and maintain FAA certificates of airworthiness for all of its aircraft. The Company's aircraft, flight personnel and flight and emergency procedures are subject to periodic inspections and tests by the FAA. All air carriers operating to, from or within the United States are subject to the strict scrutiny of the FAA to ensure proper compliance with FAA regulations.

     The DOT and the FAA have authority under the Aviation Safety and Noise Abatement Act of 1979, as amended and recodified, and under the Airport Noise and Capacity Act of 1990, to monitor and regulate aircraft engine noise. All of the Company's existing fleet of aircraft comply with Stage III Standards -- the highest standard issued by the FAA.

     Under the FAA's Directives issued under its Aging Aircraft program, the Company is subject to extensive aircraft examinations and may be required to undertake structural modifications to address the problem of corrosion and structural fatigue. In November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Eleven of the Company's Boeing 747-200 aircraft will have to be brought into compliance with such Directives within the next three years at an estimated cost of approximately $5.5 million. As part of the FAA's overall Aging Aircraft program, it has issued Directives requiring certain additional aircraft modifications to be accomplished prior to the aircraft reaching 20,000 cycles. The average cycle time for the 18 aircraft in service is approximately 12,000 cycles and the average cycles operated per year is approximately 800 cycles. The Company estimates that the modification costs per aircraft will range between $2 million and $3 million. Between now and the year 2000, only one aircraft is expected to reach the 20,000 cycle limit and nine additional aircraft will require modification prior to the year 2009. The remaining eight aircraft have already undergone such modifications. The one aircraft undergoing modification to freighter configuration will receive the Nacelle Strut Modification as part of the freighter conversion. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. It is possible that additional Directives applicable to the types of aircraft or engines included in the Company's fleet could be issued in the future, the cost of which could be substantial.

     The Company is also subject to the regulations of the Environmental Protection Agency regarding air quality in the U.S. With respect to aircraft that it operates, the Company meets the fuel venting requirements and smoke emissions standards established by the Environmental Protection Agency.

COMPETITION

     The market for air cargo services is highly competitive. A number of airlines currently provide services for themselves and for others similar to the services offered by the Company and new airlines may be formed that would also compete with the Company. Such airlines may have substantially greater financial resources than the Company. The Company believes that the most important factors for competition in the air cargo business are the range, payload and cubic capacities of the aircraft and the price, flexibility, quality and reliability of service. The ability of the Company to achieve its strategic plan depends in part upon its success in convincing major international airlines that outsourcing some portion of their air cargo business remains more cost-effective than undertaking cargo operations with their own incremental capacity and resources and the ability of the Company to obtain higher ACMI Contract rates in connection with the 747-400 aircraft compared to those currently obtained in connection with existing Boeing 747-200 aircraft. The Company believes that such higher rates will be obtainable as a result of the unique operating benefits associated with the 747-400 aircraft. These operational benefits include a longer range, greater payload capability and increased fuel efficiency relative to the Boeing 747-200 aircraft.

FUEL

     Although fuel costs are typically the largest operating expense for airlines, the Company has limited exposure to the fluctuation of fuel costs and disruptions in supply as a result of its ACMI Contracts, which require the customers to provide fuel for the aircraft. However, an increase in fuel costs could reduce the Company's cost advantages because of its older Boeing 747-200 aircraft fleet, which are not as fuel-efficient as newer cargo aircraft such as the 747-400 aircraft. In addition, to the extent the Company operates scheduled cargo or ad hoc charter services, or positions its aircraft, it is responsible for fuel and other costs that are normally borne by the customers under the ACMI Contracts. In 1997, approximately 2% of the Company's block hours represented scheduled cargo, ad hoc charter services or positioning its aircraft for its own account. The Company may, at times, have excess capacity in which case it may deploy such aircraft in scheduled cargo or ad hoc charter services.

EMPLOYEES

     As of May 31, 1998, the Company had 712 employees, 412 of whom were air crew members. The Company expects to hire additional pilots in 1998 associated with the delivery of additional aircraft, including the 747-400 aircraft. The Company maintains a comprehensive training program for its pilots in compliance with FAA requirements in which each pilot regularly attends update programs. The Company believes that its current training program can be sufficiently modified to provide training required for pilots for the 747-400 aircraft. In addition, as part of the Boeing Purchase Agreement, to defray a portion of the costs, Boeing will train a limited number of the Company's pilots and crew to be assigned to the 747-400 aircraft. However, the Company may incur incremental costs associated with ongoing training with regard to the 747-400 aircraft.

     The Company believes that its employees' participation in the growth and profitability of its business is essential to maintain its productivity and low cost structure, and has therefore established programs for that purpose such as a profit sharing plan, a stock purchase plan, and a Company percentage contribution of the employee deferral contribution to a retirement plan (Internal Revenue Code of 1986, as amended, Section 401(k) plan). Such programs are designed to allow employees to share financially in the Company's success and to augment base salary levels and retirement income. The Company considers its relations with its employees to be good.

     The Company's labor relations are covered under Title II of the Railway Labor Act of 1926, as amended, and are subject to the jurisdiction of the National Mediation Board. None of the Company's employees is subject to a collective bargaining agreement; however, many airline industry employees are subject to such agreements and the Company's employees have been and are routinely solicited by union representatives seeking to organize them. In January 1998, the Company's pilots rejected union representation by the ALPA.

INSURANCE

     The Company is vulnerable to potential losses which may be incurred in the event of an aircraft accident. Any such accident could involve not only repair or replacement of a damaged aircraft and its consequent temporary or permanent loss from service, but also potential claims involving injury to persons or property. The Company is required by the DOT to carry liability insurance on each of its aircraft, and each of the Company's aircraft leases and ACMI Contracts also requires the Company to carry such insurance. While the Company carries this insurance, any extended interruption of the Company's operations due to the loss of an aircraft could have a material adverse effect on the Company. The Company currently maintains public liability and property damage insurance and aircraft hull and liability insurance for each of the aircraft in the fleet in amounts consistent with industry standards. The Company maintains baggage and cargo liability insurance if not provided by its customers under ACMI Contracts. Although the Company believes that its insurance coverage is adequate, there can be no assurance that the amount of such coverage will not be changed upon renewal or that the Company will not be forced to bear substantial losses from accidents. Substantial claims resulting from an accident could have a material adverse effect on the Company's financial condition and could affect the ability of the Company to obtain insurance in the future. The Company believes that it has good relations with its insurance providers.

FACILITIES

     The Company's principal executive offices are located in a 7,000 square foot office building owned by the Company at 538 Commons Drive, Golden, Colorado. The Company also rents 2,500 square feet of office space in an adjacent building.

     The Company presently occupies a 22,000 square foot facility located at JFK. This facility includes administrative offices, maintenance work areas and hangar and parts storage facilities, as well as flight dispatch operations. The Company occupies this facility pursuant to a lease agreement with Japan Airlines ("JAL")
for a five-year period with two five-year renewal rights from JAL, which began on June 1, 1995, at a monthly rate of approximately $55,000. Effective August 1, 1998 the Company will lease an additional 5,000 square feet and the monthly rate will increase to approximately $70,000. The Company believes the JAL facility is adequate to support the near term growth in operations that will result from the anticipated acquisition of additional aircraft. In addition, the Company leases 7,750 square feet of warehouse space at JFK for the storage of aircraft components, tires and other aircraft related equipment at a monthly lease rate of $5,000. The initial lease term expires at the end of August 1999 and provides for two one-year renewal option periods beginning September 1, 1999.

     Due to increased operations at Miami International Airport ("MIA"), the Company entered into a month-to-month office lease and a month-to-month warehouse lease with Dade County, Florida in March 1997 at a combined monthly lease rate of approximately $6,000. The leased warehouse space is used to store aviation equipment and aircraft components used to maintain aircraft operated by the Company. In addition, the Company recently entered into a sublease and ramp use agreement with American Airlines, Inc. for 145,000 square feet of hangar, office and parking space at MIA in support of the Company's increased operations. The lease is for a period in excess of four years and commences July 1, 1998, at a monthly rate of approximately $105,000, subject to an annual escalation factor.

LEGAL PROCEEDINGS

     On February 24, 1997, the Company filed a complaint for declaratory judgment in the Colorado District Court, Jefferson County against Israel Aircraft Industries Ltd. ("IAI") for mechanical problems the Company experienced with respect to an aircraft the Company sub-leased from IAI. The Company is seeking approximately $4 million in damages against IAI to be offset by the amount, if any, the Company owes IAI pursuant to the sub-lease. IAI had the case removed to the U.S. District Court, District of Colorado on April 21, 1997 and has filed counterclaims alleging damages of approximately $9 million based on claims arising from the sub-lease. The Company intends to vigorously defend against all of IAI's claims.

     In March 1997, Air Support International, Inc. ("ASI") filed a complaint against the Company in the U.S. District Court, Eastern District of New York alleging actual and punitive damages of approximately $13.5 million arising from the Company's refusal to pay commissions which ASI claims it is owed for allegedly arranging certain ACMI Contracts. The Company intends to vigorously defend against all of ASI's claims.

     While the Company is from time to time involved in litigation in the ordinary course of its business, there are no other material legal proceedings pending against the Company or to which any of its property is subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers and directors of the Company.

                 NAME                                               POSITION
                 ----                                               --------
Michael A. Chowdry.....................  Chairman of the Board, Chief Executive Officer, President and
                                           Director
Richard H. Shuyler.....................  Executive Vice President -- Strategic Planning, Treasurer and
                                           Director
James T. Matheny.......................  Senior Vice President -- Operations
R. Terrence Rendleman..................  Senior Vice President -- Flight and Technical Operations
Stanley G. Wraight.....................  Senior Vice President -- Marketing
Stephen C. Nevin.......................  Vice President and Chief Financial Officer
Berl Bernhard..........................  Director
Lawrence W. Clarkson...................  Director
David K.P. Li..........................  Director
David T. McLaughlin....................  Director
Brian Rowe.............................  Director

     Michael A. Chowdry, 43, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in August 1992, and served as President from July 1995 to May 1996 and September 1997 to the present. He is also Chairman of the Board (since its inception in April 1985) of Aeronautics Leasing, Inc., an affiliate of the Company ("ALI"). Prior to his founding of ALI, he formed a Colorado-based certificated commuter air carrier in 1981, and was the principal stockholder of Skybus, Inc., the certificated air carrier successor to Frontier Horizon Airlines, from 1984 to 1985. He has been involved in the operation, acquisition, financing and disposition of aircraft and aviation assets since 1978.

     Richard H. Shuyler, 51, has been a member of the Company's Board of Directors since March 1995 and was Senior Vice President -- Finance, Chief Financial Officer and Treasurer of the Company from June 1994 to February 1998. As of February 1998, Mr. Shuyler became Executive Vice President -- Strategic Planning of the Company and also retained his position as Treasurer. From January 1993 to June 1994, he was Senior Vice President -- Finance and Chief Financial Officer at Trans World Airlines, Inc. ("TWA"). From 1975 to 1992, he held various management and executive positions with Continental Airlines, Inc., and various of its affiliates and corporate predecessors, including Texas International Airlines, Inc., Texas Air Corporation and New York Air, serving as Senior Vice President -- Finance and Chief Financial Officer at those entities.

     James T. Matheny, 58, has been Senior Vice President -- Operations of the Company since December 1992. From 1991 to 1992, he was Director -- Quality Assurance and subsequently, Vice President -- Maintenance and Engineering for Eastern Airlines, Inc. From 1961 to 1991, he served in the United States Navy, rising to Commanding Officer of an aircraft squadron, two air wings and an aircraft carrier, and Operations Officer of the Seventh Fleet based in Japan.

     R. Terrence Rendleman, 53, has been Senior Vice President -- Technical Services and Flight Operations since January 1, 1997. From June 1993 to December 1996, he was Senior Vice President for Maintenance Operations at United Airlines. Prior to that, he served as Senior Vice President -- Technical Operations at Northwest Airlines from April 1985 to June 1993. From January 1983 to April 1985, he served as Vice President of Engineering and Maintenance at Braniff Airlines, where he was a Boeing 727 pilot from 1979 to 1983.

     Stephen C. Nevin, 48, has been Vice President and Chief Financial Officer since February 16, 1998. From May 1994 to January 1998, he was Senior Vice President of Finance and Chief Financial Officer at AirTran Holdings, Inc. From December 1982 to April 1994, he served as a Vice President at McDonnell Douglas Finance Corporation.

     Stanley G. Wraight, 51, has been Senior Vice President -- Marketing since May 1997. From 1995 to 1997, he led KLM's worldwide sales efforts. From 1965 to 1995, he was employed by KLM in various capacities, including Vice President of KLM's sales, marketing and operations in Asia, Australia and the Middle East.

     Berl Bernhard, 68, has been a member of the Washington based law firm of Verner, Liipfert, Bernhard, McPherson and Hand since 1960 and has served as its Chairman since 1982. He was nominated by President Kennedy and confirmed by the Senate in 1961 to serve as Staff Director of the U.S. Commission on Civil Rights. He was Special Advisor to Secretary of State Dean Rusk and Under Secretary of State W. Averell Harriman (1963-65), and was Senior Advisor to Secretary of State Edmund S. Muskie (1980-81). He also served as a Trustee of Dartmouth College (1974-1984). He acted as special counsel to the Trustees of Eastern Airlines and special counsel to the Chairman of Northwest Airlines, and served as Trustee of the Federal City Council from 1988-1992. Mr. Bernhard served as Chairman of the Aspen Institute from 1991-1996 as well as Chairman of its Executive Committee. He was a director of Uniroyal Chemical Company, Inc. and UNC Inc.

     Lawrence W. Clarkson, 60, has been President of Boeing Enterprises since February 1997, where he is responsible for establishing and directing new commercial airplane-related business acquisitions, joint ventures and other relationships outside of the traditional business scope of Boeing. Since April 1992 he has also been a Senior Vice President of Boeing. He previously held various management and executive positions with Boeing which he joined in 1987. Prior to that, for twenty years he held various management and executive positions with Pratt & Whitney. He serves as Vice Chairman of the National Bureau of Asian Research, Chairman of U.S.-Pacific Economic Cooperation Council and Chairman of the National Center for APEC, and as a Director of the U.S.-China Business Council, the National Association of Manufacturers and the Atlantic Council. He also serves on the U.S.-Japan Joint High Level Advisory Panel and is a member of the Council on Foreign Relations, the Pacific Council on International Policy and the National Research Council -- Committee on Japan.

     David K.P. Li, 58, has been a member of the Company's Board of Directors since April 16, 1998. He has been Chairman of the Bank of East Asia, Limited since 1997 and a director and the Chief Executive of the Bank of East Asia, Limited since 1981. He is a director of Campbell Soup Company, CATIC Shenzhen Holdings Limited, CBS Corporation, Chelsfield Plc., China Merchants China Direct Investments Limited, China Overseas Land & Investment Limited, Dow Jones & Company, Inc., Guangnan (Holdings) Limited, The Hong Kong and China Gas Company Limited. The Hong Kong and Shanghai Hotels, Limited, Hong Kong Interbank Clearing Limited, The Hong Kong Mortgage Corporation Limited, Hong Kong Telecommunications Limited (Deputy Chairman), KTP Holdings Limited, New World Infrastructure Limited, PowerGen Plc., San Miguel Brewery Hong Kong Limited, Sime Darby Berhad and Sime Darby Hong Kong Limited, South China Morning Post (Holdings) Limited and Vitasoy International Holdings Limited. Mr. Li serves on the international advisory boards of Avon Products Inc., Bank Austria, Bank of Montreal, Carlos P. Romulo Foundation for Peace and Development, Daimler-Benz AG, Federal Reserve Bank of New York's International Capital Markets Advisory Committee, Gulfstream Aerospace, IBM, Jardine Fleming Asian Property Company, Lafarge, PowerGen and Rolls-Royce Plc.

     David T. McLaughlin, 66, has been a member of the Company's Board of Directors since September 1995. He has been President and Chief Executive Officer of The Aspen Institute since his appointment in 1988, as well as Chairman of its Board of Trustees since 1994. From 1972 to 1977 he served as Chief Executive Officer of The Toro Company, and served as its Chairman from 1977 to 1981. From 1981 to 1987, he served as president of Dartmouth College. He is currently a director of ARCO, Chase Manhattan Corporation, Westinghouse Electric Corporation, CBS Inc., Standard Fusee Corporation, and PartnerRe, Inc. and serves as a member of the Board of Trustees of the Asia Foundation Center for Asian Pacific Affairs.

     Brian Rowe, 67, has been a member of the Company's Board of Directors since March 1995. He retired as Chairman of the General Electric Aircraft Engines division of the General Electric Company in January 1995, a position he held since September 1993, where he was in charge of world-wide sales of GE engines. Prior to that, he held various management and executive positions with General Electric, which he joined in 1957, including President of General Electric Aircraft Engines (from 1979 to 1993), Vice President and General Manager of the Aircraft Engineering Division (from 1976 to 1979), Vice President and General Manager of the Airline Programs Division (from 1974 to 1976) and Vice President and General Manager of the Commercial Engine Projects Division (from 1972 to
1974).

                    SUMMARY OF TERMS OF THE NEW CERTIFICATES

                                                   CLASS A           CLASS B           CLASS C
                                                CERTIFICATES      CERTIFICATES      CERTIFICATES
                                                ------------      ------------      ------------
Aggregate Face Amount........................   $300,254,000      $115,481,000      $123,180,000
Ratings:
  Moody's....................................        A3               Baa3               Ba3
  Standard & Poor's..........................        AA-               A-               BBB-
  Fitch......................................        AA-               A-               BBB-
Initial Loan to Aircraft Value
  (cumulative)(1)............................       37.7%             51.8%             66.1%
Expected Principal Distribution Window (in
  years).....................................     0.9-19.9          0.9-15.9          0.9-11.9
Initial Average Life (in years)..............       14.5              10.6               6.0
Regular Distribution Dates...................     January 2         January 2         January 2
                                                 and July 2        and July 2        and July 2
Final Expected Regular Distribution Date.....  January 2, 2018   January 2, 2014   January 2, 2010
Final Maturity Date..........................   July 2, 2019      July 2, 2015      July 2, 2011
Minimum Denomination.........................      $1,000            $1,000           $100,000
Section 1110 Protection(2)...................        Yes               Yes               Yes
Liquidity Facility Coverage(3)...............   3 semiannual      3 semiannual      3 semiannual
                                                  interest          interest          interest
                                                  payments          payments          payments
Liquidity Facility Amount at January 2,
  1999(3)....................................    $35,490,023       $14,169,519       $15,723,927

------------
(1) Determined as of January 2, 1999, assuming that all Aircraft have been delivered. The Mandatory Economic Terms require that the initial loan to Aircraft value, based on the foregoing appraisals, for each Aircraft as of its delivery date be not in excess of 38.1% in the case of the Series A Equipment Notes, 52.8% in the case of Series B Equipment Notes and 68.4% in the case of the Series C Equipment Notes.

(2) Following the delivery of each Aircraft, the benefits of Section 1110 of the U.S. Bankruptcy Code will be available to the applicable Loan Trustee with respect to such Aircraft.

(3) For each Class of New Certificates, the initial amount of the Liquidity Facilities, taken together, will cover three consecutive semiannual interest payments (without regard to any future payments of principal on such New Certificates), except that the Liquidity Facilities with respect to each Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The scheduled payments of interest on the Equipment Notes held by a Trust and on the Deposits relating to such Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates issued by such Trust at the rate per annum applicable thereto, including any increase to such rate resulting from Atlas' failure to cause the occurrence of a Registration Event. In aggregate for Class A, B and C New Certificates, the amount of the Liquidity Facilities at January 2, 1999, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to January 2, 1999 is paid, will be $65,383,469.

                      DESCRIPTION OF THE NEW CERTIFICATES

     The New Certificates will be issued pursuant to three separate Pass Through Trust Agreements. The following summary describes all material terms of the New Certificates and the Pass Through Trust Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the New Certificates, the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the pass through trust agreements applicable to the Successor Trusts. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Pass Through Trust Agreements.

     Except as otherwise indicated, the following summary relates to each of the Trusts and the New Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under " -- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ.

GENERAL

     The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under " -- Book-Entry; Delivery and Form". Each New Certificate will represent a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such New Certificate is issued. The Trust Property of each Trust will consist of (i) subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued at Atlas' election in connection with the delivery of each Aircraft during the Delivery Period either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee or on a recourse basis by a subsidiary of Atlas, in which case the applicable Leased Aircraft will be leased to Atlas or (b) on a recourse basis by Atlas in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase of such Owned Aircraft by Atlas, (ii) the rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement, (iii) the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period, (iv) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (v) all monies receivable under the Liquidity Facility for such Trust and (vi) funds from time to time deposited with the Trustee in accounts relating to such Trust. New Certificates will represent fractional undivided interests in the related Trust and will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except New Certificates of the Class C Trust will be issued only in minimum denominations of $100,000, and that one New Certificate of each Trust may be issued in a different denomination.

     On the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a substantially identical Successor Trust, and the New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the New Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable to the Successor Trusts. See
" -- Liquidation of Original Trusts."

     The New Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. The New Certificates do not represent an interest in or obligation of Atlas, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each New Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a New Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trustees, the Subordination Agent and the Liquidity Providers are parties, on each Distribution Date, so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the following order: (1) to the Liquidity Providers to the extent required to pay certain Liquidity Obligations; (2) to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates; (3) to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates; (4) to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; (5) if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates; and (6) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to the Subordination Agent, each Trustee and certain other parties in payment of the Administration Expenses and to the Liquidity Providers in payment of the Liquidity Obligations; (2) to the Subordination Agent, each Trustee and each Certificateholder for certain fees, taxes, charges and other amounts payable to the Subordination Agent, any Trustee or any Certificateholder; (3) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates; (4) to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; (5) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; and (6) if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition for other Classes of Certificates) on the Class D Certificates.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the New Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the New Certificates of such Trust or the reduction of the Pool Balance (as defined herein) of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     The priority of distributions after a payment default under any Equipment Note or a Triggering Event will have the effect in certain circumstances of requiring the distribution to more senior Classes of Certificates of payments received in respect of one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would in the aggregate be less than the interest accruing on the remaining New Certificates because such New Certificates include a relatively greater proportion of junior Classes with relatively higher interest rates. As a result of this possible interest shortfall, the holders of one or more junior Classes of New Certificates may not receive the full amount due to them after a Triggering Event even if all Equipment Notes are eventually paid in full.

     Payments in respect of the Deposits relating to a Trust will not be subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposits with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (as defined herein) (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for New Certificates to be issued by such Trust set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year, commencing on July 2, 1998 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest applicable to the New Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the applicable Liquidity Provider for the benefit of the holders of such New Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such New Certificates), except that the Liquidity Facility with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The Liquidity Facility for any Class of New Certificates does not provide for drawings thereunder to pay for principal of or premium on the New Certificates of such Class, any interest on the New Certificates of such Class in excess of the applicable Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the New Certificates of any other Class. Therefore, only the holders of the New Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

     Payments of principal of the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2 and July 2 in certain years depending upon the terms of the Equipment Notes held in such Trust, commencing on January 2, 1999. Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments", and January 2 and July 2 of each year are herein referred to as "Regular Distribution Dates". See "Description of the Equipment
Notes -- Principal and Interest Payments". The "Final Maturity Date" for the Class A Certificates is July 2, 2019, for the Class B Certificates is July 2, 2015 and for the Class C Certificates is July 2, 2011.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the Record Date (as defined herein) applicable to such Scheduled Payment subject to certain exceptions. If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be scheduled to be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"), subject to the Intercreditor Agreement. If an Aircraft is not delivered on the scheduled (or rescheduled) delivery date, the portion of the Deposits relating to such Aircraft, together with accrued interest thereon, shall be withdrawn and distributed to the Certificateholders upon not less than 15 days' notice, unless, subject to certain conditions, Atlas elects to extend such delivery date to a date not later than the Delivery Period Termination Date. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and any premium payable by Atlas (each, also a "Special Payment"), will be distributed on a date 35 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date") unless such date is within 10 days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date. Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or any premium payable by Atlas in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption."

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders (as defined herein), one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the New Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. See "-- Termination of the Trusts" below. Distributions in respect of New Certificates issued in global form will be made as described in "-- Book-Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois, Wilmington, Delaware or Denver, Colorado (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the New Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the New Certificates of such Trust less the aggregate amount of all payments made in respect of the New Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the New Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date.

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the New Certificates of such Trust. The Pool Factor for each Trust or for the New Certificates issued by any Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the New Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's New Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                  1998-1 A TRUST                     1998-1 B TRUST                      1998-C TRUST
                     EQUIPMENT                          EQUIPMENT                          EQUIPMENT
                  NOTES SCHEDULED   1998-1 A TRUST   NOTES SCHEDULED   1998-1 B TRUST   NOTES SCHEDULED   1998-1 C TRUST
                    PAYMENTS OF        EXPECTED        PAYMENTS OF        EXPECTED        PAYMENTS OF        EXPECTED
     DATE            PRINCIPAL       POOL FACTOR        PRINCIPAL       POOL FACTOR        PRINCIPAL       POOL FACTOR
---------------   ---------------   --------------   ---------------   --------------   ---------------   --------------
January 2, 1999   $    2,397,500       0.9920151     $    3,848,330       0.9666756     $    9,840,000       0.9201169
July 2, 1999           1,202,214       0.9880111            462,390       0.9626716          1,857,739       0.9050354
January 2, 2000        4,802,928       0.9720149            924,780       0.9546635          8,946,554       0.8324055
July 2, 2000           1,202,214       0.9680109            462,390       0.9506595          1,929,568       0.8167409
January 2, 2001        4,802,928       0.9520147            924,780       0.9426514          9,654,226       0.7383659
July 2, 2001           1,202,214       0.9480107            462,390       0.9386474          1,977,429       0.7223127
January 2, 2002        4,802,928       0.9320145            924,780       0.9306393         10,368,798       0.6381368
July 2, 2002           1,202,214       0.9280105            462,390       0.9266353          2,013,610       0.6217899
January 2, 2003        3,600,714       0.9160183          1,225,560       0.9160226         10,351,430       0.5377549
July 2, 2003           2,404,428       0.9080103            924,780       0.9080146          2,042,816       0.5211709
January 2, 2004        3,600,714       0.8960181          1,384,890       0.8960222         10,981,357       0.4320220
July 2, 2004           2,404,428       0.8880101            924,780       0.8880141          2,067,365       0.4152387
January 2, 2005        3,600,714       0.8760178          4,658,111       0.8476775          8,545,109       0.3458678
July 2, 2005           2,404,428       0.8680099            924,780       0.8396695          2,088,574       0.3289124
January 2, 2006        3,600,714       0.8560176         10,807,954       0.7460787          4,557,132       0.2919167
July 2, 2006           2,404,428       0.8480097          1,061,139       0.7368898          2,107,268       0.2748094
January 2, 2007        3,600,714       0.8360174         11,521,480       0.6371204          5,340,120       0.2314573
July 2, 2007           2,404,428       0.8280095          1,314,296       0.6257393          2,123,996       0.2142142
January 2, 2008        3,600,714       0.8160172         12,161,923       0.5204239          6,353,247       0.1626373
July 2, 2008           2,404,428       0.8080092          1,592,973       0.5066297          2,139,143       0.1452713
January 2, 2009        3,600,714       0.7960170          9,774,504       0.4219880          7,440,749       0.0848658
July 2, 2009           2,404,428       0.7880090          1,896,919       0.4055618          2,152,993       0.0673874
January 2, 2010        3,600,714       0.7760168          4,479,836       0.3667689          8,300,777       0.0000000
July 2, 2010           2,404,428       0.7680088          2,225,904       0.3474939                  0       0.0000000
January 2, 2011        9,843,155       0.7352261          5,385,566       0.3008579                  0       0.0000000
July 2, 2011           3,716,432       0.7228484          2,579,723       0.2785190                  0       0.0000000
January 2, 2012       22,558,848       0.6477159          7,766,713       0.2112637                  0       0.0000000
July 2, 2012           4,125,102       0.6339772          2,958,186       0.1856474                  0       0.0000000
January 2, 2013       26,190,164       0.5467505          7,473,591       0.1209304                  0       0.0000000
July 2, 2013           4,546,731       0.5316075          3,361,120       0.0918250                  0       0.0000000
January 2, 2014       27,026,626       0.4415950         10,604,042       0.0000000                  0       0.0000000
July 2, 2014           4,980,851       0.4250062                  0       0.0000000                  0       0.0000000
January 2, 2015       30,758,116       0.3225659                  0       0.0000000                  0       0.0000000
July 2, 2015           5,427,034       0.3044911                  0       0.0000000                  0       0.0000000
January 2, 2016       29,278,052       0.2069801                  0       0.0000000                  0       0.0000000
July 2, 2016           5,884,893       0.1873804                  0       0.0000000                  0       0.0000000
January 2, 2017       13,015,118       0.1440334                  0       0.0000000                  0       0.0000000
July 2, 2017           6,354,074       0.1228711                  0       0.0000000                  0       0.0000000
January 2, 2018       36,892,528       0.0000000                  0       0.0000000                  0       0.0000000

     The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may differ from that set forth above. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption," or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements." In the event of (i) any such change in the scheduled repayments or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after any such change in scheduled repayments or after the occurrence of any event described in clause
(ii), as the case may be.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of New Certificate for such Trust, as to (ii), (iii), (iv) and (v) below):

          (i) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source;

          (ii) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by Atlas with respect to unused Deposits), if any;

          (iii) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

          (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

          (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

          (vi) the Pool Balance and the Pool Factor for such Trust.

     So long as the New Certificates are registered in the name of DTC or its nominee, on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants (as defined herein) reflected on DTC's books as holding interests in the New Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to New Certificateholders.

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii), (iv) and (v) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to New Certificateholders in the manner described above. At such time, if any, as the New Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the New Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes -- Indenture Defaults, Notice and Waiver." Since the Equipment Notes issued under an Indenture will be held in each Trust, a continuing Indenture Default under such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Atlas). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the New Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Leased Aircraft Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate (as defined in each Indenture) held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee or Atlas subsidiary exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee or Atlas subsidiary for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. Such permitted investments are defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date.

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the New Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders.

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding New Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes.

     In certain cases, the holders of the New Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the New Certificates of such Trust waive any past Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences and thereby annul any direction given by such holders or Trustee to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each Certificateholder of the same Class, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates and (iii) if the Class D Certificates are issued, the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and the Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the New Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC EVENT OF DEFAULT

     A PTC Event of Default is defined under the Pass Through Trust Agreements as the failure to pay: (i) the outstanding Pool Balance of the applicable Class of New Certificates within 10 Business Days of the Final Maturity Date for such Class or (ii) interest due on such Class of New Certificates within 10 Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings (as defined herein), or withdrawals from the Cash Collateral Accounts (as defined herein) for such Class of New Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). Any failure to make expected principal distributions with respect to any Class of New Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such New Certificates. A PTC Event of Default with respect to the most senior outstanding Class of New Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Atlas is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless (i) the surviving successor or transferee corporation shall (a) be validly existing under the laws of the United States or any state thereof, (b) be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and (c) expressly assume all of the obligations of Atlas contained in any Pass Through Trust Agreement, the Note Purchase Agreement, the Owned Aircraft Indentures, the Participation Agreements and the Leases, and any other operative documents; and (ii) Atlas shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, shall have occurred and be continuing.

     The Pass Through Trust Agreements and the Note Purchase Agreement do not, and the Indentures, the Participation Agreements and the Leases will not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Atlas.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at the request of the Company, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the New Certificates of such Trust, (i) to evidence the succession of another corporation to Atlas and the assumption by such corporation of Atlas' obligations under such Pass Through Trust Agreement or the Note Purchase Agreement, (ii) to add to the covenants of Atlas for the benefit of holders of such New Certificates or to surrender any right or power conferred upon Atlas in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, (iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such New Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility (as defined herein), (iv) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the New Certificates are listed, or any regulatory body, (v) to modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, and (vi) to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts by more than one Trustee, provided that in each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes.

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the New Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee (such consent not to be unreasonably withheld), of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, except that no such amendment or supplement may, without the consent of the holder of each New Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Deposits, the Equipment Notes held in such Trust or distributions in respect of any New Certificate related to such Trust, or change the date or place of any payment in respect of any New Certificate, or make distributions payable in coin or currency other than that provided for in such New Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment or (f) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes.

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding New Certificates of the relevant Trust and (ii) as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a New Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders.

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement. Under the Note Purchase Agreement, Atlas agrees to finance each Aircraft in the manner provided therein and in connection therewith will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft. The Note Purchase Agreement will provide for the relevant parties to enter into (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture relating to the financing of such Leased Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this Prospectus is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus. See "Risk
Factors -- Risk Factors Relating to the New Certificates -- Owner Participant; Revisions to Agreements". However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and
(ii) not vary the Mandatory Economic Terms. In addition, Atlas is obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms", as defined in the Note Purchase Agreement, require, among other things, that:

          (i) the maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Summary of Terms of the New Certificates" under the column "Aggregate Face Amount";

          (ii) the initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value for such Aircraft set forth in "Summary of Terms of the New

     Certificates" under the column "Initial Loan to Aircraft Value"), not exceed 38.1% in the case of Series A Equipment Notes, 52.8% in the case of Series B Equipment Notes and 68.4% in the case of Series C Equipment Notes;

          (iii) the loan to Aircraft value for an Aircraft at the beginning of the term of any Lease with respect to such Aircraft must not exceed the initial loan to Aircraft values set forth in (ii) above with respect to the then current estimated fair market values;

          (iv) the initial average life per Aircraft of the Series A Equipment Notes shall not be less than 11.5 years or extend beyond 15 years, of the Series B Equipment Notes shall not be less than 8.5 years or extend beyond 12 years, and of the Series C Equipment Notes shall not be less than 4.5 years or extend beyond 7.5 years, in each case from the Issuance Date;

          (v) as of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates shall not be less than, respectively, 13.5 years, 10 years and 5 years or shall not extend beyond, respectively, 15 years, 11 years and 6.5 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

          (vi) the Final Expected Regular Distribution Date of (a) the Series A Equipment Notes not be in excess of 20 years after the Issuance Date, (b) the Series B Equipment Notes not be in excess of 16 years after the Issuance Date and (c) the Series C Equipment Notes not be in excess of 12 years after the Issuance Date;

          (vii) the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

          (viii) the interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust;

          (ix) the payment dates for the Equipment Notes and basic rent under the Leases must be January 2 and July 2.

          (x) basic rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes;

          (xi) the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance; and

          (xii) (a) the past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases subject to certain rights of self-insurance, (e) the interest rate payable, if any, with respect to stipulated loss value in the Leases, and
     (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case be provided as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements contemplated by the Note Purchase Agreement, as follows:

          In the case of the Indentures, modifications are prohibited (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Atlas's rights under its purchase agreement with the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

          In the case of the Lease, modifications are prohibited to certain provisions regarding the obligation of Atlas (i) to pay basic rent, stipulated loss value and termination value to the Aircraft Trustee, (ii) to record the Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft, (iii) to furnish certain opinions with respect to a replacement airframe and (iv) to consent to the assignment of the Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

          In the case of the Participation Agreement, modifications are prohibited (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration, (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreement.

          In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustee in the definition of Make-Whole Premium. Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Mortgagee or the Certificateholders.

POSSIBLE ISSUANCE OF CLASS D CERTIFICATES

     Atlas may elect to issue Series D Equipment Notes in connection with the financing of Owned Aircraft. Atlas may elect to fund the sale of the Series D Equipment Notes through the sale of Class D Certificates. The Note Purchase Agreement provides that Atlas' ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the Trustee with respect to such Certificates will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement."

LIQUIDATION OF ORIGINAL TRUSTS

     At the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a Successor Trust with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trusts and New York law will govern the Successor Trusts. The Trustee of each of the Original Trusts will also act as Trustee of the corresponding Successor Trust, and each New Trustee will assume the obligations of the Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the New Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable with respect to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Successor Trusts will, in the opinion of Tax Counsel, be treated as grantor trusts. See "Certain U.S. Federal Income Tax Consequences."

TERMINATION OF THE TRUSTS

     The obligations of Atlas and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's New Certificates at the office or agency of the applicable Trustee specified in such notice of termination.

THE TRUSTEES

     The Trustee for each Trust is Wilmington Trust Company.

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "Global Certificates"), to be deposited with the Trustee as custodian for DTC and registered in the name of Cede, as nominee of DTC.

     DTC has advised Atlas as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

     Upon the issuance of the Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests Global Certificates is limited to persons who have accounts with DTC ("DTC Participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificates is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Deposit Agreements.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust entered into a separate Deposit Agreement with the Depositary pursuant to which the Depositary established separate accounts into which the proceeds of the offering of the Old Certificates attributable to New Certificates of such Trust were deposited on behalf of such Escrow Agent, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period. Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the New Certificates issued by such Trust during the relevant interest period at the rate per annum applicable to such New Certificates. The interest rates payable on the Deposits are subject to change under certain circumstances to the same extent as the interest rates for the Equipment Notes. Upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the New Certificates.

UNUSED DEPOSITS; PREPAYMENT OF DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes". Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Atlas. See "Description of the Aircraft and the Appraisals -- Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. If an Aircraft is not delivered on the scheduled (or rescheduled) delivery date, the portion of the Deposits relating to such Aircraft, together with accrued interest thereon, shall be withdrawn and distributed to the Certificateholders upon not less than 15 days' notice, unless, subject to certain conditions, Atlas elects to extend such delivery date to a date not later than the Delivery Period Termination Date. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the Certificateholders of such Trust after at least 15 days prior written notice. In addition, if such remaining Deposits exceed the Par Redemption Amount with respect to all of the Trusts, such distribution will include a premium payable by Atlas equal to the Deposit Make-Whole Premium with respect to the remaining Deposits applicable to such Trust in excess of such Trust's proportionate share of the Par Redemption Amount. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C Certificates as compared to the other New Certificates. In addition, notwithstanding the Par

Redemption Amount limitation, if any Aircraft is not delivered by the manufacturer on or prior to the Delivery Period Termination Date due to any reason not occasioned by Atlas' fault or negligence and no Substitute Aircraft is provided in lieu of such Aircraft, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver in an amount equal to the maximum principal amount of Equipment Notes that could have been issued and acquired by such Trust with respect to such Aircraft in accordance with the Mandatory Economic Terms and such unused Deposits shall not be included in the calculation of the Par Redemption Amount.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus such Class of Certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such Class of Certificates bears to the unused Deposits with respect to all Classes of Certificates) of the Par Redemption Amount were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 175 basis points in the case of the Class A Certificates, 205 basis points in the case of the Class B Certificates and 250 basis points in the case of the Class C Certificates, over (b) the amount of such unused Deposits to be distributed to the holders of such New Certificates, minus such Class of Certificates' proportionate share of the Par Redemption Amount, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the date of issuance of the New Certificates).

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

DEPOSITARY

     ABN AMRO Bank N.V., acting through its Chicago branch, will act as Depositary.

     ABN AMRO Bank N.V. is a direct subsidiary of ABN AMRO Holding N.V., an international multi-bank holding company. At December 31, 1996, ABN AMRO Holding N.V. reported consolidated assets amounting to approximately $317 billion (based on the exchange rate at March 31, 1997 of U.S. $1.00 to NLG 1.88). The accounting principles applied in the preparation of the financial statements of ABN AMRO Bank N.V. may not conform to U.S. generally accepted accounting principles.

     ABN AMRO Bank N.V. has long-term unsecured debt ratings of Aa1 from Moody's, AA from S&P and AA+ from Fitch and short-term unsecured debt ratings of P-1 from Moody's, A-1+ from S&P and F1+ from Fitch.

     ABN AMRO Bank N.V.'s Chicago branch was initially licensed by the Commissioner of Banks and Real Estate for the State of Illinois on October 1, 1973. The Chicago branch is an unincorporated branch of ABN AMRO Bank N.V. and is not a separate subsidiary. The branch is located at 135 South LaSalle Street, Chicago, Illinois 60674-9135.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes all material terms of the Escrow Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Escrow Agreements.

     Each Escrow Agent, each Paying Agent, each Trustee and the Initial Purchasers entered into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of the Old Certificates of each Trust were deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. The Escrow Agent of each Trust was given irrevocable instructions (i) to permit the Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date solely for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (ii) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more paying agent account(s) (each, a "Paying Agent Account"), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the offering of the Old Certificates as described above, the Escrow Agent issued one or more Escrow Receipts which will be affixed by the relevant Trustee to each New Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such Account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the New Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the New Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes all material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Revolving Credit Agreement in connection with the respective Liquidity Facilities.

GENERAL

     ABN AMRO Bank N.V., acting through its Chicago branch, entered into a Liquidity Facility with the Subordination Agent with respect to the Class A Trust and Morgan Stanley Capital Services, Inc. ("MSCS") entered into separate Liquidity Facilities with the Subordination Agent with respect to the Class B Trust and the Class C Trust (each, a "Liquidity Facility"). Pursuant to the applicable Liquidity Facility, ABN AMRO Bank N.V. or MSCS, as the case may be, will make one or more advances to the Subordination Agent to fund the payment of interest on the New Certificates, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely payment by such Trust of the interest payable on the New Certificates of such Trust at the Stated Interest Rate therefor. If interest payment defaults occur which exceed the amount covered by or available under the applicable Liquidity Facility for any Trust, the such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO Bank N.V., acting through its Chicago branch, is the Liquidity Provider for the

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

Class A Trust and MSCS is the Liquidity Provider for the Class B Trust and the Class C Trust, each may be replaced by one or more other entities with respect to such Trusts under certain circumstances. The obligations of MSCS under its Liquidity Facilities will be fully and unconditionally guaranteed by Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD").

DRAWINGS

     The initial aggregate amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust at January 2, 1999, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that all interest and principal due on or prior to January 2, 1999, is paid, will be $35,490,023, $14,169,519, and $15,723,927, respectively (each, an initial "Maximum Available Commitment"). Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Regular Distribution Date to fund the payment of interest then due and payable on the New Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or premium on the Class of New Certificates of such Trust or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the New Certificates of any other Class. In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to fund the payment of any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by the Liquidity Provider under each Liquidity Facility reduces by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under either Liquidity Facility for any Trust, upon payment to the relevant Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the New Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the New Certificates of such Trust (without regard to expected future payment of principal of such New Certificates) at the Stated Interest Rate for such Trust.

     If at any time (i) the short-term unsecured debt rating of any Liquidity Provider (or, in the case of MSCS, such rating of MSDWD) issued by any of the Rating Agencies is lower than the Threshold Rating or (ii) the guaranty of MSCS's obligations under the relevant Liquidity Facilities by MSDWD becomes invalid or unenforceable, each Liquidity Facility provided by the relevant Liquidity Provider may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility, in the case of ABN AMRO Bank N.V., within 10 days, and in the case of MSCS, within 3 days, after notice of the downgrading or such guaranty becoming invalid or unenforceable, as applicable, and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to the then Maximum Available Commitment thereunder and will hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used.

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement

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

provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the New Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person having unsecured short-term debt ratings issued by both Rating Agencies which are equal to or higher than the Threshold Rating. The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial liquidity provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's, A-1+ by Standard & Poor's and F1+ by Fitch, in the case of the Class A Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's, A-1 by Standard & Poor's and F1 by Fitch, in the case of the Class B Liquidity Provider and the Class C Liquidity Provider.

     The Liquidity Facility for each Trust provides that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of (i) 364 days after the Issuance Date (counting from, and including, the Issuance Date) in the case of the Class A Trust or on the Final Maturity Date in the case of the Class B Trust or the Class C Trust; (ii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full; (iii) the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); and
(v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. The Liquidity Facility for the Class A Trust provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

     The Intercreditor Agreement provides for the replacement of the Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust) if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used.

     Subject to certain limitations, Atlas may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced.

     The Intercreditor Agreement provides that, upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider (given as described in "-- Liquidity Events of Default"), the Subordination Agent shall request a final drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder (a "Final Drawning") and will hold the proceeds thereof in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used.

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

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 2.25% per annum, and thereafter, at LIBOR for the applicable Interest Period plus 2.25% per annum in the case of the Class A Trust and 1.75% per annum in the case of the Class B Trust or the Class C Trust, provided that, in the case of a Final Drawing, the Subordination Agent may convert the Final Drawing into a Drawing bearing interest at the Base Rate plus 2.25% per annum, in the case of the Class A Trust, and 1.75% per annum, in the case of the Class B Trust and the Class C Trust, on the last day of an Interest Period for such Drawing; provided, further, that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period of time comparable to such interest period.

     The amount drawn under any Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows: (i) such amount will be released on any Distribution Date to the relevant Liquidity Provider to the extent that such amount exceeds the Required Amount; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Trust to fund payment of the interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in Eligible Investments. A Downgrade Drawing under any of the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (x) subject to clause (y) below, at a rate equal to LIBOR for the applicable Interest Period plus 0.675% per annum in the case of the Class A Trust or 0.40% in the case of the Class B Trust or the Class C Trust on the outstanding amount from time to time of such Downgrade Drawing, and (z) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable Interest Period (or, as described in the third preceding paragraph, the Base Rate) plus 2.25% per annum in the case of the Class A Trust or 1.75% in the case of the Class B Trust or the Class C Trust per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. A Non-Extension Drawing under the Liquidity Facility for the Class A Trust (other than any portion thereof applied to the payment of interest on the Certificates) will bear interest (1) during the period from the date of its borrowing to (but excluding) the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period plus 0.475% per annum on the
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

outstanding amount from time to time of such Non-Extension Drawing, and (2) thereafter, at a rate equal to LIBOR for the applicable interest period (or, as described in the third preceding paragraph, the Base Rate) plus 2.25% per annum; provided that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor.

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of: (i) the acceleration of all the Equipment Notes and (ii) certain bankruptcy or similar events involving Atlas.

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice") the effect of which will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder, (iii) any Drawing remaining unreimbursed as of the date of termination to be automatically converted into a Final Drawing under such Liquidity Facility, and (iv) all amounts owing to such Liquidity Provider automatically to become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Providers only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions." Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures.

LIQUIDITY PROVIDERS

     The initial Liquidity Provider for the Class A Trust is ABN AMRO Bank N.V., acting through its Chicago branch. The initial Liquidity Provider for the Class B Trust and the Class C Trust is MSCS. The obligations of MSCS under its Liquidity Facilities are fully and unconditionally guaranteed by MSDWD.

     For a description of ABN AMRO Bank N.V., see "Description of the Deposit Agreements -- Depositary."

     MSCS, a subsidiary of MSDWD, commenced operation in August 1985. MSCS was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

     MSDWD, the parent of MSCS and guarantor of its obligations under its Liquidity Facilities, is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses -- securities, asset management and credit services. MSDWD is a combination of Dean Witter, Discover & Co. ("Dean Witter Discover") and Morgan Stanley Group Inc. ("Morgan Stanley") pursuant to a merger of equals that was effected on May 31, 1997 in which Morgan Stanley was merged with and into Dean Witter Discover.

     Reports, proxy statements and other information filed by MSDWD with the Securities and Exchange Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange
Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street N.W. Washington, D.C. 20549, at prescribed rates.

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

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes all material provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement. Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Intercreditor Agreement.

INTERCREDITOR RIGHTS

  Controlling Party

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Providers have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Trustees (in the case of each such Trustee, with respect to the Equipment Notes issued under such Indenture and held as Trust Property of such Trust) constituting, in the aggregate, directions with respect to such principal amount of Equipment Notes), so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder, and (b) after the occurrence and during the continuance of an Indenture Default under such Indenture which has not been cured by the applicable Owner Trustee or Owner Participant, in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including exercising remedies thereunder or with respect to such Equipment Notes (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party, subject to the limitations described below.

     "Controlling Party" with respect to any Indenture means: (x) the Class A Trustee; (y) upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; and (z) upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees. Notwithstanding the foregoing, at any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed and (y) the date on which all Equipment Notes shall have been accelerated, the Liquidity Providers with at least a majority of unreimbursed Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies."

  Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Atlas, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Aircraft, the amount and payment dates of rentals payable by Atlas under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present
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

value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Atlas under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     The Subordination Agent may from time to time during the continuance of an Indenture Default (and before the occurrence of a Triggering Event) commission LTV Appraisals with respect to an Aircraft at the request of the Controlling Party.

PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

          (i) to the Liquidity Providers to the extent required to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "Liquidity Expenses");

          (ii) to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

          (iii) to the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to clauses (i) and (ii) above) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

          (iv) to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

          (v) to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

          (vi) to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

          (vii) if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates; and

          (viii) to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (x) of the definition of Expected Distributions shall be deemed to read as follows: "(x) accrued, due and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) together with (without duplication) accrued and unpaid interest on a portion of such

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

Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

          (i) to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Providers to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Providers in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

          (ii) to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

          (iii) to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

          (iv) to the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause (iv) is applicable);

          (v) to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

          (vi) to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates;

          (vii) to the Class B Trustee to the extent acquired to pay Adjusted Expected Distributions on the Class B Certificates;

          (viii) to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; and

          (ix) if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date; provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 38.1%, for the Class B Certificates 52.8% and for the Class C Certificates 68.4%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust that are in excess of the Required Amount, of the applicable Liquidity Provider, will be paid to the applicable Liquidity Provider.

VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Lease, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request instructions from the Trustee(s) and shall vote or consent in accordance with the directions of such Trustee(s) and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations, provided that no such amendment, modification, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or stipulated loss values payable by Atlas under any Lease or reduce the amount of principal or interest payable by Atlas under any Equipment Note issued under any Owned Aircraft Indenture.

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement (the "Subordination Agent). Atlas and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is One Rodney Square, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of five Boeing 747-400F aircraft, all of which will be newly delivered by the manufacturer at the time that the Equipment Notes relating thereto are issued. The Aircraft have been designed to be in compliance with Stage 3 noise level standards. The Boeing 747-400F aircraft is a long-range aircraft with payload capacity of approximately 150 tons. The engine type expected to be utilized on the Aircraft is the General Electric Model CF6-80C2B1F.

THE APPRAISALS

     The table below sets forth the appraised values and certain additional information regarding the Aircraft.

                              AIRCRAFT  MANUFACTURER'S                               APPRAISED VALUE
   AIRCRAFT        ENGINE       TAIL        SERIAL         DELIVERY     ------------------------------------------
     TYPE           TYPE       NUMBER       NUMBER           DATE*          AISI           AVS            MBA
---------------  -----------  --------  --------------   -------------  ------------   ------------   ------------
Boeing 747-400F  CF6-80C2B1F  N491MC      29252            July 1998    $171,540,000   $153,750,000   $157,260,000
Boeing 747-400F  CF6-80C2B1F  N492MC      29253           August 1998    171,960,000    153,750,000    157,575,000
Boeing 747-400F  CF6-80C2B1F  N493MC      29254          October 1998    172,810,000    154,130,000    158,205,000
Boeing 747-400F  CF6-80C2B1F  N494MC      29255          November 1998   173,230,000    154,130,000    158,520,000
Boeing 747-400F  CF6-80C2B1F  N495MC      29256          December 1998   173,640,000    154,130,000    158,835,000
                                                                        ------------   ------------   ------------
                                                                        $863,180,000   $769,890,000   $790,395,000
                                                                        ============   ============   ============

---------------
* Reflects current expected delivery dates. The actual delivery date for any Aircraft may be subject to delay or acceleration. See "-- Deliveries of Aircraft."

     The appraised values set forth in the foregoing chart were determined by the following three independent aircraft appraisal and consulting firms: AISI, AvS and MBA. Each Appraiser was asked to provide its opinion as to the appraised value of each Aircraft projected as of the scheduled delivery month of each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value; the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

DELIVERIES OF AIRCRAFT

     The Aircraft are currently scheduled for delivery from July 1998 through December 1998. See the table under "-- The Appraisals" for the scheduled month of delivery of each Aircraft. Under the Boeing Purchase Agreement, delivery of an Aircraft may be delayed due to "Excusable Delay," which is defined to include, among other things, acts of God, war or armed hostilities, government acts or priorities, strikes or labor troubles causing cessation, slowdown or interruption of work, or any other cause beyond Boeing's control or not occasioned by Boeing's fault or negligence. Boeing has announced that is has experienced delays in deliveries of aircraft, and the delivery schedule described above for the Aircraft reflects adjustments made by Boeing as a result of such delays. Atlas cannot predict whether further adjustments in such schedule will be required.

     The Note Purchase Agreement provides that the Delivery Period will expire on June 30, 1999, subject to extension, if a labor strike occurs at Boeing prior to June 30, 1999 by the number of days that such strike continues in effect. If delivery of any Aircraft is delayed by more than 30 days after the month scheduled for delivery or beyond June 30, 1999, Atlas has the right to replace such Aircraft with a Substitute Aircraft, subject to certain conditions. See
"-- Substitute Aircraft." If delivery of any Aircraft is delayed beyond the Delivery Period Termination Date and Atlas does not exercise its right to replace such Aircraft with a Substitute Aircraft, there will be unused Deposits that will be distributed to Certificateholders together with accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date to the date of such distribution and, if applicable, a premium. See "Description of the Deposit Agreements -- Unused Deposits."

SUBSTITUTE AIRCRAFT

     If the delivery date for any Aircraft is delayed (i) more than 30 days after the month scheduled for delivery or (ii) beyond June 30, 1999, Atlas may identify for delivery a substitute aircraft (each, a "Substitute Aircraft") meeting the following conditions (x) a Substitute Aircraft must be a Boeing 747-400F aircraft manufactured after 1993 so long as such substitution does not vary the Mandatory Economic Terms and (y) Atlas will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced Aircraft will not result in a withdrawal, suspension or downgrading of the ratings of any of the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes all material terms of the Equipment Notes. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

     Under the Note Purchase Agreement, Atlas has the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either
(i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Leased Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this Prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement.

     Atlas plans to seek commitments from one or more companies to act as the Owner Participant with respect to leveraged leases for certain of the Aircraft. Atlas may select one or more Owner Participants for some or all of the Aircraft or finance such Aircraft as Owned Aircraft rather than Leased Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Aircraft may differ from the description of such agreements contained in this Prospectus. There will not be any cross-default provisions in the Indentures or in the Leases (unless otherwise required by an Owner Participant with respect to Indentures and/or Leases affecting Aircraft owned by such Owner Participant). However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Documents Terms and (ii) not vary the Mandatory Economic Terms. In addition, Atlas will be obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     The Equipment Notes will be issued in three series with respect to each Aircraft, provided that Atlas may elect to issue a fourth series with respect to Owned Aircraft. See "Description of the New Certificates -- Possible Issuance of Class D Certificates." The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between First Security, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and Wilmington Trust Company, as Aircraft Trustee. The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States.

     The related Owner Trustee will lease each Aircraft to Atlas pursuant to a separate Lease between such Owner Trustee and Atlas with respect to such Aircraft. Under each Lease, Atlas will be obligated to make or cause to be made rental and other payments to the related Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Aircraft. The Equipment Notes issued with respect to the Aircraft are not, however, direct obligations of, or guaranteed by, Atlas. Atlas' rental obligations under each Lease will be general obligations of Atlas.

SUBORDINATION

     Series B Equipment Notes issued in respect of an Aircraft will be subordinated in right of payment to Series A Equipment Notes issued in respect of such Aircraft, Series C Equipment Notes issued in respect of such Aircraft will be subordinated in right of payment to such Series B Equipment Notes and, if Atlas elects to issue Series D Equipment Notes with respect to an Owned Aircraft, they will be subordinated in right of payment to the Series C Equipment Notes issued with respect to such Owned Aircraft. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series B Equipment Notes issued in respect of such Aircraft; (ii) payments of interest and principal due on Series B Equipment Notes issued in respect of an Aircraft will be made prior to payments of interest and principal due on Series C Equipment Notes issued in respect of such Aircraft; and (iii) if Atlas elects to issue Series D Equipment Notes with respect to an Owned Aircraft, payments of interest and principal due on such Series C Equipment \Notes will be made prior to payments of interest and principal due on Series D Equipment Notes issued in respect of such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in this Prospectus with respect to New Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2, and July 2 of each year, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Equipment Notes will be made on January 2, and July 2 in certain years, commencing on January 2, 1999. See "Description of the New Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Atlas under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date.

     If Atlas exercises its right to terminate a Lease under Section 9 of such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Lease Termination."

     All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under
Section 11 of the applicable Participation Agreement, and all of the Equipment Notes issued with respect to an Owned Aircraft may be redeemed prior to maturity at any time at the option of Atlas, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. If notice of such a redemption shall have been given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date.

     If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and are continuing, (y) in the event of a bankruptcy proceeding involving Atlas, (i) during the Section 1110 Period, the trustee in such proceeding or Atlas does not assume or agree to perform its obligations under the related Lease or (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Atlas ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Leased Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable pursuant to clause (x) when a Lease Event of Default shall have occurred and is continuing for less than 180 days). Atlas as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by (i) an assignment by the related Owner Trustee to the related Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Atlas under such Lease, and (iii) an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Atlas and the Leased Aircraft manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Atlas for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Atlas under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Atlas to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The Equipment Notes will not be cross-collateralized (except in certain cases, if any, where the related Owner Participant and Atlas shall agree to cross-collateralization), and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss") or the Leases related thereto.

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by (i) a mortgage to the Owned Aircraft Trustee of such Aircraft and
(ii) an assignment to the Owned Aircraft Trustee of certain of Atlas' rights under its purchase agreement with the Aircraft manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Atlas in the case of the Owned Aircraft (except in the case of certain Indenture Defaults), in investments described in the related Indenture.

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables on the following page set forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of Aircraft as of the Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of each such Aircraft. These examples were utilized by Atlas in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the New Certificates -- Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following table is based on the assumption that the value of each Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by approximately 2% of the initial appraised value per year until the fifteenth year after the year of delivery of such Aircraft, by approximately 3% of the initial appraised value per year from the fifteenth year until the twentieth year after the year of delivery of such Aircraft and by approximately 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                            INDICATIVE LEASED AIRCRAFT(1)     INDICATIVE OWNED AIRCRAFT(1)
                                            ------------------------------   ------------------------------
                                             EQUIPMENT               LOAN     EQUIPMENT               LOAN
                                               NOTE       ASSUMED     TO        NOTE       ASSUMED     TO
                                            OUTSTANDING   AIRCRAFT   VALUE   OUTSTANDING   AIRCRAFT   VALUE
                   DATE                       BALANCE      VALUE     RATIO     BALANCE      VALUE     RATIO
                   ----                     -----------   --------   -----   -----------   --------   -----
                                            (MILLIONS)    (MILLIONS)         (MILLIONS)    (MILLIONS)
February 9, 1998..........................    $107.62     $157.26    68.4%     $107.89     $158.21    68.2%
January 2, 1999...........................      99.62      157.26    63.3       107.89      158.21    68.2
January 2, 2000...........................      96.02      154.11    62.3       104.37      155.04    67.3
January 2, 2001...........................      92.13      150.97    61.0       100.77      151.88    66.4
January 2, 2002...........................      87.92      147.82    59.5        97.13      148.71    65.3
January 2, 2003...........................      83.37      144.68    57.6        93.45      145.55    64.2
January 2, 2004...........................      78.45      141.53    55.4        89.74      142.38    63.0
January 2, 2005...........................      73.13      138.39    52.8        86.01      139.22    61.8
January 2, 2006...........................      67.39      135.24    49.8        82.26      136.06    60.5
January 2, 2007...........................      61.19      132.10    46.3        77.89      132.89    58.6
January 2, 2008...........................      54.50      128.95    42.3        73.25      129.73    56.5
January 2, 2009...........................      48.89      125.81    38.9        68.31      126.56    54.0
January 2, 2010...........................      46.96      122.66    38.3        60.90      123.40    49.4
January 2, 2011...........................      45.76      119.52    38.3        57.47      120.24    47.8
January 2, 2012...........................      37.95      116.37    32.6        51.18      117.07    43.7
January 2, 2013...........................      29.44      113.23    26.0        44.10      113.91    38.7
January 2, 2014...........................      20.28      110.08    18.4        33.30      110.74    30.1
January 2, 2015...........................      10.41      105.36     9.9        28.31      106.00    26.7
January 2, 2016...........................       1.80      100.65     1.8        22.89      101.25    22.6
January 2, 2017...........................       1.80       95.93     1.9        17.00       96.51    17.6
January 2, 2018...........................       0.00       91.21      NA         0.00       91.76      NA

------------
(1) Indicative Leased Aircraft schedule assumes the Aircraft in the first delivery position and the Indicative Owned Aircraft schedule assumes the Aircraft in the third delivery position.

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to each Leased Aircraft are not direct obligations of, or guaranteed by, Atlas, any Owner Participant or the Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to each Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to each Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and Proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Atlas under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Atlas.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture will include: (a) in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure shall constitute an Indenture Default), (b) the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or Atlas, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, or other amount when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after the relevant Owner Trustee or Owner Participant receives written demand from the related Loan Trustee or holder of an Equipment Note, (c) the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity) to discharge certain liens that continue after notice and specified cure periods, (d) any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods,
(e) failure by Atlas or the related Owner Trustee or Owner Participant to perform or observe covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents which continues after notice and specified cure periods and which is material and adverse to the interests of the Loan Trustee or the Note Holders, (f) if at any time when the related Aircraft is registered under the laws of the United States, the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) or Atlas (in the case of an Owned Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period), (g) with respect to the Owned Aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture or (h) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Atlas (in the case of an Owned Aircraft). There will not be cross-default provisions in the Indentures or in the Leases (unless otherwise required by an Owner Participant with respect to Indentures and/or Leases affecting Aircraft owned by such Owner Participant). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     The Loan Trustee will give the holders of the Equipment Notes and, if applicable, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, in the case of an indenture related to a Leased Aircraft, if the Indenture Default from a Lease Event of Default, it will give the holders of the Equipment Notes, the Owner Trustee and the Owner Participant not less than ten business days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in "-- Remedies" below.

     If Atlas fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults (or, in the case of certain Owner Participants, six or more immediately preceding semiannual basic rental payment defaults or, in total, eight or more previous semiannual basic rental payment defaults). The applicable Owner Trustee also may cure any other default by Atlas in the performance of its obligations under any Lease that can be cured with the payment of money.

     In the case of a Leased Aircraft Indenture, if an Owner Trustee or Owner Participant pays the amount due on the Equipment Notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee, or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of the rent which was overdue at the time of such payment as well as interest payable by Atlas on account of such rent being overdue, and thereafter the Owner Trustee or the Owner Participant, as the case may be, will be entitled to receive such overdue rent and interest thereon upon receipt by the Loan Trustee; provided, however, that (i) if the principal amount and interest on the Equipment Notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Premium, if any, and all other amounts due with respect to all Equipment Notes has been paid in full, be subordinate to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of such payment of overdue rent and interest and (ii) the Owner Trustee will not be entitled to recover any such payment except pursuant to the foregoing right of subrogation, by demand or suit for damages.

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes.

REMEDIES

     If an Indenture Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Atlas instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured.

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default) one or more of the remedies under such Indenture or, in the case of a Leased Aircraft, such Lease with respect to the Aircraft subject to such Lease. If a Lease Event of Default shall have occurred and be continuing under the corresponding Lease, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such period as may be specified in
Section 1110(a)(1)(A) of the U.S. Bankruptcy Code, plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1) (A-B) of the U.S. Bankruptcy Code or such Leased Aircraft Trustee's consent to an extension of such period, (ii) such Leased Aircraft Trustee's failure to give any requisite notice, or (iii) Atlas' assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease as so assumed. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Remedies Exercisable upon Events of Default Under the Leases". Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and of Atlas, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Atlas under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Atlas under any Lease unless a Lease Event of Default has occurred and is continuing. The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If a bankruptcy proceeding involving Atlas under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Atlas does not assume or agree to perform its obligations under such Lease,
(ii) at any time after assuming or agreeing to perform such obligations, such trustee or Atlas ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture. The Owner Trustee's exercise of such rights shall be subject to certain limitations and, in no event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Leased Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

     It is a condition to the Trustee's obligation to purchase equipment Notes with respect to each Aircraft that outside counsel to Atlas, Cahill Gordon & Reindel, provide its opinion to the Trustees that (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee upon foreclosure or other taking of possession of the Owner Trustee's rights of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft or (y) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of
Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case, assuming that Atlas is a "citizen of the United States" as defined in Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and assuming that the Aircraft and Engines constitute "equipment" as defined in Section 1110 of the U.S. Bankruptcy Code. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver."

     The opinion of Cahill Gordon & Reindel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss." The opinion of Cahill Gordon & Reindel will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Atlas or to any possible lessee of an Owned Aircraft if it is leased by Atlas.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture.

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related

Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Atlas at the end of the term of such Lease to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder.

     Without the consent of each Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith.

INDEMNIFICATION

     Atlas will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Atlas will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Atlas by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). A prospective owner participant for any Leased Aircraft may require revisions to the related Lease so that the terms of such Lease may differ from the description of such Leases set forth below.

  Lease Term Rentals and Payments

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Atlas for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent payment under each Lease is payable by Atlas on each related Lease Payment Date (or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Atlas be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee.

     "Lease Payment Date" means, with respect to each Lease, January 2 or July 2 during the term of such Lease.

     Semiannual payments of interest on the Equipment Notes issued by Atlas under an Owned Aircraft Indenture are payable January 2 and July 2 of each year, commencing on the first such date after issuance thereof. Semiannual payments of principal under the Equipment Notes issued by Atlas under an Owned Aircraft Indenture are payable on January 2 and July 2 in certain years, commencing on January 2, 1999.

  Net Lease; Maintenance

     Under the terms of each Lease, Atlas' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Atlas is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good operating condition as when delivered to Atlas under the Lease, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. The Owned Aircraft Indentures impose comparable maintenance, service and repair obligations on Atlas with respect to the Owned Aircraft.

  Possession, Sublease and Transfer

     Each Aircraft may be operated by Atlas or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Subleases, in the case of the Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's lien in respect of, the applicable Aircraft. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

  Registration

     Atlas is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of the Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of the Leased Aircraft) and Indenture and certain other documents under the Transportation Code. Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, Atlas has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture continue as a first priority security interest in the applicable Aircraft. The Owned Aircraft Indentures contain comparable provisions with respect to the registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft.

  Liens

     Atlas is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Atlas and the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of the Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;
(ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing

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obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Atlas has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture.

  Replacement of Parts, Alterations

     Atlas is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Atlas or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate.

  Insurance

     Atlas is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of the Leased Aircraft), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $7.5 million, to be adjusted for inflation, per occurrence such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $7.5 million, to be adjusted for inflation, per occurrence such proceeds will be payable directly to Atlas so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft or (in the case of the Leased Aircraft) the Owner Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property.

     In addition, Atlas is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of the Leased Aircraft), including without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Atlas of the same type and operating on similar routes as such Aircraft.

     Atlas is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Atlas (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated on the same routes or areas on or in which the Aircraft is operated.

     Atlas may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Atlas' fleet or 1- 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Atlas carries insurance, whichever is less, unless an insurance broker of national standing shall certify

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that the standard among other major U.S. air cargo carriers is a higher level of self-insurance, in which case Atlas may self-insure the Aircraft to such higher level. In addition, Atlas may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. air cargo carriers.

     In respect of each Aircraft, Atlas is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and in some cases certain other parties under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Atlas, any permitted sublessee or any other person.

  Lease Termination

     Unless a Lease Event of Default shall have occurred and is continuing, Atlas may terminate any Lease on any Lease Payment Date occurring after the fifth anniversary of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirement or if it is to be disposed pursuant to a program of fleet renewal. Atlas is required to give notice of its intention to exercise its right of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to ten Business Days prior to such proposed date; provided that Atlas may with respect to such Lease give only five such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Atlas is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee, and Owner Trustee will sell such Aircraft on the date of termination to the highest cash bidder. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Atlas is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Atlas thereafter to make scheduled rent payments under such Lease will cease.

     The Owner Trustee has the option to retain title to the Leased Aircraft if Atlas has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Atlas thereafter to make scheduled rent payments under such Lease will cease.

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Atlas must elect within 60 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earliest of (i) the 180th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Atlas must either (a) pay to the applicable Owner Trustee (in the case of the Leased Aircraft) or to the Owned Aircraft Trustee (in the case of the Owned Aircraft) the stipulated loss value of such Aircraft, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (b) unless any Lease Event of Default or failure to pay basic rent under the relevant Lease (in the case of the Leased Aircraft), an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture (in the case of the Owned Aircraft) or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss.

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

     If Atlas elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of the Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft, subject such an airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Atlas is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available).

     If Atlas elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes (but without any Make-Whole Premium), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Atlas thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Atlas. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Atlas shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Atlas, as the case may be.

     If an Event of Loss occurs with respect to an Engine alone, Atlas will be required to replace such Engine within 90 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease immediately prior to the occurrence of the Event of Loss.

     An Event of Loss with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property: (i) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use; (ii) the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss; (iii) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more; (iv) any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity or an entity of the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft) or the final maturity of the Equipment Notes (in the case of an Owned Aircraft); (v) in the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity (or governmental entity of the country of registration of the relevant Aircraft) that continues until the

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

30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss); (vi) as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Atlas' business of passenger air transportation is prohibited for 180 consecutive days, unless Atlas, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Atlas, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Atlas' entire U.S. registered fleet of similar property and Atlas, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Atlas, but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the term of the relevant Lease; or (vii) with respect to any Engine, any divestiture of title to such Engine shall be treated as an Event of Loss.

  Renewal and Purchase Options

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Atlas will have the option to renew such Lease for additional limited periods (each a "Renewal Term"). Each Renewal Term shall be for not less than three months and not more than 2 years, as determined by Atlas. Rent payments during the first Renewal Term shall equal the lesser of fair market rental and a fixed rate rental as specified in the Lease. Rent payments during subsequent Renewal Terms shall equal fair market rental. Atlas will have the right (i) at the end of the term of each Lease, (ii) at the end of each Renewal Term, (iii) on specified dates prior to the end of the term of each Lease and (iv) upon certain tax events, to purchase the Aircraft subject to each such Lease, in each case for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 17) In connection with any such purchase, Atlas shall have the option to assume the obligations of the Owner Trustee to the Indenture Trustee and the holders under the Indenture and under the Certificates, on the basis of full recourse to Atlas and maintaining for the benefit of the holders the security interest in the Aircraft created by the Indenture. In such case, the Leased Aircraft Indenture relating to such Equipment Notes will be amended and restated to be substantially the same as an Owned Aircraft Indenture. See "Certain U.S. Federal Income Tax Consequences -- Taxation of Certificateholders Generally -- Trusts Classified as Grantor Trusts" for a discussion of certain tax consequences of such purchase and assumption.

  Events of Default Under the Leases

     Lease Events of Default under each Lease include among other things, (i) failure by Atlas to make any payment of basic rent, stipulated loss value or termination value under such Lease within ten Business Days after the same shall have become due, or failure by Atlas to pay any other amount due under such Lease or under any other related operative document within ten Business Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due; (ii) failure by Atlas to make any excluded payment (as defined) within ten Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Atlas and the relevant Loan Trustee; (iii) failure by Atlas to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease; (iv) failure by Atlas to perform or observe any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax-indemnity agreement between Atlas and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Atlas shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after the receipt of such notice; (v) any representation or warranty made by Atlas in such Lease or the related Participation Agreement or in any other related operative document (other than in the
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

related tax indemnity agreement between Atlas and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Atlas; and (vi) the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Atlas or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days.

     Indenture Events of Default under the Owned Aircraft Indentures are discussed above under "-- Indenture Defaults, Notice and Waiver."

  Remedies Exercisable upon Events of Default Under the Leases

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Atlas' rights, except as set forth in the Lease, and retain the proceeds, and to require Atlas to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during, the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Atlas or any of its affiliates.

  Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Cahill Gordon & Reindel, special tax counsel to Atlas ("Tax Counsel"), is accurate in all material respects. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets. This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

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

     The summary is based upon the tax laws of the United States as in effect on the date of this Offering Memorandum, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and no assurance can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX STATUS OF THE TRUSTS

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each of the Original Trusts should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trusts are not classified as grantor trusts, they will, in the opinion of Tax Counsel, be classified as partnerships for U.S. federal income tax purposes and will not be classified as publicly traded partnerships taxable as corporations provided that at least 90% of each Original Trust's gross income for each taxable year of its existence is "qualifying income" (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Tax Counsel believes that income derived by the Original Trusts from the Equipment Notes will constitute qualifying income and that the Original Trusts therefore will meet the 90% test, assuming that the Original Trusts operate in accordance with the terms of the Pass Through Trust Agreements and other agreements to which they are parties. In the opinion of Tax Counsel, the Successor Trusts will be classified as grantor trusts.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

  Trusts Classified as Grantor Trusts

     Assuming that a Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any Deposit Make-Whole Premium will be ordinary income. The Deposits will likely be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder will be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. Any amounts received by a Trust under a Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace. An Owner Participant's conveyance of its interest in an owner trust should not constitute a taxable event to U.S. Certificateholders. However, if Atlas were to assume an Owner Trust's obligations under the related Equipment Notes upon a purchase of an Aircraft by Atlas, such assumption would be treated for federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain or loss equal to the difference between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Note and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment Note) likely would be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Note at such time.

     In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Providers, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

  Original Trusts Classified as Partnerships

     If an Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Trust will be calculated at the Trust level but the Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Trust's items of income and deduction on its tax return for its taxable year within which the Trust's taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder's basis in its interest in the Trust would be equal to its purchase price therefor (including its share of any funds withdrawn from the Depositary and used to purchase Equipment Notes), plus its share of the Trust's net income, minus its share of any net losses of the Trust, and minus the amount of any distributions from the Trust. In the case of an original purchaser of a Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust.

EFFECT OF SUBORDINATION OF CLASS B AND CLASS C CERTIFICATEHOLDERS

     In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

DISSOLUTION OF ORIGINAL TRUSTS AND FORMATION OF NEW TRUSTS

     Assuming that the Original Trusts are classified as grantor trusts, the dissolution of an Original Trust and distribution of interests in the related Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owing their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trusts are classified as partnerships, a U.S. Certificateholder will be deemed to receive its share of the Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder's basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received in proportion to their bases in the hands of the Original Trusts, and the U.S. Certificateholder's holding period for the Equipment Notes and other property will include the Original Trust's holding period.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder's adjusted tax basis in the Note Purchase Agreement, Equipment Notes and any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%, except that a maximum rate of 28% applies to property held for more than one year but not more than 18 months. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income. Notwithstanding the foregoing, if the Original Trusts are classified as partnerships, gain or loss with respect to an interest in an Original Trust will be calculated and characterized by reference to the U.S. Certificateholder's adjusted tax basis and holding period for its interest in the Original Trust.

FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Atlas or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof. The IRS issued final regulations on October 6, 1997 which modify the certification requirements described in clause (iii) with respect to certain payments made after December 31, 1998.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

BACKUP WITHHOLDING

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

                             CERTAIN DELAWARE TAXES

     The Trustee is a Delaware banking corporation with its corporate trust office in Delaware. In the opinion of Morris, James, Hitchins & Williams, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, and assuming (a) that the assets of the Trusts will be treated as held for investment purposes as provided in each Pass Through Trust Agreement and (b) that the acquisition, management and disposition of the assets of the Trusts (if the assets were held by a Certificateholder directly) would not constitute an integral part of the regular trade or business of such Certificateholder (other than the trade or business of investing), (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

     ERISA imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by employee benefit plans (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Atlas and its affiliates, the Owner Participants, the Placement Agents, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Providers. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to certain of the Placement Agents which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)) (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass-through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Fitch or Duff & Phelps Inc.; and the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the Offering of the Certificates of each Class will be paid over by the Placement Agents to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

     There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable.

     The Underwriter Exemption does not apply to the Class B or Class C Certificates.

     Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                                 LEGAL MATTERS

     The validity of the New Certificates is being passed upon for Atlas by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. Cahill Gordon & Reindel will rely on the opinion of Morris, James, Hitchins & Williams, counsel for Wilmington Trust Company, as Trustee, as to matters relating to the authorization, execution and delivery of the New Certificates under the Pass Through Trust Agreements.

                                    EXPERTS

     The audited consolidated financial statements included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The references to AISI, AvS and MBA, and to their respective appraisal reports, dated as of January 23, 1998, December 5, 1997, and January 14, 1998, respectively, are incorporated herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED FINANCIAL STATEMENTS
Report of Independent Public Accountants....................  F-2
Consolidated Balance Sheets as of December 31, 1997 and
  December 31, 1996.........................................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 1997, 1996 and 1995..........................  F-4
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1997, 1996 and 1995......  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997, 1996 and 1995..........................  F-6
Notes to Consolidated Financial Statements..................  F-7
UNAUDITED FINANCIAL STATEMENTS
Consolidated Balance Sheets -- March 31, 1998 and December
  31, 1997..................................................  F-25
Consolidated Statements of Operations -- Three Months Ended
  March 31, 1998 and 1997...................................  F-26
Consolidated Statements of Cash Flows -- Three Months Ended
  March 31, 1998 and 1997...................................  F-27
Notes to Consolidated Financial Statements..................  F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Atlas Air, Inc.:

     We have audited the accompanying consolidated balance sheets of Atlas Air, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atlas Air, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Denver, Colorado
February 13, 1998.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1997         1996
                                                              ----------    --------
Current assets:
  Cash and cash equivalents.................................  $   41,334    $  9,793
  Short-term investments....................................     111,635     114,870
  Accounts receivable and other, net........................      55,702      49,603
                                                              ----------    --------
          Total current assets..............................     208,671     174,266
Property and equipment:
  Flight equipment..........................................   1,154,562     638,630
  Other.....................................................       7,607       3,933
                                                              ----------    --------
                                                               1,162,169     642,563
  Less accumulated depreciation.............................     (98,959)    (58,293)
                                                              ----------    --------
          Net property and equipment........................   1,063,210     584,270
Other assets:
  Debt issuance costs, net of accumulated amortization......      21,705      12,382
  Deposits..................................................       3,829       2,789
                                                              ----------    --------
                                                                  25,534      15,171
                                                              ----------    --------
          Total assets......................................  $1,297,415    $773,707
                                                              ==========    ========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $   40,049    $ 21,561
  Accounts payable and accrued expenses.....................      88,105      47,763
  Income tax payable........................................         154       6,267
                                                              ----------    --------
          Total current liabilities.........................     128,308      75,591
Long-term debt, net of current portion......................     736,026     462,868
Deferred aircraft obligations...............................     163,167          --
Deferred income tax payable.................................      31,085      19,463
Commitments and contingencies
Stockholders' equity:
  Preferred Stock, $1 par value; 10,000,000 shares
     authorized; no shares issued...........................          --          --
  Common Stock, $0.01 par value; 50,000,000 shares
     authorized; 22,450,229 shares issued...................         225         225
  Additional paid-in capital................................     176,253     176,253
  Retained earnings.........................................      62,803      39,543
  Treasury Stock, at cost; 19,073 and 5,850 shares,
     respectively...........................................        (452)       (236)
                                                              ----------    --------
          Total stockholders' equity........................     238,829     215,785
                                                              ----------    --------
          Total liabilities and stockholders' equity........  $1,297,415    $773,707
                                                              ==========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Revenues:
  Contract services........................................  $383,824    $296,289    $166,070
  Scheduled services.......................................     7,171       6,005       1,335
  Charters and other.......................................    10,046      13,365       3,862
                                                             --------    --------    --------
          Total operating revenues.........................   401,041     315,659     171,267
Operating expenses:
  Flight crew salaries and benefits........................    30,153      25,020      14,584
  Other flight-related expenses............................    28,784      27,404      12,361
  Maintenance..............................................   123,820      84,305      42,574
  Aircraft and engine rentals..............................    31,644      27,341      22,902
  Fuel and ground handling.................................    10,816      10,554       5,027
  Depreciation and amortization............................    42,945      25,515      14,793
  Other....................................................    49,777      27,457      16,352
  Write-off of capital investment and other................    27,100          --          --
                                                             --------    --------    --------
          Total operating expenses.........................   345,039     227,596     128,593
                                                             --------    --------    --------
Operating income...........................................    56,002      88,063      42,674
Other income (expense):
  Interest income..........................................     7,365       7,102       2,025
  Interest expense.........................................   (52,834)    (35,577)    (18,460)
                                                             --------    --------    --------
                                                              (45,469)    (28,475)    (16,435)
                                                             --------    --------    --------
Income before income taxes.................................    10,533      59,588      26,239
Provision for income taxes.................................    (3,844)    (21,750)     (8,408)
                                                             --------    --------    --------
Income before extraordinary item...........................     6,689      37,838      17,831
Extraordinary item:
  Gain from extinguishment of debt, net of applicable taxes
     of $9,622.............................................    16,740          --          --
                                                             --------    --------    --------
          Net income.......................................  $ 23,429    $ 37,838    $ 17,831
                                                             ========    ========    ========
Basic earnings per share:
  Income before extraordinary item.........................  $    .30    $   1.76    $   1.06
  Extraordinary item.......................................       .74          --          --
                                                             --------    --------    --------
  Net income...............................................  $   1.04    $   1.76    $   1.06
                                                             ========    ========    ========
  Weighted average common shares...........................    22,450      21,503      16,783
                                                             ========    ========    ========
Diluted earnings per share:
  Income before extraordinary item.........................  $    .30    $   1.75    $   1.06
  Extraordinary item.......................................       .74          --          --
                                                             --------    --------    --------
  Net income...............................................  $   1.04    $   1.75    $   1.06
                                                             ========    ========    ========
  Weighted average common shares...........................    22,536      21,682      16,852
                                                             ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                                                                                            TOTAL
                                                   COMMON STOCK     ADDITIONAL   RETAINED               STOCKHOLDERS'
                                                  ---------------    PAID-IN     EARNINGS    TREASURY      EQUITY
                                                  SHARES   AMOUNT    CAPITAL     (DEFICIT)    STOCK       (DEFICIT)
                                                  ------   ------   ----------   ---------   --------   -------------
Balance, December 31, 1994......................  15,000    $150     $     --    $(15,903)   $    --      $(15,753)
  Issuance of Common Stock......................   4,600      46       66,591          --         --        66,637
  Net income....................................      --      --           --      17,831         --        17,831
                                                  ------    ----     --------    --------    -------      --------
Balance, December 31, 1995......................  19,600     196       66,591       1,928         --        68,715
  Issuance of Common Stock......................   2,300      23       99,625          --         --        99,648
  Exercise of stock options, including income
     tax benefits of $3,412.....................     550       6       10,037          --         --        10,043
  Purchase of Treasury Stock....................      --      --           --          --       (933)         (933)
  Issuance of Treasury Stock....................      --      --           --        (223)       697           474
  Net income....................................      --      --           --      37,838         --        37,838
                                                  ------    ----     --------    --------    -------      --------
Balance, December 31, 1996......................  22,450     225      176,253      39,543       (236)      215,785
  Purchase of Treasury Stock....................      --      --           --          --     (1,051)       (1,051)
  Issuance of Treasury Stock....................      --      --           --        (169)       835           666
  Net income....................................      --      --           --      23,429         --        23,429
                                                  ------    ----     --------    --------    -------      --------
Balance, December 31, 1997......................  22,450    $225     $176,253    $ 62,803    $  (452)     $238,829
                                                  ======    ====     ========    ========    =======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                           -----------------------------------
                                                              1997         1996        1995
                                                           -----------   ---------   ---------
OPERATING ACTIVITIES:
Net income...............................................  $    23,429   $  37,838   $  17,831
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization..........................       44,506      25,156      14,793
  Amortization of debt issuance costs....................        3,620       2,278         546
  Net gain on disposition of property and equipment......       (1,029)         --          --
  Write-off of capital investment and other..............       27,100          --          --
  Interest financed......................................           --          --       1,258
  Change in deferred income tax payable..................       11,622      14,731       8,144
  Extraordinary gain.....................................      (26,363)         --          --
  Changes in operating assets and liabilities:
     Accounts receivable and other.......................      (16,052)    (31,009)    (10,751)
     Deposits............................................       (1,040)        592       5,716
     Accounts payable and accrued expenses...............       27,992      28,824       5,770
     Income tax payable..................................       (6,113)      6,003         264
                                                           -----------   ---------   ---------
          Net cash provided by operating activities......       87,672      84,413      43,571
INVESTMENT ACTIVITIES:
Purchase of property and equipment.......................     (367,787)   (289,675)   (190,807)
Proceeds from sale of property and equipment.............        3,750          --          --
Purchase of short-term investments.......................   (2,505,530)   (246,387)         --
Maturity of short-term investments.......................    2,508,765     131,517          --
Advances of notes receivable.............................           --          --        (550)
                                                           -----------   ---------   ---------
          Net cash used in investing activities..........     (360,802)   (404,545)   (191,357)
FINANCING ACTIVITIES:
Issuance of Common Stock.................................           --     106,279      66,637
Purchase of Treasury Stock...............................       (1,051)       (933)         --
Issuance of Treasury Stock...............................          666         474          --
Borrowings on notes payable..............................      815,767     154,808     181,680
Principal payments on notes payable......................     (494,121)    (21,640)     (7,792)
Debt issuance costs......................................      (16,590)     (6,053)     (4,573)
Advances from affiliate, net.............................           --          --      (1,700)
                                                           -----------   ---------   ---------
          Net cash provided by financing activities .....      304,671     232,935     234,252
                                                           -----------   ---------   ---------
          Net increase (decrease) in cash................       31,541     (87,197)     86,466
Cash and cash equivalents at beginning of period.........        9,793      96,990      10,524
                                                           -----------   ---------   ---------
Cash and cash equivalents at end of period...............  $    41,334   $   9,793   $  96,990
                                                           ===========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

     Atlas Air, Inc. (the "Company") provides airport to airport cargo services throughout the world to major international airlines pursuant to contractual arrangements with its customers in which the Company provides the aircraft, crew, maintenance and insurance ("ACMI"), referred to as "contract services." The Company also provides charter services and scheduled services on an ad hoc basis. The principal markets served by the Company are Asia and the Pacific Rim from the United States and Europe, and between South America and the United States.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Property and Equipment

     Owned aircraft are stated at cost. Expenditures for major additions, improvements, flight equipment modifications and certain overhaul and maintenance costs are capitalized. A significant portion of scheduled and unscheduled maintenance is contracted with two maintenance providers under long-term agreements pursuant to which monthly reserve payments are made to the providers based on flight-hours and such amounts are charged to expense currently. Other maintenance and repairs are charged to expense as incurred, except for significant engine overhaul maintenance which is capitalized and charged to expense on a flight-hour basis and D checks which are capitalized and amortized over the corresponding life. Owned aircraft are depreciated over their estimated useful lives of 20 years, using the straight-line method and estimated salvage values of 10% of cost. The cost and accumulated depreciation of property and equipment disposed of are removed from the related accounts and any gain or loss is reflected in the results of operations. Substantially all property and equipment is specifically pledged as collateral for indebtedness of the Company. Whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management evaluates the recorded asset balances, net of accumulated depreciation, for impairment based on the undiscounted cash flows associated with the asset. Management believes that there have been no events or changes in circumstances which would require review of such recoverability.

  Capitalized Interest

     Interest attributable to funds used to finance the acquisition and modification of aircraft is capitalized as an additional cost of the related aircraft. Interest is capitalized at the Company's weighted average interest rate on long-term debt, or where applicable, the interest rate related to specific borrowings. Capitalization of interest ceases when the aircraft is placed in service. Capitalized interest was $16,115,000, $5,347,000, and $3,573,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                        ATLAS AIR, INC. AND SUBSIDIARIES

  Deferred Costs

     Costs associated with the issuance of debt are capitalized and amortized over the life of the respective debt obligation, using the effective interest method for amortization. In May 1997, $3,647,000 of unamortized deferred loan costs was charged against the extraordinary gain recognized upon early extinguishment of certain debt (see Note 3). Amortization of debt issuance costs was $3,620,000, $2,278,000 and $546,000 for the years ended December 31, 1997,
1996 and 1995, respectively.

 Cash Equivalents

     All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents, except certain investments in debt securities which are classified as short-term investments.

  Short-Term Investments

     All investments in debt securities, other than money market funds, with a current maturity of less than one year, are considered to be short-term investments (see Note 2).

  Earnings per Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share," effective for financial statements for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires the dual presentation of basic earnings per share ("basic EPS"), which replaces primary earnings per share, and diluted earnings per share ("diluted EPS"). Basic EPS is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed similar to basic EPS except that the weighted-average number of common shares outstanding during the period is adjusted for the incremental shares attributed to outstanding options to purchase common stock. Options to acquire 405,000, 399,000 and 294,720 shares in 1997, 1996 and 1995, respectively, were not included in the computation of diluted EPS because the option price was greater than the average market price of the Company's common stock.

  Income Taxes

     The Company provides for income taxes using the asset and liability method prescribed by SFAS No. 109, "Accounting for Income Taxes." Under this method deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax laws or tax rates is recognized in income in the period that includes the enactment date.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash, certificates of deposit, short-term investments, short-term trade receivables and payables, long-term debt and deferred aircraft obligations. The carrying values of cash, certificates of deposit, and short-term trade receivables and payables approximate fair value. The fair value of long-term debt is estimated based on current rates available for similar debt with similar maturities and security (see Note 3). The fair value of deferred aircraft obligations is based upon the fair value of the purchase contracts associated with the obligations.

                        ATLAS AIR, INC. AND SUBSIDIARIES

  Hedges

     The Company may from time to time enter into swaps to reduce exposure to interest rate fluctuations in connection with certain debt. The cash flows of the swaps mirror those of the underlying exposures. The premiums on the swaps, as measured at inception, are amortized over their respective lives as components of interest expense. Any gains or losses realized upon the early termination of these swaps are deferred and recognized in income over the remaining life of the underlying exposure.

  Significant Customers and Concentration of Credit Risk

     For the year ended December 31, 1997, China Airlines Ltd. ("China Airlines"), Fast Air Carrier, S.A. ("Fast Air") and Lufthansa Cargo AG ("Lufthansa") accounted for approximately 34%, 11% and 8%, of the Company's total revenues, respectively. For the year ended December 31, 1996, China Airlines, KLM Royal Dutch Airlines ("KLM") and Lufthansa accounted for approximately 34%, 12% and 11%, of the Company's total revenues, respectively. For the year ended December 31, 1995, China Airlines, KLM and Varig Brazilian Airlines ("Varig") accounted for approximately 60%, 19% and 11% of the Company's total revenue, respectively. Accounts receivable from these principal customers were $18,963,000 and $18,344,000 in the aggregate at December 31, 1997 and 1996, respectively. The Company is in dispute with one of its customers with respect to the validity of certain charges for materials and labor that the customer has invoiced to the Company, and with respect to certain ACMI billings.

  Reclassifications

     Certain prior year amounts have been reclassified to conform to current year presentation.

  Supplemental Cash Flow Information

     The aggregate interest payments made by the Company, net of amounts capitalized, were $55,097,000, $30,744,000 and $15,563,000 for the years ended
December 31, 1997, 1996 and 1995, respectively. Prior to December 1995, the required monthly payment under the ING Bank loan agreement was less than the accrued interest, thus causing $1,258,000 of accrued interest in 1995 to be financed by the lender as an increase in the principal balance (see Note 3).

     The Company made federal and state income tax payments of approximately $7,959,000, $750,000 and $399,000 in the years ended December 31, 1997, 1996 and
1995, respectively.

  Reporting Comprehensive Income

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS No. 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income includes net income plus other comprehensive income (other revenues, expenses, gains, and losses that under generally accepted accounting principles bypass net income). The Company does not expect other comprehensive income to be material. The effective date for the application of SFAS No. 130 for both interim and annual periods is for fiscal years beginning after December 15, 1997 with earlier application permitted.

2. SHORT-TERM INVESTMENTS

     Proceeds from the secondary public offering of the Company's common stock ("SPO") in May 1996, plus additional funds, were invested in various held-to-maturity securities, as defined in SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires investments in debt

                        ATLAS AIR, INC. AND SUBSIDIARIES
securities to be classified as held-to-maturity and measured at amortized cost only if the reporting enterprise has the positive intent and ability to hold those securities to maturity. The following table sets forth the aggregate fair value, gross unrealized holding gains, gross unrealized holding losses, and amortized/accreted cost basis by major security type as of December 31, 1997 (in thousands):

                                 AGGREGATE    GROSS UNREALIZED   GROSS UNREALIZED   (AMORTIZATION)
         SECURITY TYPE           FAIR VALUE    HOLDING GAINS      HOLDING LOSSES      ACCRETION
         -------------           ----------   ----------------   ----------------   --------------
Commercial Paper...............   $ 56,466          $ --               $  7             $(406)
U.S. Government Agencies.......     16,061             2                  1              (138)
Corporate Notes................      4,995            --                 --                (3)
Market Auction Preferreds......     23,800            --                 --                --
Adjustable Rate Mortgages......     10,000            --                 --                --
                                  --------          ----               ----             -----
          Totals...............   $111,322          $  2               $  8             $(547)
                                  ========          ====               ====             =====

In addition, accrued interest on short-term investments at December 31, 1997 was approximately $307,000. Interest earned on these investments and maturities of these investments are reinvested in similar securities.

3. LONG-TERM DEBT

     Long-term debt and current maturities are as follows (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
ING Bank Debt...............................................  $     --    $225,112
Lufthansa Debt..............................................        --       9,556
Equipment Notes.............................................   100,000     100,000
Finova Debt.................................................    30,048      32,503
Aircraft Acquisition Credit Facility........................    85,000     113,469
Nationsbanc.................................................    23,056          --
AFL Term Loan Facility......................................   185,000          --
AFL II Term Loan Facility...................................   185,000          --
Senior Notes................................................   150,000          --
Nationsbanc -- AFI Debt.....................................    14,984          --
Other.......................................................     2,987       3,789
                                                              --------    --------
                                                               776,075     484,429
Current maturities..........................................   (40,049)    (21,561)
                                                              --------    --------
Long-term debt, net.........................................  $736,026    $462,868
                                                              ========    ========

  ING Bank Debt

     In December 1994, the Company renegotiated its loan agreement with ING Bank. Pursuant to the new loan agreement, ING Bank agreed to provide up to $231 million of financing to the Company for the purpose of refinancing its existing loan, financing additional aircraft and the associated costs of converting those aircraft to freighter configuration, among other things. Subsequently, ING Bank increased the size of its commitment under the new loan agreement to $232.9 million.

     For all but $30,000,000 of the total indebtedness to ING Bank (which amount was financed at a fixed interest rate of 11.53% through September 1995, at which time the interest rate was converted to one-month LIBOR ("London Interbank Offered Rate") plus 2.65%), the loan agreement accrued interest at one-month LIBOR plus 2.65%. Certain debt covenants under the ING Bank debt precluded one of the Company's

                        ATLAS AIR, INC. AND SUBSIDIARIES
subsidiaries from declaring dividends, redeeming its own stock for value, or returning any capital to its stockholders.

     In May 1997, the Company used proceeds from the AFL Term Loan Facility (see below) and approximately $7.6 million in cash to extinguish its ING Bank debt. The Company recognized an extraordinary gain of $16.7 million (net of taxes of $9.6 million) as a result of such extinguishment.

  Lufthansa Debt

     In the first quarter of 1995, the Company purchased two aircraft in passenger configuration from Lufthansa, which financed approximately $12.5 million of the purchase price of each aircraft, for which the Company accrued interest at an annual rate of 8.8%. In May 1997, the Company paid $6.3 million to satisfy the remaining Lufthansa debt balance in conjunction with the refinancing of these aircraft under the AFL Term Loan Facility (see below).

  Equipment Notes

     In November 1995, the Company sold $100 million of 12 1/4% Pass Through Certificates. Each 12 1/4% Pass Through Certificate due 2002 (each a "Certificate") represents a fractional undivided interest in the Atlas Air Pass Through Trust (the "Trust") formed pursuant to a pass through trust agreement between the Company and First Fidelity Bank, N.A., as trustee under the Trust. The property of the Trust consists of 12 1/4% Senior Secured Notes due 2002 (the "Equipment Notes") issued by the Company to finance, together with funds from the Company, the acquisition and conversion cost of three Boeing 747 aircraft (the "Collateral Aircraft") that were acquired by the Company in the fourth quarter of 1995 and converted to freighter configuration in the first quarter of 1996. The Company issued the related Equipment Notes during the fourth quarter of 1995 and the first quarter of 1996 at or prior to the time pre-delivery deposits and final purchase price payments were required to be made with respect to the Collateral Aircraft.

     Interest on the Equipment Notes is passed through to the Certificateholders on June 1 and December 1 of each year, at a rate per annum of 12 1/4%. The Equipment Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 1998 at redemption prices ranging from 108% in 1998 to 100% in 2001 and thereafter, together with accrued and unpaid interest, if any, to the date of redemption. The Company is required to provide for the retirement of one-third of the aggregate principal amount of the Equipment Notes on December 1 in each of 2000 and 2001 through the operation of a sinking fund at a redemption price of 100% of the principal amount thereof, together with accrued interest thereon to the redemption date.

     Covenants with respect to the Collateral Aircraft require specific levels of insurance, as well as contain requirements regarding possession, maintenance, lease or transfer of the aircraft. Certain covenants applicable to the Company include, among other restrictions, limitations on indebtedness, restricted payments and restriction on certain asset sales. The Company was in compliance with all of its covenants as of December 31, 1997.

  Finova Debt

     The Company obtained financing from Finova Capital Corporation for approximately 80% of the total acquisition and conversion cost of the first of six aircraft purchased from Thai Airways International Public Company Limited (the "Thai Aircraft") (see below), or $32.8 million. The loan accrues interest at 10.13% and matures on October 1, 2003. The loan is secured by a first priority security interest in the first Thai Aircraft.

                        ATLAS AIR, INC. AND SUBSIDIARIES

  Aircraft Acquisition Credit Facility

     In May 1996, the Company entered into a $175 million revolving credit facility (the "Aircraft Acquisition Credit Facility") with Goldman Sachs Credit Partners L.P. ("Goldman Sachs"), as Syndication Agent, and Bankers Trust Company ("BTCo"), as Administrative Agent. This revolving loan facility provides for the acquisition and conversion of flight equipment. The Aircraft Acquisition Credit Facility was subsequently amended and restated in conjunction with certain refinancings. The Third Amended and Restated Credit Facility provides for a $250 million revolving credit facility as of September 5, 1997 with a two-year revolving period and a subsequent three-year term loan period in the event that permanent financing has not been obtained for any flight equipment financed under the facility. At the time of each borrowing, the Company must select either a Base Rate Loan (prime rate, plus 1.5% through May 8, 1998, thereafter plus 2.0%) or a Eurodollar Rate Loan (Eurodollar rate, plus 2.5% through May 8, 1998, thereafter plus 3.0%). The Eurodollar Rate Loan was selected by the Company for substantially all borrowings in 1996 and 1997. The weighted average interest rate on borrowings outstanding under the Aircraft Acquisition Credit Facility was 8.38% at December 31, 1997. Each borrowing is secured by a first priority security interest in the collateral flight equipment of that borrowing. Certain tests must be met before each purchase of aircraft and related drawdown on the facility. To date, the Company has met these tests. If in the future, the Company cannot meet all the tests because of the difficult sequencing of aircraft acquisition, aircraft conversion and customer contracts, the Company believes that other financing sources would be available to the Company or that it would acquire aircraft using its internal cash or seek a waiver of any necessary conditions. As of December 31, 1997, the Company had $85.0 million outstanding under the Aircraft Acquisition Credit Facility.

     Covenants with respect to the Aircraft Acquisition Credit Facility require specific levels of insurance, as well as contain requirements regarding possession, maintenance, and lease or transfer of the flight equipment. Certain covenants applicable to the Company include, among other restrictions, limitations on indebtedness, liens, investments, contingent obligations, restricted junior payments, capital expenditures and leases. The Company was in compliance with all of its covenants at December 31, 1997.

  Nationsbanc

     In March 1997, the Company refinanced one of its aircraft with Nationsbanc Leasing Corporation ("Nationsbanc"). This aircraft was previously financed through the Aircraft Acquisition Credit Facility. As such, this refinancing increased the availability of funds under the Aircraft Acquisition Credit Facility by approximately $25 million. The Nationsbanc financing is a seven year term loan (extendible under certain circumstances to ten years) which provides for a fixed interest rate of 9.16%. The loan is secured by a first priority security interest in this aircraft.

  AFL Term Loan Facility

     In May 1997, the Company formed a wholly-owned subsidiary, Atlas Freighter Leasing, Inc. ("AFL"), for the purpose of entering into the $185 million AFL Term Loan Facility (the "AFL Term Loan Facility") to refinance six Boeing 747-200 aircraft previously financed through the ING Bank debt (see above). Concurrent with entering into the AFL Term Loan Facility, the proceeds of the AFL Term Loan Facility were used to repay all existing principal and interest due under the ING Bank debt. Interest is based on the Eurodollar rate, plus 2.5% for the first three years and 3.0% thereafter, and is payable quarterly. The interest rate on borrowings outstanding under the AFL Term Loan Facility was 8.38% at December 31, 1997. Quarterly scheduled principal payments of $2.5 million commenced in February 1998 and increase to $5.7 million in August 1998 with a final payment of $50.0 million in May 2004. The AFL Term Loan Facility is secured by a first priority interest in the six subject aircraft and is restrictive with respect to limitations on indebtedness, liens, investments, contingent obligations, restricted junior payments, capital expenditures,

                        ATLAS AIR, INC. AND SUBSIDIARIES
amendments of material agreements, leases, transactions with shareholders and affiliates and the conduct of business. The Company was in compliance with all of its covenants as of December 31, 1997.

  AFL II Term Loan Facility

     In September 1997, the Company formed another wholly-owned subsidiary, Atlas Freighter Leasing II, Inc. ("AFL II") for the purpose of entering into the $185 million AFL II Term Loan Facility (the "AFL II Term Loan Facility") to refinance four of the aircraft previously financed under the Aircraft Acquisition Credit Facility, plus nine spare engines, in order to provide the Company with greater financial flexibility in anticipation of the financing requirements for the future acquisition of additional aircraft. Interest is based on the Eurodollar rate, plus 2.25%, less a pricing reduction, if any, in effect from time to time and is payable quarterly. The interest rate on borrowings outstanding under the AFL II Term Loan Facility was 8.13% at December 31, 1997. Quarterly scheduled principal payments of $2.5 million commenced in February 1998 and increase to $5.7 million in August 1998 with a final payment of $50.0 million in May 2004. The AFL II Term Loan Facility is secured by a first priority interest in the four subject aircraft, plus nine spare engines, and is restrictive with respect to limitations on indebtedness, liens, investments, contingent obligations, restricted junior payments, capital expenditures, amendments of material agreements, leases, transactions with shareholders and affiliates and the conduct of business. The Company was in compliance with all of its covenants as of December 31, 1997.

  Senior Notes

     In August 1997, the Company completed the offering of its unsecured 10 3/4% Senior Notes due 2005 ("Senior Notes"). The proceeds from the offering of the Senior Notes were used to, among other things, repay short-term indebtedness incurred by the Company to make Pre-Delivery Deposits to The Boeing Company ("Boeing") for the purchase of 10 new freighter aircraft (see Note 6) and for additional Pre-Delivery Deposits as they become due.

     Interest on the Senior Notes began to accrue from their date of original issuance and is payable semi-annually in arrears on February 1 and August 1 of each year, at the rate of 10 3/4% per annum. The Senior Notes are redeemable, in whole or in part, at the option of the Company, on or after August 1, 2001, at 105.375%, 102.688% and 100.000% for the years 2001, 2002 and 2003 and thereafter, respectively, plus accrued interest to the date of redemption. In addition, at any time on or prior to August 1, 2000, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Senior Notes originally issued with the net cash proceeds of one or more public equity offerings, at a redemption price equal to 110.75% of the principal amount thereof plus accrued interest to the date of redemption; provided that at least 65% of the aggregate principal amount of the Senior Notes originally issued remains outstanding immediately after any such redemption.

     The Senior Notes are general unsecured obligations of the Company which rank pari passu in right of payment to any existing and future unsecured senior indebtedness of the Company. The Senior Notes are effectively subordinated, however, to all secured indebtedness of the Company and to all indebtedness of the Company's subsidiaries.

     Covenants with respect to the Senior Notes contain certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, create restrictions on the ability of a subsidiary to pay dividends or make certain payments, sell or issue preferred stock of subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The Company was in compliance with all of its covenants as of December 31, 1997.

                        ATLAS AIR, INC. AND SUBSIDIARIES

  Nationsbanc - AFI Debt

     In October 1997, Atlas Flightlease, Inc. ("AFI"), a wholly-owned subsidiary of the Company, secured a 2-year LIBOR based financing with Bankers Trust Company for approximately 80% of the purchase price of a 1988 Canadair Challenger passenger aircraft (the "Challenger"). AFI purchased the Challenger from MAC Flightlease, Inc. ("MAC Flightlease"), an entity wholly-owned by the wife of the Company's Chairman, President and CEO (see Note 7), in the third quarter of 1997. In December 1997, AFI refinanced the Challenger for approximately 100% of its purchase price with Nationsbanc under a 5-year loan which was guaranteed by the Company. Interest is based on the Eurodollar rate, plus 2.35%, and is payable quarterly with concurrent scheduled payments of principal. The interest rate on borrowings outstanding under the Nationsbanc debt was 8.26% at December 31, 1997. The loan is secured by a first priority security interest in the Challenger. Covenants with respect to this financing require specific levels of insurance, as well as contain requirements regarding use, maintenance, configuration, liens and disposition of the Challenger, among other things. AFI was in compliance with all of its covenants as of December 31, 1997.

  Hedges

     In September 1997, the Company entered into an interest rate swap with BTCo for the purpose of hedging its floating rate debt. The notional amount of the interest rate swap is $210 million, decreasing over a term of eight years. The Company pays a fixed interest rate of 5.72%, increasing .25% annually, and receives a floating interest rate based on 3-month LIBOR, whereby the net interest settles quarterly. The 3-month LIBOR rate for the quarterly interest period which included December 31, 1997 was 5.88%.

  Fair Value of Long-Term Debt

     Based on current rates available for similar debt with similar maturities and security, the fair values of the debt in the above table at December 31, 1997, are estimated to be their carrying values. The Equipment Notes and the Senior Notes are publicly traded. Based on published trading prices at December 31, 1997, the fair values of the Equipment Notes and the Senior Notes are estimated to be $111.3 million and $105.6 million, respectively.

  Five Year Debt Maturities

     At December 31, 1997 principal repayments on long-term debt for the next five years were as follows (in thousands):

                            1998      1999       2000       2001       2002     THEREAFTER
                           -------   -------   --------   --------   --------   ----------
Equipment Notes..........  $    --   $    --   $ 33,333   $ 33,333   $ 33,334    $     --
Finova Debt..............    2,709     3,001      3,317      3,672      4,084      13,263
Aircraft Acquisition
  Credit Facility........       --     7,083     28,334     28,333     21,250          --
Nationsbanc..............    2,865     3,139      3,439      3,768      4,128       5,718
AFL Term Loan Facility...   16,350    22,600     22,600     22,600     22,600      78,250
AFL II Term Loan
  Facility...............   16,350    22,600     22,600     22,600     22,600      78,250
Senior Notes.............       --        --         --         --         --     150,000
Nationsbanc - AFI Debt...      719       789      1,396      1,516      1,643       8,921
Other....................    1,056       553        452        488        181         258
                           -------   -------   --------   --------   --------    --------
                           $40,049   $59,765   $115,471   $116,310   $109,820    $334,660
                           =======   =======   ========   ========   ========    ========

                        ATLAS AIR, INC. AND SUBSIDIARIES

4. DEFERRED AIRCRAFT OBLIGATIONS

     In June 1997, the Company entered into an agreement with Boeing to purchase 10 new 747-400 freighter aircraft (the "Boeing Purchase Agreement") (see Note
6). The Boeing Purchase Agreement requires the Company to pay "Pre-Delivery Deposits" in order to secure delivery of the 747-400 freighter aircraft and to defray a portion of the manufacturing costs. In addition, the Boeing Purchase Agreement provides for a deferral of a portion of the Pre-Delivery Deposits (Deferred Aircraft Obligations) for which the Company accrues and pays interest quarterly at 6-month LIBOR, plus 2.00%. As of December 31, 1997, there was $163.2 million of Deferred Aircraft Obligations outstanding and the combined interest rate was 7.97%. The Company will settle its Deferred Aircraft Obligations upon delivery of each of the 10 aircraft, which are scheduled for delivery as follows: five in 1998, two in 1999 and three in 2000. Financing for the first five aircraft has been secured through the EETCs (see Note 16). In addition, the Company may arrange for tax-oriented long-term leases on some or all of these aircraft.

5. INCOME TAXES

     The Company had net operating loss carryforwards of approximately $122,692,000 as of December 31, 1997 which expire between 2008 and 2017. The Company has generated approximately $8,665,000 of alternative minimum tax credit carryforwards which are available in subsequent years to reduce its regular tax liability subject to statutory limitations. All tax years of the Company that are statutorily open are subject to examination by the Internal Revenue Service ("IRS"), as well as state and local tax authorities. Currently, the fiscal year ended March 31, 1994, the short year ended December 31, 1994 and the calendar year ended December 31, 1995 are under examination by the IRS. The Company believes that it has adequately provided for all income tax liabilities and that final resolution of any IRS examination will not have a material effect on its financial position or results of operations.

     The provision for income taxes consisted of the following (in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1997       1996       1995
                                                        -------    -------    -------
Current:
  Federal.............................................  $ 1,704    $ 6,625    $   251
  State and local.....................................      140        394         13
Deferred:
  Federal.............................................   11,622     14,731      8,144
  State and local.....................................       --         --         --
                                                        -------    -------    -------
     Provision for income taxes.......................  $13,466    $21,750    $ 8,408
                                                        =======    =======    =======

     The provisions for income taxes were at rates different from the U.S. federal statutory rate for the following reasons:

                                                              YEAR ENDED DECEMBER 31,
                                                          --------------------------------
                                                           1997         1996         1995
                                                          ------       ------       ------
Statutory federal income tax provision rate.............   35.00%       35.00%       35.00%
State and local income taxes, net of federal tax
  benefit...............................................    1.04          .66           --
Nondeductible items.....................................    2.36         2.04         1.44
Reversal of prior year valuation allowance..............      --           --        (4.83)
Benefit of net operating loss...........................   (1.90)       (1.20)          --
Other...................................................      --           --          .43
                                                          ------       ------       ------
  Effective tax provision rate..........................   36.50%       36.50%       32.04%
                                                          ======       ======       ======

                        ATLAS AIR, INC. AND SUBSIDIARIES

     Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. The net deferred income tax liability components are as follows (in thousands):

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Deferred tax liabilities:
  Tax depreciation in excess of book depreciation...........  $96,147    $57,127
  Other.....................................................    1,372      1,564
                                                              -------    -------
          Total deferred tax liabilities....................   97,519     58,691
Deferred tax assets:
  Tax benefit of net operating loss carryforwards...........   44,218     20,804
  Tax benefit of alternative minimum tax credits............    8,665      7,020
  Other.....................................................   13,551     11,404
                                                              -------    -------
          Total deferred tax assets.........................   66,434     39,228
                                                              -------    -------
          Net deferred tax liability........................  $31,085    $19,463
                                                              =======    =======

6. COMMITMENTS AND CONTINGENCIES

  Aircraft

     Minimum annual rental commitments under noncancelable aircraft operating leases for years ending December 31, are approximately (in thousands):

1998 (one Boeing 747-200 aircraft)..........................  $ 4,500
1999 (one Boeing 747-200 aircraft)..........................    4,500
2000 (one Boeing 747-200 aircraft)..........................    4,500
2001 (one Boeing 747-200 aircraft)..........................    4,500
2002 (one Boeing 747-200 aircraft)..........................    4,500
Thereafter (one Boeing 747-200 aircraft)....................   32,625

     The above commitments do not include the potential lease financing (if any) of Boeing 747-400 freighter aircraft scheduled for delivery during 1998, 1999 and 2000. In addition to the above commitments, the Company leases engines under short-term lease agreements on an as needed basis.

     Aircraft and engine rentals, including short-term rentals, were $31,644,000, $27,341,000 and $22,902,000 for the years ended December 31, 1997,
1996 and 1995, respectively.

  Boeing Purchase Agreement

     In June 1997, the Company entered into the Boeing Purchase Agreement to purchase 10 new 747-400 freighter aircraft to be powered by GE engines. The 747-400 freighter aircraft are currently scheduled to be delivered as follows: five in 1998, two in 1999 and three in 2000. Due to production problems at Boeing, the Company believes that each of the 1998 delivery positions of the 747-400 aircraft may be delayed up to 60 days. While Boeing will compensate the Company for defined delays in delivery of the 747-400 aircraft, any such delays may adversely impact the Company's ability to initiate service with prospective customers in a timely fashion. The Boeing Purchase Agreement also provides the Company with options to purchase up to 10 additional 747-400 freighter aircraft for delivery from 1999 through 2002. As a result of the Company being the largest purchaser of 747-400 freighter aircraft to date, it was able to negotiate from Boeing and GE a significant discount off the aggregate list price of $1.7 billion for the 10 747-400 freighter aircraft, four installed engines per aircraft and five spare engines. In addition, the Company also obtained certain ancillary

                        ATLAS AIR, INC. AND SUBSIDIARIES
products and services at advantageous prices. The Boeing Purchase Agreement requires that the Company pay Pre-Delivery Deposits to Boeing prior to the delivery date of each 747-400 freighter aircraft in order to secure delivery of the 747-400 freighter aircraft and to defray a portion of the manufacturing costs. The Company expects the maximum total amount of Pre-Delivery Deposits at any time outstanding will be approximately $155 million, approximately $105.1 million of which was paid as of December 31, 1997. For the years 1998 and 1999, the Company expects to pay $67.6 million and $42.6 million, respectively, in accordance with the Pre-Delivery Deposits schedule. In addition, the Boeing Purchase Agreement provides for a deferral of a portion of the Pre-Delivery Deposits (Deferred Aircraft Obligations -- see Note 4) for which the Company accrues and pays interest quarterly at 6-month LIBOR, plus 2.00%. As of December 31, 1997, there was $163.2 million of Deferred Aircraft Obligations outstanding and the combined interest rate was 7.97%.

  Cargo Modification

     In December 1997, the Company supplemented its modification contract with Boeing to provide for the cargo configuration of two aircraft (acquired in December 1996 and May 1997) under lease to Philippines Airlines Limited ("PAL"), which were utilized in passenger configuration by PAL during 1997 and in early 1998. The initial deposit for such modification is recorded in Flight Equipment in the December 31, 1997 balance sheet. The remaining commitments to Boeing and other vendors as of December 31, 1997 for both of these aircraft totaled approximately $20.2 million. These commitments are expected to be paid during the first three quarters of 1998.

  Maintenance Agreements

     In January 1995, the Company entered into a maintenance agreement with one of its principal customers. This agreement includes a provision which requires the Company to remit a fixed amount per flight hour each month to the customer, subject to a 3.5% annual escalation factor for the first five years, for which the customer will perform most regular maintenance on a substantial portion of the aircraft in the Company's fleet. The agreement extends for a period of ten years. Pursuant to its maintenance agreement, engines may be upgraded when inducted into the maintenance pool in order to improve engine reliability and to lower Company operating costs. When such costs are incurred and identified, they are capitalized and amortized over the remaining life of each applicable engine. As of December 31, 1997, the Company had paid the customer $7.5 million for such costs. The Company expects to incur approximately an additional $2 million to $3 million for such upgrades over the term of the contract.

     The Company has an agreement, subject to acceptable rates, terms and conditions, with Linee Aeree Italiane S.p.A. ("Alitalia") to utilize, or find other parties to utilize, an amount of Alitalia's maintenance services with an aggregate cost of $25 million over a five-year period ending in June 2000.

     In June 1996, the Company entered into a ten year engine maintenance agreement with GE for the engine maintenance of up to 15 aircraft powered by CF6-50E2 engines at a fixed rate per flight hour, subject to an annual formula increase. The agreement commenced in the third quarter of 1996 with the acceptance of engines associated with aircraft acquired in the third and fourth quarters of 1996. Pursuant to its maintenance agreement and upon the first time shop visit, the Company is invoiced for certain one-time charges, which the Company capitalizes and amortizes over the lesser of the remaining life of the asset or the remaining life of the maintenance agreement. As of December 31, 1997, the Company had been invoiced for and paid $4.9 million of such charges. Effective in the year 2000, the Company will have an option to add not less than 40 engines to the program.

  Office and Warehouse

     In 1995, the Company entered into an operating lease for office space expiring in the year 2000, with two five year renewal provisions. In addition, the Company leases warehouse space for which the initial lease term

                        ATLAS AIR, INC. AND SUBSIDIARIES
expires at the end of August 1999, and provides for two one-year renewal option periods. Future minimum rental commitments by year are as follows for the years ending December 31: 1998 -- $728,000; 1999 -- $708,000; 2000 -- $277,000. Rental
expense, including short-term rentals, was $905,000, $615,000 and $579,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  Employment Agreements

     The Company has entered into employment agreements with certain key employees. Such employment agreements provide for, among other things, base annual salary, certain bonuses, the grant of options to purchase common stock of the Company under the 1995 Stock Option Plan (see Note 14), and in certain circumstances relocation and severance benefits.

  FAA Airworthiness Directives

     Under the FAA's Directives issued under its "Aging Aircraft" program, the Company is subject to extensive aircraft examinations and may be required to undertake structural modifications to address the problem of corrosion and structural fatigue. In November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Twelve of the Company's Boeing 747-200 aircraft will have to be brought into compliance with such Directives within the next three years at an estimated cost of approximately $6.0 million. As part of the FAA's overall aging aircraft program, it has issued Directives requiring certain additional aircraft modifications to be accomplished prior to the aircraft reaching 20,000 cycles. The average cycle time for the 17 aircraft in service is approximately 12,000 cycles and the average cycles operated per year is approximately 800 cycles. The Company estimates that the modification costs per aircraft will range between $2 million and $3 million. Between now and the year 2000, only one aircraft is expected to reach the 20,000 cycle limit and nine additional aircraft will require modification prior to 2009. The remaining seven aircraft in service have already undergone such modifications. The two aircraft undergoing modification to freighter configuration will receive the Nacelle Strut Modification as part of the freighter conversion. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. It is possible that additional Directives applicable to the types of aircraft or engines included in the Company's fleet could be issued in the future, the cost of which could be substantial.

     Upon acquisition of an aircraft, the Company determines whether or not the aircraft is in compliance with Airworthiness Directives and tries to anticipate all future compliance requirements. The necessary work to bring the aircraft into compliance is then scheduled at the time of conversion of the aircraft to freighter configuration, in order to minimize unscheduled maintenance events.

  Legal Proceedings

     On February 24, 1997, the Company filed a complaint for declaratory judgment in the Colorado District Court, Jefferson County against Israel Aircraft Industries Ltd. ("IAI") for mechanical problems the Company experienced with respect to an aircraft the Company sub-leased from IAI. The Company is seeking approximately $4 million in damages against IAI to be offset by the amount, if any, the Company owes IAI pursuant to the sub-lease. IAI had the case removed to the U.S. District Court, District of Colorado on April 21, 1997 and has filed counterclaims alleging damages of approximately $9 million based on claims arising from the sub-lease. The Company intends to vigorously defend against all of IAI's claims.

     In March 1997, Air Support International, Inc. ("ASI") filed a complaint against the Company in the U.S. District Court, Eastern District of New York alleging actual and punitive damages of approximately $13.5 million arising from the Company's refusal to pay commissions which ASI claims it is owed for allegedly arranging certain ACMI Contracts. The Company intends to vigorously defend against all of ASI's claims.

                        ATLAS AIR, INC. AND SUBSIDIARIES

     While the Company is from time to time involved in litigation in the ordinary course of its business, there are no other material legal proceedings pending against the Company or to which any of its property is subject.

7. RELATED PARTY TRANSACTIONS

     In June 1995, the Company extended a non-interest bearing loan to an officer of the Company in the amount of $125,000 in connection with such officer's relocation to Colorado, which the Company forgave in July 1995.

     In August and September 1995, the Company extended demand loans to three senior vice presidents of the Company in the aggregate amount of $550,000, bearing interest at an annual rate of 7.50%. Two of the loans plus interest were paid in full in April and May 1996, and the third loan plus interest was paid in full in December 1997. A loan of up to $750,000, bearing interest at 5.87%, was extended in June 1996 to one officer for the purpose of constructing a residence. As of December 31, 1997, the outstanding balance of officer demand loans was $735,000.

     In November 1995, the Company began renting a Cessna Citation SP, on an as needed basis, from MAC Flightlease for the purpose of corporate business travel. MAC Flightlease is wholly-owned by the wife of the Company's Chairman, President and CEO. The Company paid $265,000 in 1996 and $52,000 in 1995 for such travel, at rates which are considered by the Company to be at fair market value.

     In October 1997, AFI purchased from MAC Flightlease the Challenger for corporate business travel. Initially, AFI secured a 2-year LIBOR based financing with BTCo for approximately 80% of the purchase price of the Challenger. In December 1997, AFI refinanced the Challenger for approximately 100% of its purchase price with Nationsbanc under a 5-year LIBOR based loan which was guaranteed by the Company. The Company paid $15.3 million for the Challenger, which is considered by the Company to be at fair market value.

8. ACCOUNTS RECEIVABLE AND OTHER

     The components of accounts receivable and other are as follows (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                               1997         1996
                                                              -------      -------
Accounts receivable-trade...................................  $58,817      $41,687
Insurance and vendor claims.................................    2,250        5,952
Employee receivables........................................      771          606
Prepaids and other..........................................    3,139        1,979
Less: Allowance for doubtful accounts.......................   (9,275)        (621)
                                                              -------      -------
                                                              $55,702      $49,603
                                                              =======      =======

                        ATLAS AIR, INC. AND SUBSIDIARIES

9. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     The components of accounts payable and accrued expenses are as follows (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                               1997         1996
                                                              -------      -------
Accounts payable-trade......................................  $12,291      $15,745
Accrued salaries and wages..................................    6,779        5,547
Accrued maintenance.........................................   19,012       11,621
Accrued interest............................................   13,581        3,348
Loss reserves (see Note 10).................................   18,550           --
Other accrued expenses......................................   17,892       11,502
                                                              -------      -------
                                                              $88,105      $47,763
                                                              =======      =======

10. WRITE-OFF OF CAPITAL INVESTMENT AND OTHER

     In conjunction with the June 1997 agreement with Boeing to purchase 10 new 747-400 freighter aircraft, the Company reassessed the economic viability of renewing on a longer-term basis its sub-leases with Federal Express Corporation ("FedEx") for five 747-200 freighter aircraft. Based on the results of this assessment in the second quarter of 1997, the Company decided to schedule the return of these aircraft in the first quarter of 1998. The Company wrote-off its remaining investment in the five FedEx aircraft and established certain other reserves.

     The impact of the various largely non-recurring charges was $27.1 million, or $17.2 million on an after-tax basis, which comprised write-offs of various leasehold improvements associated with the Company's sub-leases with FedEx of the five 747-200 aircraft and reserves for costs necessary to return the aircraft upon the termination of the sub-leases. In addition, the Company established reserves primarily related to certain customers and vendors for out-of-period items for which the Company is currently in negotiations. In addition, the reserves include estimates for litigation costs and other costs not expected to re-occur.

11. SAVINGS AND RETIREMENT PLAN

     The Company implemented a 401(k) Retirement Plan (the "Plan") in June 1994, under which eligible employees may contribute up to 15% of their total pay. The Plan covers substantially all employees. The Company did not make contributions to the Plan in 1995. Effective May 1, 1996, the Plan was amended to provide for Company contributions equal to 50% of the first 10% of contributions made by employees, for which the Company incurred an expense of $1,255,000 and $559,000 for the years ended December 31, 1997 and 1996, respectively.

12. BUSINESS SEGMENTS

     The Company operates in one business segment, which is to provide the common carriage of freight over various worldwide routes.

     The assets of the Company, principally flight equipment, support its entire worldwide transportation system and are not readily identifiable by geographic area. Property and equipment, other than flight equipment, located in foreign locations is not significant.

     Foreign sales accounted for 99%, 98% and 99% of total revenues for the years ended December 31, 1997, 1996 and 1995, respectively. All foreign sales were U.S. dollar denominated.

                        ATLAS AIR, INC. AND SUBSIDIARIES

13. PREFERRED STOCK

     The Board of Directors is authorized under the restated certificate of incorporation to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, the Company has no plans to issue any shares of Preferred Stock.

14. STOCK-BASED COMPENSATION PLANS

  Employee Stock Purchase Plan

     In 1995, the Company established an Employee Stock Purchase Plan (the "Stock Purchase Plan"). Employees eligible to participate in the Stock Purchase Plan are those who have completed at least one year of employment with the Company, but excluding employees whose customary employment is not more than five months in any calendar year or 20 hours or less per week. The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors of the Company which determines the terms and conditions under which shares are offered and corresponding options granted under the Stock Purchase Plan for any Purchase Period, as defined in the Stock Purchase Plan. Employees may contribute up to 15% of their gross base compensation subject to certain limitations. The price per share at which the common stock is purchased pursuant to the Stock Purchase Plan is the lesser of 85% of the fair market value of the common stock on the first or last day of the applicable Purchase Period. The maximum number of shares of common stock which may be issued on the exercise of options purchased under the Stock Purchase Plan is 1,000,000 shares. As of December 31, 1997, 47,984 shares were issued at a weighted average cost of $23.28 to 161 employees who have participated in the Stock Purchase Plan.

  1995 Stock Option Plan

     In 1995, the Company adopted the 1995 Stock Option Plan ("1995 Plan"), whereby employees may be granted options, incentive stock options, share appreciation rights, and restricted shares. The portion of the 1995 Plan applicable to employees is administered by the Compensation Committee of the Board of Directors of the Company which also establishes the terms of the awards. The 1995 Plan also provides for certain automatic grants of nonqualified stock options to non-employee directors which become exercisable on the date of grant and expire on the tenth anniversary of the date of grant. Originally, an aggregate of 1,800,000 shares were reserved for issuance in connection with awards and director's options under the 1995 Plan. Following shareholder approval, an additional 300,000 shares were reserved.

  Director Stock Plan

     In August 1996, the Company established the Director Stock Plan (the "Director Plan"), which provides the Company's non-employee directors the option to receive all or a portion of their quarterly remuneration in common stock instead of cash. If a non-employee director elects at the commencement of any quarter to receive his quarterly remuneration, or a portion thereof, in common stock, the number of shares received is determined by dividing the average price for the 30-day period immediately preceding the end of the quarter into the amount of compensation earned for the quarter which the non-employee director chooses not to receive in cash. The effective date of the Director Plan was January 1, 1997. As of December 31, 1997, 861 shares were issued at a weighted average cost of $27.62 to two directors who have participated in the Stock Purchase Plan.

                        ATLAS AIR, INC. AND SUBSIDIARIES

  Other

     In July 1995, options to purchase 125,000 and 71,430 shares of the Company's common stock were granted to an officer ("July 1995 Grant"), who subsequently resigned from his position with the Company to accept a position with an affiliate of the Company, at exercise prices of $10.00 per share and $14.00 per share, respectively.

  Statement of Financial Accounting Standards No. 123

     SFAS No. 123, "Accounting for Stock-Based Compensation," defines a fair value based method of accounting for employee stock options or similar equity instruments. However, SFAS No. 123 allows the continued measurement of compensation cost for such plans using the intrinsic value based method prescribed by Accounting Principals Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," provided that pro forma disclosures are made of net income or loss and net income or loss per share, assuming the fair value based method of SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25; accordingly, for purposes of the pro forma disclosures presented below, the Company has computed the fair value of all options granted during 1997, 1996 and 1995, using the Black-Scholes pricing model and the following weighted average assumptions:

             ASSUMPTIONS -- 1995 PLAN                 1997        1996         1995
             ------------------------                -------    --------    ----------
Risk-free interest rates...........................  6.51%      6.31%       6.04%
Expected dividend yields...........................  --         --          --
Expected lives.....................................  5 years    5 years     2.5 years
Expected volatility................................  65.33%     73.44%      73.44%

If the Company had accounted for its stock-based compensation plans in accordance with SFAS No. 123, the Company's pro forma net income and pro forma net income per common share would have been reported as follows:

                                                           1997       1996       1995
                                                          -------    -------    -------
Net income (in thousands):.................  As Reported  $23,429    $37,838    $17,831
                                             Pro Forma     17,875     35,211     15,857
Net income per common share (basic EPS):...  As Reported     1.04       1.76       1.06
                                             Pro Forma        .80       1.64        .94
Net income per common share (diluted
  EPS):....................................  As Reported     1.04       1.75       1.06
                                             Pro Forma        .79       1.62        .94

                        ATLAS AIR, INC. AND SUBSIDIARIES

     A summary of the status of the 1995 Plan and the July 1995 Grant at December 31, 1997, 1996 and 1995 and changes during the years then ended is presented in the table below:

                                       1997                         1996                        1995
                             -------------------------   --------------------------   -------------------------
                                           WEIGHTED                     WEIGHTED                    WEIGHTED
                                           AVERAGE                      AVERAGE                     AVERAGE
                              SHARES    EXERCISE PRICE    SHARES     EXERCISE PRICE    SHARES    EXERCISE PRICE
                             --------   --------------   ---------   --------------   --------   --------------
Outstanding at beginning of
  year.....................   635,962       $30.09         853,650       $12.99             --           --
Granted....................   143,146        26.39         369,000        41.44        853,650       $12.99
Exercised..................        --           --        (550,229)       12.11             --           --
Forfeited..................        --           --         (36,459)       16.00             --           --
                             --------                    ---------                    --------
Outstanding at end of
  year.....................   779,108        29.41         635,962        30.09        853,650        12.99
                             ========                    =========                    ========
Exercisable at end of
  year.....................   401,762        22.71         166,273        14.21        561,930        10.54
Weighted average fair value
  of options granted.......  $  15.68                    $   27.27                    $   5.02

     The following table summarizes information with regard to the options outstanding at December 31, 1997:

                                             OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                     ------------------------------------   ----------------------
                                                    WEIGHTED
                                                     AVERAGE     WEIGHTED                 WEIGHTED
                                                    REMAINING    AVERAGE                  AVERAGE
   RANGE OF                            NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
EXERCISE PRICES                      OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
---------------                      -----------   -----------   --------   -----------   --------
$10.00 -- $14.00...................    111,930     3.6 years..    $12.20      111,930      $12.20
 16.00 --  24.00...................     156,032    7.8 years..     16.05      103,686       16.08
 26.00 --  38.25...................     192,146    6.5 years..     29.49      117,146       27.11
 41.75 --  56.38...................     319,000    8.3 years..     41.94       69,000       42.29
                                       -------                                -------
 10.00 --  56.38...................     779,108    7.1 years..     29.41      401,762       22.72

15. PROFIT SHARING PLAN

     Employees who have been employed by the Company for at least twelve months as full-time employees are eligible to participate in the Company's Profit Sharing Plan, which was adopted in 1994. The Profit Sharing Plan provides for payments to eligible employees in semiannual distributions based on the Company's pretax profits. The Company is obligated to make an annual profit sharing contribution of ten percent of the Company's pretax profits, which is defined as net income before taxes, but excluding (i) any income or loss related to charges or credits for unusual or infrequently occurring items or related to intangible assets, and (ii) extraordinary items. Annual profit sharing contributions may be in the form of cash or common stock of the Company. For the years 1997, 1998 and 1999, beginning with an employee's thirteenth month of employment, an employee is entitled to receive a guaranteed profit sharing payment of 10% of salary, except for captains, who receive a guarantee of 20%. The expense for the Profit Sharing Plan for the years ended December 31, 1997, 1996 and 1995 was $4,004,000, $6,779,000 and $2,768,000, respectively.

16. SUBSEQUENT EVENTS (UNAUDITED)

     In January and February 1998, pursuant to an early lease termination agreement negotiated in November 1997, the Company delivered to Boeing for modification to cargo configuration the aircraft acquired from Marine Midland in December 1996 and the aircraft acquired from Citicorp in May 1997. These aircraft are expected to be re-delivered to the Company in the second quarter and early in the third quarter of

                        ATLAS AIR, INC. AND SUBSIDIARIES

1998, respectively. The financing for the modification to cargo configuration is secured under the Aircraft Credit Facility.

     In February 1998, the Company completed an offering of $538.9 million of pass-through certificates, also known as enhanced equipment trust certificates (the "EETCs"). The EETCs are not direct obligations of, or guaranteed by, the Company and therefore will not be included in the Company's consolidated financial statements. The cash proceeds from the transaction were deposited with an escrow agent and will be used to finance (through either leveraged leases or secured debt financings) the debt portion of the acquisition cost of five of the 10 new 747-400 freighter aircraft from Boeing scheduled to be delivered to the Company during the period July 1998 through December 1998. In connection therewith, the Company intends to seek certain owner participants who will commit lease equity financing to be used in leveraged leases of such aircraft. If any funds remain as deposits with the escrow agent for such EETCs at the end of the delivery period, such funds will be distributed back to the certificateholders. Such distribution will include a make-whole premium payable by the Company. In November and December 1997, the Company entered into three Treasury Note hedges, approximating $300 million of principal, for the purpose of minimizing the risk associated with the fluctuations in interest rates, which are the basis for the pricing of the EETCs which were priced in January 1998. The effect of the hedge resulted in a deferred cost of $6.3 million, which will be amortized over the expected twenty-year life associated with this financing.

     The Company is currently negotiating for the possibility of refinancing two aircraft in the amount of approximately $86 million, currently financed under the Aircraft Acquisition Credit Facility. There is no assurance that this refinancing will be consummated.

17. SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                         INCOME
                                                                         (LOSS)                  INCOME (LOSS) BEFORE
                                          OPERATING   INCOME (LOSS)      BEFORE                   EXTRAORDINARY ITEM      NET INCOME
                                           INCOME        BEFORE       EXTRAORDINARY     NET     -----------------------   ---------
                               REVENUE     (LOSS)     INCOME TAXES        ITEM        INCOME    BASIC EPS   DILUTED EPS   BASIC EPS
                               --------   ---------   -------------   -------------   -------   ---------   -----------   ---------
1997
 First Quarter...............  $ 82,049   $ 17,141      $  7,894        $  5,013      $ 5,013     $ .22        $ .22        $.22
 Second Quarter..............    93,902    (10,654)      (21,562)        (13,692)       3,049      (.61)        (.61)        .14
 Third Quarter...............   104,197     21,733         9,804           6,225        6,225       .28          .28         .28
 Fourth Quarter..............   120,893     27,781        14,397           9,142        9,142       .41          .41         .41
1996
 First Quarter...............  $ 58,649   $ 15,410      $  9,693        $  6,203      $ 6,203     $ .32        $ .31        $.32
 Second Quarter..............    72,614     22,667        15,685          10,037       10,037       .47          .46         .47
 Third Quarter...............    79,681     20,046        12,839           8,201        8,201       .37          .36         .37
 Fourth Quarter..............   104,715     29,940        21,371          13,397       13,397       .60          .59         .60


                             NET INCOME
                               -----------
                               DILUTED EPS
                               -----------
1997
 First Quarter...............     $.22
 Second Quarter..............      .14
 Third Quarter...............      .28
 Fourth Quarter..............      .41
1996
 First Quarter...............     $.31
 Second Quarter..............      .46
 Third Quarter...............      .36
 Fourth Quarter..............      .59

                        ATLAS AIR, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               MARCH 31,     DECEMBER 31,
                                                                 1998            1997
                                                              -----------    ------------
                                                              (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $   61,978      $   41,334
  Short-term investments....................................      28,361         111,635
  Accounts receivable and other, net........................      46,427          55,702
                                                              ----------      ----------
          Total current assets..............................     136,766         208,671
Property and equipment:
  Flight equipment..........................................   1,269,459       1,154,562
  Other.....................................................       7,946           7,607
                                                              ----------      ----------
                                                               1,277,405       1,162,169
  Less accumulated depreciation.............................    (100,593)        (98,959)
                                                              ----------      ----------
          Net property and equipment........................   1,176,812       1,063,210
Other assets:
  Debt issuance costs, net of accumulated amortization......      20,451          21,705
  Deferred lease costs......................................      21,630              --
  Deposits and other........................................       4,043           3,829
                                                              ----------      ----------
                                                                  46,124          25,534
                                                              ----------      ----------
          Total assets......................................  $1,359,702      $1,297,415
                                                              ==========      ==========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $   49,025      $   40,049
  Accounts payable and accrued expenses.....................      79,286          88,105
  Income tax payable........................................       2,208             154
                                                              ----------      ----------
          Total current liabilities.........................     130,519         128,308
Long-term debt, net of current portion......................     726,191         736,026
Deferred aircraft obligations...............................     225,936         163,167
Deferred income tax payable.................................      31,841          31,085
Commitments and contingencies
Stockholders' equity:
  Preferred Stock, $1 par value; 10,000,000 shares
     authorized; no shares issued...........................          --              --
  Common Stock, $0.01 par value; 50,000,000 shares
     authorized; 22,511,659 and 22,450,229 shares issued,
     respectively...........................................         225             225
  Additional paid-in capital................................     177,288         176,253
  Retained earnings.........................................      68,098          62,803
Treasury Stock, at cost; 15,906 and 19,073 shares,
  respectively..............................................        (396)           (452)
                                                              ----------      ----------
          Total stockholders' equity........................     245,215         238,829
                                                              ----------      ----------
          Total liabilities and stockholders' equity........  $1,359,702      $1,297,415
                                                              ==========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
Revenues:
  Contract services.........................................  $ 77,611    $ 76,816
  Scheduled services........................................       185       3,252
  Charters and other........................................     1,838       1,981
                                                              --------    --------
          Total operating revenues..........................    79,634      82,049
Operating expenses:
  Flight crew salaries and benefits.........................     6,757       6,817
  Other flight-related expenses.............................     6,519       6,366
  Maintenance...............................................    20,521      23,328
  Aircraft and engine rentals...............................     1,241       7,776
  Fuel and ground handling..................................     2,002       3,166
  Depreciation and amortization.............................    12,230       9,477
  Other.....................................................     8,821       7,977
                                                              --------    --------
          Total operating expenses..........................    58,091      64,907
                                                              --------    --------
Operating income............................................    21,543      17,142
Other income (expense):
  Interest income...........................................     1,661       1,909
  Interest expense..........................................   (14,775)    (11,157)
                                                              --------    --------
                                                               (13,114)     (9,248)
                                                              --------    --------
Income before income taxes..................................     8,429       7,894
Provision for income taxes..................................    (3,119)     (2,881)
                                                              --------    --------
          Net income........................................  $  5,310    $  5,013
                                                              ========    ========
Basic earnings per share:
  Net income................................................  $    .24    $    .22
                                                              ========    ========
  Weighted average common shares............................    22,478      22,450
                                                              ========    ========
Diluted earnings per share:
  Net income................................................  $    .24    $    .22
                                                              ========    ========
  Weighted average common shares............................    22,556      22,543
                                                              ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
OPERATING ACTIVITIES:
Net income..................................................  $  5,310    $  5,013
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................    12,372       9,818
  Amortization of debt issuance costs.......................     1,254         767
  Change in deferred income tax payable.....................       756       1,110
  Changes in operating assets and liabilities:
     Accounts receivable and other..........................     9,275      (7,149)
     Deposits and other.....................................      (214)      1,422
     Accounts payable and accrued expenses..................    (8,819)       (816)
     Income tax payable.....................................     2,054      (5,083)
                                                              --------    --------
          Net cash provided by operating activities.........    21,988       5,082
INVESTMENT ACTIVITIES:
Purchase of property and equipment..........................   (63,205)    (39,348)
Purchase of short-term investments..........................   (23,722)    (56,428)
Maturity of short-term investments..........................   106,996      70,073
                                                              --------    --------
          Net cash provided by (used in) investing
            activities......................................    20,069     (25,703)
FINANCING ACTIVITIES:
Issuance of Common Stock....................................     1,035          --
Purchase of Treasury Stock..................................      (120)       (161)
Issuance of Treasury Stock..................................       161         163
Borrowings on notes payable.................................     6,801      67,537
Principal payments on notes payable.........................    (7,660)    (33,144)
Debt issuance costs.........................................        --      (1,539)
Deferred lease costs........................................   (21,630)         --
                                                              --------    --------
          Net cash (used in) provided by financing
            activities......................................   (21,413)     32,856
                                                              --------    --------
Net increase in cash........................................    20,644      12,235
Cash and cash equivalents at beginning of period............    41,334       9,793
                                                              --------    --------
Cash and cash equivalents at end of period..................  $ 61,978    $ 22,028
                                                              ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        ATLAS AIR, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of Atlas Air, Inc. and its wholly-owned subsidiaries (collectively, the "Company") as of March 31, 1998 and the results of operations and cash flows for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. Management believes the disclosures made are adequate to ensure that the information is not misleading, and suggests that these financial statements be read in conjunction with the Company's December 31, 1997 audited financial statements included in its Annual Report on Form 10-K.

2.  RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform to current year presentation.

3.  RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The objective of SFAS No. 130 is to report a measure of all changes in equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income includes net income plus other comprehensive income (other revenues, expenses, gains, and losses that under Generally Accepted Accounting Principles bypass net income). On January 1, 1998, the Company implemented SFAS No. 130. The Company believes that other comprehensive income is not material and as such the Company has not included a separate presentation of other comprehensive income in its financial statements.

4.  SHORT-TERM INVESTMENTS

     Proceeds from the secondary public offering of the Company's Common Stock in May 1996, plus additional funds, were invested in various held-to-maturity securities, as defined in SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires investments in debt securities to be classified as held-to-maturity and measured at amortized cost in the statement of financial position only if the reporting enterprise has the positive intent and ability to hold those securities to maturity. The following table sets forth the aggregate fair value, gross unrealized holding gains, gross unrealized holding losses, and amortized/accreted cost basis by major security type as of March 31, 1998 (in thousands):

                            AGGREGATE    GROSS UNREALIZED   GROSS UNREALIZED   (AMORTIZATION)
SECURITY TYPE               FAIR VALUE    HOLDING GAINS      HOLDING LOSSES      ACCRETION
-------------               ----------   ----------------   ----------------   --------------
Medium Term Notes.........   $ 4,993           $ --               $ 6               $ --
U.S. Government
  Agencies................    20,085             --                 6                108
Market Auction
  Preferreds..............     2,900             --                --                 --
                             -------           ----               ---               ----
          Totals..........   $27,978           $ --               $12               $108
                             =======           ====               ===               ====

     In addition, there was approximately $371,000 of accrued interest on Short-Term Investments at March 31, 1998. Interest earned on these investments and maturities of these investments are reinvested in similar securities. In April 1998, the Company invested approximately $169.5 million of proceeds from the sale of its 9 1/4% Senior Notes in similar securities (see Note 6).

                        ATLAS AIR, INC. AND SUBSIDIARIES

5.  COMMITMENTS AND CONTINGENCIES

     In January and February 1998, pursuant to an early lease termination agreement negotiated in November 1997, the Company delivered to Boeing for modification to cargo configuration the aircraft acquired from Marine Midland Bank in December 1996 and the aircraft acquired from Citicorp Investor Lease, Inc. in May 1997. The first aircraft was re-delivered to the Company at the end of April 1998 and the second aircraft is expected to be re-delivered to the Company early in the third quarter of 1998. The financing for the modification to cargo configuration is secured under the Aircraft Acquisition Credit Facility (as defined in the Company's Form 10-K for 1997), for which the Company borrowed a total of $3.3 million during the first quarter of 1998 with respect to these aircraft. At the end of April 1998, the Company borrowed an additional $13.8 million associated with the final payment for the modification of the first aircraft upon its re-delivery to the Company.

     In February 1998, the Company completed an offering of $538.9 million of Pass Through Certificates, also known as enhanced equipment trust certificates (the "EETCs"). The EETCs are not direct obligations of, or guaranteed by, the Company and therefore are not included in the Company's consolidated financial statements. The cash proceeds from the transaction were deposited with an escrow agent and will be used to finance (through either leveraged leases or secured debt financings) the debt portion of the acquisition cost of five of the 10 new 747-400 freighter aircraft from Boeing scheduled to be delivered to the Company during the period July 1998 through December 1998. In connection therewith, the Company intends to seek certain owner participants who will commit lease equity financing to be used in leveraged leases of such aircraft. In November and December 1997, the Company entered into three Treasury Note hedges, approximating $300 million of principal, for the purpose of minimizing the risk associated with the fluctuations in interest rates, which are the basis for the pricing of the EETCs which were priced in January 1998. The effect of the hedge resulted in a deferred cost of $6.3 million, which will be amortized over the expected twenty-year life associated with this financing. There can be no assurance that the Company will be able to obtain sufficient financing to fund the purchase of the remaining five 747-400 freighter aircraft, or if such financing is available, that it will be available on a commercially reasonable basis. If it is unable to do so, the Company could be required to modify its expansion plans or to incur higher than anticipated financing costs, which could have a material adverse effect on the Company.

     In April 1998, the Company consummated the offering of $175 million of unsecured 9 1/4% Senior Notes due 2008 (see Note 6).

     The Company recently entered into a sublease and ramp use agreement with American Airlines, Inc. for 145,000 square feet of hangar, office and parking space at Miami International Airport in support of the Company's increased operations. The lease is for a period in excess of four years and commences July 1, 1998, at a monthly rate of approximately $105,000, subject to an annual escalation factor.

     Under the FAA's Directives issued under its "Aging Aircraft" program, the Company is subject to extensive aircraft examinations and may be required to undertake structural modifications to address the problem of corrosion and structural fatigue. In November 1994, Boeing issued Nacelle Strut Modification Service Bulletins which have been converted into Directives by the FAA. Eleven of the Company's Boeing 747-200 aircraft will have to be brought into compliance with such Directives within the next three years at an estimated total cost of approximately $5.5 million. As part of the FAA's overall aging aircraft program, it has issued Directives requiring certain additional aircraft modifications to be accomplished. The Company estimates that the modification costs per aircraft will range between $2 million and $3 million. Between now and the year 2000, only one aircraft will require modification and nine additional aircraft will require modification prior to the year 2009. The remaining eight aircraft in service have already undergone such modifications. The one aircraft undergoing modification to freighter configuration will receive the Nacelle Strut Modification as part of the freighter conversion. Other Directives have been issued that require inspections and minor modifications to Boeing 747-200 aircraft. It is possible that additional Directives

                        ATLAS AIR, INC. AND SUBSIDIARIES
applicable to the types of aircraft or engines included in the Company's fleet could be issued in the future, the cost of which could be substantial.

     On February 24, 1997, the Company filed a complaint for declaratory judgment in the Colorado District Court, Jefferson County against Israel Aircraft Industries Ltd. ("IAI") for mechanical problems the Company experienced with respect to an aircraft the Company sub-leased from IAI. The Company is seeking approximately $4 million in damages against IAI to be offset by the amount, if any, the Company owes IAI pursuant to the sub-lease. IAI had the case removed to the U.S. District Court, District of Colorado on April 21, 1997 and has filed counterclaims alleging damages of approximately $9 million based on claims arising from the sub-lease. The Company intends to vigorously defend against all of IAI's claims.

     In March 1997, Air Support International, Inc. ("ASI") filed a complaint against the Company in the U.S. District Court, Eastern District of New York alleging actual and punitive damages of approximately $13.5 million arising from the Company's refusal to pay commissions which ASI claims it is owed for allegedly arranging certain ACMI Contracts. The Company intends to vigorously defend against all of ASI's claims.

6.  SUBSEQUENT EVENTS

     In April 1998, the Company consummated the offering of $175 million of unsecured 9 1/4% Senior Notes at 99.867% due 2008 (the "9 1/4% Senior Notes"). The proceeds of the offering will be used to repay $80 million of the Aircraft Acquisition Credit Facility and for general corporate purposes, which may include the partial funding of the redemption of the Company's outstanding
12 1/4% Pass Through Certificates due 2002 (the "Equipment Notes"), which are subject to redemption at the option of the Company on or after December 1, 1998. Interest on the 9 1/4% Senior Notes is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1998. The 9 1/4% Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2003, pursuant to a defined schedule. The 9 1/4% Senior Notes are unsubordinated indebtedness of the Company, ranking pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. The 9 1/4% Senior Notes are effectively subordinated, however, to all secured indebtedness of the Company and all existing and future liabilities of the Company's subsidiaries.

     The Company is finalizing negotiations for the refinancing of one aircraft in the amount of approximately $45 million, currently financed under the Aircraft Acquisition Credit Facility. There can be no assurance that this refinancing will be completed.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

======================================================

======================================================

                                  $538,915,000

                                 ATLASAIR LOGO
                                 ATLASAIR LOGO

                               OFFER TO EXCHANGE
                           PASS THROUGH CERTIFICATES
                                 SERIES 1998-1,
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933,
                    AS AMENDED, FOR ANY AND ALL OUTSTANDING
                           PASS THROUGH CERTIFICATES
                                 SERIES 1998-1
                              --------------------

                                   PROSPECTUS
                              --------------------
                                 JUNE 24, 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Restated Certificate of Incorporation of Atlas Air, Inc. (the "Charter") provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Company's Charter provides that the Company shall indemnify directors of the Company to the maximum extent now or hereafter permitted by law, and officers, employees and agents of the Company to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to officers, employees and agents of the Company to the maximum extent now or hereafter permitted by law.

     The Company maintains directors' and officers' liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
             +2.1        -- Plan of Reorganization and Merger Agreement dated as of
                            July 12, 1995 by and between Holdings and the Company.
             +3.2        -- Restated Certificate of Incorporation of the Company.
             +3.3        -- Amended and Restated By-Laws of the Company.
            ++4.1        -- Form of Indenture between the Company and First Fidelity
                            Bank, N.A., as Trustee.
            ++4.2        -- Form of Second Indenture between the Company and First
                            Fidelity Bank, N.A., as Trustee.
            ++4.3        -- Form of Pass Through Trust Agreement between the Company and First Fidelity Bank, N.A., as Trustee (with form of
                            Pass Through Certificate attached as exhibit thereto).
            ++4.4        -- Form of Pass Through Agreement between the Company and
                            First Fidelity Bank, N.A., as Trustee (with form of Pass
                            Through Certificate attached as exhibit thereto).
         *****5.1        -- Opinion of Cahill Gordon & Reindel as to the legality of the New Certificates.
              5.2        -- Opinion of Morris, James, Hitchens & Williams.
            +10.14       -- Boeing 747 Maintenance Agreement dated January 1, 1995, between the Company and KLM Royal Dutch Airlines, as
                            amended.
            +10.15       -- Atlas Air, Inc. 1995 Long Term Incentive and Stock Award
                            Plan.
            +10.16       -- Atlas Air, Inc. Employee Stock Purchase Plan.
            +10.17       -- Atlas Air, Inc. Profit Sharing Plan.
            +10.18       -- Atlas Air, Inc. Retirement Plan.
           ++10.19       -- Employment Agreement between the Company and Michael A.
                            Chowdry.
           ++10.20       -- Employment Agreement between the Company and Richard H.
                            Shuyler.
           ++10.23       -- Employment Agreement between the Company and James T.
                            Matheny.
            +10.26       -- Maintenance Agreement between the Company and Hong Kong
                            Aircraft Engineering Company Limited dated April 12,
                            1995, for the performance of certain maintenance events.
            +10.30       -- Conditional Sales Agreement dated as of September 22,
                            1994 by and between Lufthansa and the Company relating to
                            B747-230 aircraft, registration D-ABYS.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            +10.31       -- Conditional Sales Agreement dated as of September 22,
                            1994 by and between Lufthansa and the Company relating to
                            B747-230 aircraft, registration D-ABYL.
            *10.36       -- Aircraft Purchase Agreement, dated as of January 19, 1996 between Langdon Asset Management, Inc. and the Company.
          ***10.52       -- Employment Agreement dated as of November 18, 1996
                            between the Company and R. Terrence Rendlerman.
          ***10.53       -- Secured Loan Agreement by and between the Company and
                            Finova Capital Corporation dated April 11, 1996.
          ***10.54       -- Second Amended and Restated Credit Agreement among the
                            Company and the Lenders listed therein, Goldman Sachs
                            Credit Partners L.P. (as syndication agent) and Bankers
                            Trust Company (as Administrative Agent) dated February
                            28, 1997.
     ***/****10.55       -- Engine Maintenance Agreement between the Company and
                            General Electric Company dated June 6, 1996.
           **10.56       -- Employment Agreement dated as of May 1, 1997 between the
                            Company and Stanley G. Wraight.
           **10.58       -- Third Amended and Restated Credit Agreement among the
                            Company, the Lenders listed therein, Goldman Sachs Credit
                            Partners L.P. (as Syndication Agent) and Bankers Trust
                            Company (as Administrative Agent) dated September 5,
                            1997.
           **10.59       -- Credit Agreement among Atlas Freighter Leasing, Inc., the
                            Lenders listed therein and Bankers Trust Company, as
                            agent, dated May 29, 1997.
           **10.60       -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N516MC.
           **10.61       -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N508MC.
           **10.62       -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N507MC.
           **10.63       -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N509MC.
           **10.64       -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N808MC.
           **10.65       -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N505MC.
           **10.66       -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N808MC.
           **10.67       -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N507MC.
           **10.68       -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N509MC.
           **10.69       -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N505MC.
           **10.70       -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N508MC.
           **10.71       -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N516MC.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           **10.72       -- Form of Indenture, dated August 13, 1997, between the
                            Company and State Street Bank and Trust Company, as
                            Trustee, relating to the 10 3/4% Senior Notes (with form
                            of Note attached as exhibit thereto)
           **10.73       -- Purchase Agreement, dated August 8, 1997, between the
                            Company and BT Securities Corporation relating to the
                            10 3/4% Senior Notes.
           **10.74       -- Registration Rights Agreement, dated August 13, 1997,
                            between the Company and BT Securities Corporation
                            relating to the 10 3/4% Senior Notes.
           **10.75       -- Credit Agreement among Atlas Freighter Leasing II, Inc., the Lenders listed therein, Bankers Trust Company (as
                            Administrative Agent) and Goldman Sachs Credit Partners
                            L.P. (as Syndication Agent) dated September 5, 1997.
           **10.76       -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N527MC and Spare Engine Nos. 517538,
                            517539 and 455167.
           **10.77       -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N523MC and Spare Engine Nos. 530168 and
                            517530.
           **10.78       -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N524MC and Spare Engine Nos. 517790 and
                            517602.
           **10.79       -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N526MC and Spare Engine Nos. 517544 and
                            517547.
           **10.80       -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N523MC and Spare
                            Engine Nos. 530168 and 517530.
            *10.81       -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N524MC and Spare
                            Engine Nos. 517790 and 517602.
           **10.82       -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N526MC and Spare
                            Engine Nos. 517544 and 517547.
           **10.84       -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N527MC and Spare
                            Engine Nos. 517538, 517539 and 455167.
           **10.85       -- First Amendment to Lease Agreement among Atlas Freighter
                            Leasing, Inc. and Bankers Trust Company, as agent, dated
                            September 5, 1997
      **/****10.86       -- Purchase Agreement Number 2021 between The Boeing Company and the Company dated June 6, 1997.
           **10.87       -- Aircraft General Terms Agreement between The Boeing
                            Company and the Company dated June 6, 1997.
           ++10.88       -- Placement Agreement, dated January 26, 1998, among the
                            Company, Morgan Stanley & Co. Incorporated, BT Alex.
                            Brown Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation and Goldman, Sachs & Co. relating
                            to the Pass Through Certificates Series 1998-1.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           ++10.89       -- Registration Rights Agreement, dated February 9, 1998,
                            among the Company, Morgan Stanley & Co. Incorporated, BT
                            Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation and Goldman, Sachs & Co. relating
                            to the Pass Through Certificates Series 1998-1.
           ++10.90       -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-0.
           ++10.91       -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-S.
           ++10.92       -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-0.
           ++10.93       -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-S.
           ++10.94       -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-0.
           ++10.95       -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-S.
           ++10.96       -- Deposit Agreement (Class A), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
           ++10.97       -- Deposit Agreement (Class B), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
           ++10.98       -- Deposit Agreement (Class C), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
           ++10.99       -- Indemnity Agreement, dated as of February 9, 1998,
                            between ABN AMRO Bank N.V., acting through its Chicago
                            Branch, as Depositary, and the Company.
           ++10.100      -- Escrow and Paying Agent Agreement (Class A), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
           ++10.101      -- Escrow and Paying Agent Agreement (Class B), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
           ++10.102      -- Escrow and Paying Agent Agreement (Class C), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           ++10.103      -- Revolving Credit Agreement (1998-1A), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and ABN AMRO Bank N.V., acting
                            through its Chicago Branch as Liquidity Provider.
           ++10.104      -- Revolving Credit Agreement (1998-1B), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
           ++10.105      -- Revolving Credit Agreement (1998-1C), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
           ++10.106      -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-B relating to Class B Liquidity
                            Facility.
           ++10.107      -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-C relating to Class C Liquidity
                            Facility.
           ++10.108      -- Intercreditor Agreement, dated as of February 9, 1998,
                            among Wilmington Trust Company, not in its individual
                            capacity but solely as Trustee, ABN AMRO Bank N.V.,
                            acting through its Chicago Branch, as Class A Liquidity
                            Provider, Morgan Stanley Capital Services, Inc., as Class
                            B Liquidity Provider and Class C Liquidity Provider, and
                            Wilmington Trust Company.
           ++10.109      -- Note Purchase Agreement, dated as of February 9, 1998,
                            among the Company, Wilmington Trust Company and First
                            Security Bank, National Association.
           ++10.110      -- Employment Agreement dated as of February 16, 1998
                            between the Company and Stephen C. Nevin.
        *****10.111      -- Form of Indenture, dated April 9, 1998, between the
                            Company and State Street Bank and Trust company, as
                            Trustee, relating to the 9 1/4% Senior Notes (with form
                            of Note attached as exhibit thereto).
        *****10.112      -- Placement Agreement, dated April 7, 1998, among the
                            Company and Morgan Stanley & Co. Incorporated and BT
                            Alex. Brown Incorporated relating to the 9 1/4% Senior
                            Notes.
        *****10.113      -- Registration Rights Agreement, dated April 9, 1998, among the Company and Morgan Stanley & Co. Incorporated and BT
                            Alex. Brown Incorporated relating to the 9 1/4% Senior
                            Notes.
            +16.1        -- Letter dated July 21, 1995 from Ernst & Young to the
                            Securities and Exchange Commission.
           ++21.1        -- Subsidiaries of the Registrant.
             23.1        -- Consent of Independent Public Accountants.
        *****23.2        -- Consent of Cahill Gordon & Reindel (included in Exhibit
                            5.1).
        *****24.1        -- Powers of Attorney.
        *****25.1        -- Statement of Eligibility of Trustee for the 1998-1A Pass
                            Through Certificates.
        *****25.2        -- Statement of Eligibility of Trustee for the 1998-1B Pass
                            Through Certificates.
        *****25.3        -- Statement of Eligibility of Trustee for the 1998-1C Pass
                            Through Certificates.

---------------

   ++ Incorporated by reference to the exhibits to the Company's Annual Report for 1997 on Form 10-K.

    + Incorporated by reference to the exhibits to the Company's Registration
      Statement on Form S-1 (No. 33-90304).

    ++ Incorporated by reference to the exhibits to the Company's Registration
       Statement on Form S-1 (No. 33-97892).

     * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

     ** Incorporated by reference to the exhibits to the Company's Registration
        Statement on Form S-4 (No. 333-36305).

   *** Incorporated by reference to the exhibits to the Company's Annual Report for 1996 on Form 10-K.

  **** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

 ***** Previously filed.

     (b) Schedules.

          All schedules are omitted as the required information is presented in the Registrant's consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS.

     (1) The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of the amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Denver, State of Colorado on the 24th day of June, 1998.

                                            ATLAS AIR, INC.

                                            By:   /s/ RICHARD H. SHUYLER

                                              ----------------------------------
                                              Name: Richard H. Shuyler
                                              Title:  Executive Vice
                                                      President -- Strategic
                                                      Planning, Treasurer and
                                                      Director

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Chairman of the Board, Chief       June 24, 1998
-----------------------------------------------------    Executive Officer, President
                 Michael A. Chowdry                      and Director

               /s/ RICHARD H. SHUYLER                  Executive Vice President --        June 24, 1998
-----------------------------------------------------    Strategic Planning,
                 Richard H. Shuyler                      Treasurer and Director

                          *                            Chief Financial Officer and Vice   June 24, 1998
-----------------------------------------------------    President
                  Stephen C. Nevin

                          *                                        Director               June 24, 1998
-----------------------------------------------------
                    Berl Bernhard

                          *                                        Director               June 24, 1998
-----------------------------------------------------
                Lawrence W. Clarkson

                          *                                        Director               June 24, 1998
-----------------------------------------------------
                    David K.P. Li

                          *                                        Director               June 24, 1998
-----------------------------------------------------
                 David T. McLaughlin

                          *                                        Director               June 24, 1998
-----------------------------------------------------
                     Brian Rowe

             *By: /s/ RICHARD H. SHUYLER
  ------------------------------------------------
                  Attorney-in-fact

                                         EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION                           PAGE
        -------                                  -----------                           ----
            +2.1         -- Plan of Reorganization and Merger Agreement dated as of
                            July 12, 1995 by and between Holdings and the Company.
            +3.2         -- Restated Certificate of Incorporation of the Company.
            +3.3         -- Amended and Restated By-Laws of the Company.
           ++4.1         -- Form of Indenture between the Company and First Fidelity
                            Bank, N.A., as Trustee.
           ++4.2         -- Form of Second Indenture between the Company and First
                            Fidelity Bank, N.A., as Trustee.
           ++4.3         -- Form of Pass Through Trust Agreement between the Company and First Fidelity Bank, N.A., as Trustee (with form of
                            Pass Through Certificate attached as exhibit thereto).
           ++4.4         -- Form of Pass Through Agreement between the Company and
                            First Fidelity Bank, N.A., as Trustee (with form of Pass
                            Through Certificate attached as exhibit thereto).
        *****5.1         -- Opinion of Cahill Gordon & Reindel as to the legality of the New Certificates.
             5.2         -- Opinion of Morris, Jones, Hitchens & Williams.
           +10.14        -- Boeing 747 Maintenance Agreement dated January 1, 1995, between the Company and KLM Royal Dutch Airlines, as
                            amended.
           +10.15        -- Atlas Air, Inc. 1995 Long Term Incentive and Stock Award
                            Plan.
           +10.16        -- Atlas Air, Inc. Employee Stock Purchase Plan.
           +10.17        -- Atlas Air, Inc. Profit Sharing Plan.
           +10.18        -- Atlas Air, Inc. Retirement Plan.
          ++10.19        -- Employment Agreement between the Company and Michael A.
                            Chowdry.
          ++10.20        -- Employment Agreement between the Company and Richard H.
                            Shuyler.
          ++10.23        -- Employment Agreement between the Company and James T.
                            Matheny.
           +10.26        -- Maintenance Agreement between the Company and Hong Kong
                            Aircraft Engineering Company Limited dated April 12,
                            1995, for the performance of certain maintenance events.
           +10.30        -- Conditional Sales Agreement dated as of September 22,
                            1994 by and between Lufthansa and the Company relating to
                            B747-230 aircraft, registration D-ABYS.
           +10.31        -- Conditional Sales Agreement dated as of September 22,
                            1994 by and between Lufthansa and the Company relating to
                            B747-230 aircraft, registration D-ABYL.
           *10.36        -- Aircraft Purchase Agreement, dated as of January 19, 1996 between Langdon Asset Management, Inc. and the Company.
         ***10.52        -- Employment Agreement dated as of November 18, 1996
                            between the Company and R. Terrence Rendlerman.
         ***10.53        -- Secured Loan Agreement by and between the Company and
                            Finova Capital Corporation dated April 11, 1996.

        EXHIBIT
         NUMBER                                  DESCRIPTION                           PAGE
        -------                                  -----------                           ----
         ***10.54        -- Second Amended and Restated Credit Agreement among the
                            Company and the Lenders listed therein, Goldman Sachs
                            Credit Partners L.P. (as syndication agent) and Bankers
                            Trust Company (as Administrative Agent) dated February
                            28, 1997.
    ***/****10.55        -- Engine Maintenance Agreement between the Company and
                            General Electric Company dated June 6, 1996.
          **10.56        -- Employment Agreement dated as of May 1, 1997 between the
                            Company and Stanley G. Wraight.
          **10.58        -- Third Amended and Restated Credit Agreement among the
                            Company, the Lenders listed therein, Goldman Sachs Credit
                            Partners L.P. (as Syndication Agent) and Bankers Trust
                            Company (as Administrative Agent) dated September 5,
                            1997.
          **10.59        -- Credit Agreement among Atlas Freighter Leasing, Inc., the
                            Lenders listed therein and Bankers Trust Company, as
                            agent, dated May 29, 1997.
          **10.60        -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N516MC.
          **10.61        -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N508MC.
          **10.62        -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N507MC.
          **10.63        -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N509MC.
          **10.64        -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N808MC.
          **10.65        -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N505MC.
          **10.66        -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N808MC.
          **10.67        -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N507MC.
          **10.68        -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N509MC.
          **10.69        -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N505MC.
          **10.70        -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N508MC.

        EXHIBIT
         NUMBER                                  DESCRIPTION                           PAGE
        -------                                  -----------                           ----
          **10.71        -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N516MC.
          **10.72        -- Form of Indenture, dated August 13, 1997, between the
                            Company and State Street Bank and Trust Company, as
                            Trustee, relating to the 10 3/4% Senior Notes (with form
                            of Note attached as exhibit thereto)
          **10.73        -- Purchase Agreement, dated August 8, 1997, between the
                            Company and BT Securities Corporation relating to the
                            10 3/4% Senior Notes.
          **10.74        -- Registration Rights Agreement, dated August 13, 1997,
                            between the Company and BT Securities Corporation
                            relating to the 10 3/4% Senior Notes.
          **10.75        -- Credit Agreement among Atlas Freighter Leasing II, Inc., the Lenders listed therein, Bankers Trust Company (as
                            Administrative Agent) and Goldman Sachs Credit Partners
                            L.P. (as Syndication Agent) dated September 5, 1997.
          **10.76        -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N527MC and Spare Engine Nos. 517538,
                            517539 and 455167.
          **10.77        -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N523MC and Spare Engine Nos. 530168 and
                            517530.
          **10.78        -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N524MC and Spare Engine Nos. 517790 and
                            517602.
          **10.79        -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N526MC and Spare Engine Nos. 517544 and
                            517547.
          **10.80        -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N523MC and Spare
                            Engine Nos. 530168 and 517530.
           *10.81        -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N524MC and Spare
                            Engine Nos. 517790 and 517602.
          **10.82        -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N526MC and Spare
                            Engine Nos. 517544 and 517547.
          **10.84        -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N527MC and Spare
                            Engine Nos. 517538, 517539 and 455167.

        EXHIBIT
         NUMBER                                  DESCRIPTION                           PAGE
        -------                                  -----------                           ----
          **10.85        -- First Amendment to Lease Agreement among Atlas Freighter
                            Leasing, Inc. and Bankers Trust Company, as agent, dated
                            September 5, 1997
     **/****10.86        -- Purchase Agreement Number 2021 between The Boeing Company and the Company dated June 6, 1997.
          **10.87        -- Aircraft General Terms Agreement between The Boeing
                            Company and the Company dated June 6, 1997.
          ++10.88        -- Placement Agreement, dated January 26, 1998, among the
                            Company, Morgan Stanley & Co. Incorporated, BT Alex.
                            Brown Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation and Goldman, Sachs & Co. relating
                            to the Pass Through Certificates Series 1998-1.
          ++10.89        -- Registration Rights Agreement, dated February 9, 1998,
                            among the Company, Morgan Stanley & Co. Incorporated, BT
                            Alex. Brown Incorporated, Donaldson, Lufkin & Jenrette
                            Securities Corporation and Goldman, Sachs & Co. relating
                            to the Pass Through Certificates Series 1998-1.
          ++10.90        -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-0.
          ++10.91        -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-S.
          ++10.92        -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-0.
          ++10.93        -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-S.
          ++10.94        -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-0.
          ++10.95        -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-S.
          ++10.96        -- Deposit Agreement (Class A), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
          ++10.97        -- Deposit Agreement (Class B), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
          ++10.98        -- Deposit Agreement (Class C), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
          ++10.99        -- Indemnity Agreement, dated as of February 9, 1998,
                            between ABN AMRO Bank N.V., acting through its Chicago
                            Branch, as Depositary, and the Company.

        EXHIBIT
         NUMBER                                  DESCRIPTION                           PAGE
        -------                                  -----------                           ----
          ++10.100       -- Escrow and Paying Agent Agreement (Class A), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
          ++10.101       -- Escrow and Paying Agent Agreement (Class B), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
          ++10.102       -- Escrow and Paying Agent Agreement (Class C), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
          ++10.103       -- Revolving Credit Agreement (1998-1A), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and ABN AMRO Bank N.V., acting
                            through its Chicago Branch as Liquidity Provider.
          ++10.104       -- Revolving Credit Agreement (1998-1B), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
          ++10.105       -- Revolving Credit Agreement (1998-1C), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
          ++10.106       -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-B relating to Class B Liquidity
                            Facility.
          ++10.107       -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-C relating to Class C Liquidity
                            Facility.
          ++10.108       -- Intercreditor Agreement, dated as of February 9, 1998,
                            among Wilmington Trust Company, not in its individual
                            capacity but solely as Trustee, ABN AMRO Bank N.V.,
                            acting through its Chicago Branch, as Class A Liquidity
                            Provider, Morgan Stanley Capital Services, Inc., as Class
                            B Liquidity Provider and Class C Liquidity Provider, and
                            Wilmington Trust Company.
          ++10.109       -- Note Purchase Agreement, dated as of February 9, 1998,
                            among the Company, Wilmington Trust Company and First
                            Security Bank, National Association.

        EXHIBIT
         NUMBER                                  DESCRIPTION                           PAGE
        -------                                  -----------                           ----
          ++10.110       -- Employment Agreement dated as of February 16, 1998
                            between the Company and Stephen C. Nevin.
       *****10.111       -- Form of Indenture, dated April 9, 1998, between the
                            Company and State Street Bank and Trust company, as
                            Trustee, relating to the 9 1/4% Senior Notes (with form
                            of Note attached as exhibit thereto).
       *****10.112       -- Placement Agreement, dated April 7, 1998, among the
                            Company and Morgan Stanley & Co. Incorporated and BT
                            Alex. Brown Incorporated relating to the 9 1/4% Senior
                            Notes.
       *****10.113       -- Registration Rights Agreement, dated April 9, 1998, among the Company and Morgan Stanley & Co. Incorporated and BT
                            Alex. Brown Incorporated relating to the 9 1/4% Senior
                            Notes.
           +16.1         -- Letter dated July 21, 1995 from Ernst & Young to the
                            Securities and Exchange Commission.
          ++21.1         -- Subsidiaries of the Registrant.
            23.1         -- Consent of Independent Public Accountants.
       *****23.2         -- Consent of Cahill Gordon & Reindel (included in Exhibit
                            5.1).
       *****24.1         -- Powers of Attorney.
       *****25.1         -- Statement of Eligibility of Trustee for the 1998-1A Pass
                            Through Certificates.
       *****25.2         -- Statement of Eligibility of Trustee for the 1998-1B Pass
                            Through Certificates.
       *****25.3         -- Statement of Eligibility of Trustee for the 1998-1C Pass
                            Through Certificates.

---------------

     ++ Incorporated by reference to the exhibits to the Company's Annual Report for 1997 on Form 10-K.

      + Incorporated by reference to the exhibits to the Company's Registration
        Statement on Form S-1 (No. 33-90304).

      ++ Incorporated by reference to the exhibits to the Company's Registration
         Statement on Form S-1 (No. 33-97892).

      * Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

     ** Incorporated by reference to the exhibits to the Company's Registration
        Statement on Form S-4 (No. 333-36305).

   *** Incorporated by reference to the exhibits to the Company's Annual Report for 1996 on Form 10-K.

  **** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

 ***** Previously filed.